 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 3, 1997

                                                REGISTRATION NO. 333-16233

===============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                      PRE-EFFECTIVE AMENDMENT NO. 1

                                    TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------
                             BAY VIEW AUTO TRUSTS
                    (ISSUER WITH RESPECT TO THE SECURITIES)

                      BAY VIEW SECURITIZATION CORPORATION
                  (ORIGINATOR OF THE TRUSTS DESCRIBED HEREIN)
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE
    (STATE OR OTHER JURISDICTION OF                93-1225376
    INCORPORATION OR ORGANIZATION)      (I.R.S. EMPLOYER IDENTIFICATION NO.)

                           2121 SOUTH EL CAMINO REAL
                          SAN MATEO, CALIFORNIA 94403
                                (415) 573-7300
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL PLACE OF BUSINESS)

                               ----------------

                                ROBERT J. FLAX
                      BAY VIEW SECURITIZATION CORPORATION
                           2121 SOUTH EL CAMINO REAL
                          SAN MATEO, CALIFORNIA 94403
                                (415) 573-7300
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                  COPIES TO:
      CHRISTOPHER R. KELLY, P.C.              RICHARD M. SCHETMAN, ESQ.
       DAVE M. MUCHNIKOFF, P.C.             CADWALADER, WICKERSHAM & TAFT
    SILVER, FREEDMAN & TAFF, L.L.P.                100 MAIDEN LANE
         1100 NEW YORK AVENUE                 NEW YORK, NEW YORK 10038
        WASHINGTON, D.C. 20005

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

===============================================================================

                               INTRODUCTORY NOTE

  This Registration Statement contains a form of Prospectus relating to the offering of Series of Asset Backed Certificates by various Bay View Auto Trusts created from time to time by Bay View Securitization Corporation and two forms of Prospectus Supplement relating to the offering by Bay View 199-- Auto Trust of the particular Series of Asset Backed Certificates described therein. Each form of Prospectus Supplement relates only to the securities described therein and is a form that may be used, among others, by Bay View Securitization Corporation to offer Asset Backed Certificates under this Registration Statement.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS + +SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY, + +NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH +
+OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR        +
+QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                  SUBJECT TO COMPLETION DATED      , 199

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED    , 199 )

                                      $                              [LOGO HERE]

                           BAY VIEW 199 -  AUTO TRUST
        $     % CLASS A AUTOMOBILE RECEIVABLE PASS-THROUGH CERTIFICATES
     CLASS I INTEREST ONLY AUTOMOBILE RECEIVABLE PASS-THROUGH CERTIFICATES

                      BAY VIEW SECURITIZATION CORPORATION
                                   DEPOSITOR

                            CALIFORNIA THRIFT & LOAN
                                    SERVICER

                                  ----------

  Principal, and interest at the applicable Pass-Through Rate shown above, will be distributed to Class A Certificateholders on the third business day after
the 5th day of each month (the "Distribution Date"), beginning    , 199 . The
final scheduled Distribution Date of the Class A Certificates will be    , 199
(the "Final Scheduled Distribution Date"). The Class I Certificates will not receive principal payments, but interest at the Class I Pass-Through Rate of % per annum on the Notional Principal Amount (as defined herein) of the Class I Certificates will be distributed to Class I Certificateholders on each
Distribution Date. The Original Notional Principal Amount will be $    and will
decrease on each Distribution Date. Each Certificate offered hereby will represent an undivided interest in the Bay View 199 - Auto Trust (the "Trust") to be formed by Bay View Securitization Corporation, a Delaware corporation, having its principal office and place of business in San Mateo, California (the "Depositor"). The Trust property will include a pool of simple and precomputed interest installment sale and installment loan contracts originated in various states in the United States of America, secured by new and used automobiles, light trucks, motorcycles and vans (the "Receivables"), certain monies due
thereunder as of and after    , 199  (the "Cutoff Date"), security interests in
the vehicles financed thereby and certain other property. The Trust Property will also include an irrevocable surety bond guaranteeing payments of interest and principal on the Class A Certificates and Class I Monthly Interest (the
"Surety Bond") issued by     and a Spread Account for the benefit of the Class
A and the Class I Certificateholders, as well as the surety bond issuer.

  Concurrently with the issuance of the Class A Certificates and the Class I Certificates, the Trust will issue a Class IC Automobile Receivable Pass-Through Certificate (the "Class IC Certificate"). The Class IC Certificate will be issued to Bay View Securitization Corporation, the Depositor, and will not be offered hereby. The rights of the Class IC Certificateholder to receive distributions with respect to the Receivables are subordinated to the rights of holders of the Class A Certificates and Class I Certificates, to the extent described herein. See "The Offered Certificates--Distributions on the Class IC Certificate" and "--Distributions on the Offered Certificates." The Class A Certificates and the Class I Certificates are together sometimes referred to herein as the "Offered Certificates."

  Prior to their issuance there has been no market for the Offered Certificates nor can there be any assurance that one will develop, or if it does develop, that it will provide the holders of the Offered Certificates with liquidity or will continue for the life of the Offered Certificates. The Underwriters intend, but are not obligated, to make a market in the Offered Certificates.

  The yield to maturity of the Class I Certificates will be sensitive to the rate and timing of principal payments (including prepayments) on the Receivables. Investors in the Class I Certificates should fully consider the associated risks, including the risk that a rapid rate of principal payments could result in the failure of such investors to recoup their initial investments. See "Risk Factors--Prepayment Risks Associated with Class I Certificates," "Yield and Prepayment Considerations" and "The Offered Certificates--The Class I Certificates--Calculation of Notional Principal Amount" herein.

  PROSPECTIVE INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH UNDER "RISK FACTORS" ON PAGE S- HEREOF AND PAGE 12 OF THE PROSPECTUS.

  THE  CERTIFICATES DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF BAY  VIEW
     SECURITIZATION  CORPORATION OR ANY  AFFILIATE THEREOF. NEITHER  THESE
        SECURITIES  NOR THE UNDERLYING  RECEIVABLES WILL BE INSURED  OR
           GUARANTEED     BY    ANY    GOVERNMENTAL    AGENCY     OR
              INSTRUMENTALITY.

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE  COMMISSION  OR ANY  STATE  SECURITIES  COMMISSION NOR  HAS  THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      PASSED  UPON  THE ACCURACY  OR  ADEQUACY  OF THIS  PROSPECTUS.  ANY
        REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                           PRICE TO UNDERWRITING    PROCEEDS
                                            PUBLIC  DISCOUNTS(1) TO DEPOSITOR(2)
--------------------------------------------------------------------------------
Per Class A Certificate..................      %          %              %
--------------------------------------------------------------------------------
Per Class I Certificate..................      %          %              %
--------------------------------------------------------------------------------
 Total...................................    $          $             $

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) With respect to the Class I Certificates, the Price to Public and Proceeds to Depositor are expressed as a percentage of the Notional Principal Amount
    (initially $   ), and the Underwriting Discounts are expressed as a
    percentage of the related Price to Public.
(2) Before deducting expenses, estimated to be $   .

  The Offered Certificates are offered, subject to prior sale, when, as and if accepted by the Underwriters, and subject to approval of certain legal matters by Cadwalader, Wickersham & Taft, counsel for the Underwriters. It is expected that delivery of the Offered Certificates in book-entry form will be made on or
about    , 199  through the facilities of The Depository Trust Company, against payment therefor in immediately available funds.

              The date of this Prospectus Supplement is    , 199 .

  THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS, AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS PROSPECTUS SUPPLEMENT CONTAINS INFORMATION THAT IS SPECIFIC TO THE TRUST AND THE CERTIFICATES AND, TO THAT EXTENT, SUPPLEMENTS AND REPLACES THE MORE GENERAL INFORMATION PROVIDED IN THE PROSPECTUS. INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT MAY ALSO REFLECT LEGAL, ECONOMIC AND OTHER DEVELOPMENTS SINCE THE DATE OF THE PROSPECTUS. TO THE EXTENT INFORMATION IN THIS PROSPECTUS SUPPLEMENT CONFLICTS WITH INFORMATION IN THE PROSPECTUS, THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

  Until 90 days after the date of this Prospectus Supplement, all dealers effecting transactions in the Offered Certificates, whether or not participating in this distribution, may be required to deliver this Prospectus Supplement and the Prospectus. This is in addition to the obligation of dealers to deliver this Prospectus Supplement and the Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                         REPORTS TO CERTIFICATEHOLDERS

  Unless and until definitive certificates are issued (which will occur only
under the limited circumstances described herein),    , as Trustee, will
provide to Cede & Co., the nominee of The Depository Trust Company, as registered holder of the Class A Certificates, monthly and annual statements concerning the Trust and the Class A Certificates. Such statements will also be provided to the registered holders of the Class I Certificates. Such statements will not constitute financial statements prepared in accordance with generally accepted accounting principles. A copy of the most recent monthly or annual statement concerning the Trust and the Offered Certificates may be obtained by contacting the Servicer at California Thrift & Loan, 818
Oakpark Road, Covina, California 91724, (   )   -   .

                                SUMMARY OF TERMS

  This Summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus. Certain capitalized terms used in this Summary are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Principal Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the "Index of Principal Terms" on page 53 of the Prospectus.

Issuer........................  Bay View 199  -     Auto Trust.

Depositor.....................  Bay View Securitization Corporation (the
                                "Depositor").

Servicer......................  California Thrift & Loan (in its capacity as servicer, the "Servicer," otherwise "CTL").

Trustee.......................                  .


The Certificates..............  The Trust will be formed and will issue the
                                Certificates on or about      (the "Closing
                                Date") pursuant to a pooling and servicing
                                agreement (the "Pooling and Servicing
                                Agreement"). The Certificates will consist of:
                                (i)    % Class A Automobile Receivable Pass-
                                Through Certificates in the aggregate principal
                                amount of $   ; (ii) the Class I Interest Only
                                Automobile Receivable Pass-Through
                                Certificates; and (iii) the Class IC Automobile Receivable Pass-Through Certificate. The Class I Certificates are interest only certificates and will not receive distributions of principal. The Class IC Certificate will be issued to the Depositor on the Closing Date and is not being offered hereby. Each of the Certificates will represent a fractional undivided interest in the Trust. The Trust assets will include the Receivables, certain monies due thereunder as of and after the Cutoff Date, security interests in the related Financed Vehicles, monies on deposit in the Certificate Account and the proceeds thereof, any proceeds from claims on certain insurance policies relating to the Financed Vehicles or the related Obligors, any lender's insurance policy, the Spread Account for the benefit of the Class A and Class I Certificateholders and the surety bond issuer, the Surety Bond for the benefit of the Class A and Class I Certificateholders and certain rights under the Purchase Agreement and the Pooling and Servicing Agreement. Interest paid to the Certificateholders on the first Distribution Date will be based upon the amount of interest accruing from the Closing Date, and will therefore not include a full month's interest.

The Class A Certificates......  Interest. Interest will be distributable on
                                each Distribution Date beginning      , 199  ,
                                to holders of record as of the last day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs (the "Record Date") of the Class A Certificates (the "Class A Certificateholders") in a maximum amount equal to the product of 1/12th of % (the "Class A Pass-Through Rate") and the aggregate outstanding principal balance of the Class A

                                Certificates (the "Certificate Balance") as of the preceding Distribution Date (after giving effect to all distributions to Certificateholders on such date) or, in the case of the first Distribution Date, as of the Closing Date. Interest on the Class A Certificates will be calculated on basis of a 360-day year consisting of twelve 30-day months or, in the case of the first Distribution Date, the number of days from the Closing Date remaining in the month of the closing (assuming a 30-day month). See "The Offered Certificates--Distributions on the Offered Certificates." The effective yield on the Class A Certificates will be below that otherwise produced by the applicable Pass-Through Rate because the distribution of Monthly Principal (as defined below) and Class A Monthly Interest in respect of any given month will not be made until the third business day after the fifth calendar day of the following month (the "Distribution Date"). See "Yield and Prepayment Considerations" herein.

                                Principal. On each Distribution Date, the
                                Trustee will distribute as principal to the Class A Certificateholders in a maximum aggregate amount equal to the aggregate outstanding principal amount of the Receivables (the "Pool Balance") on the last day of the second preceding calendar month (or, in the case of the first Distribution Date, as of the Cutoff Date) less the Pool Balance on the last day of the immediately preceding calendar month ("Monthly Principal"). For the purpose of determining Monthly Principal, the unpaid principal balance of a Defaulted Receivable or a Purchased Receivable will be deemed to be zero on and after the last day of the calendar month in which such Receivable became a Defaulted Receivable or a Purchased Receivable, as applicable.

                                The weighted average life of the Offered
                                Certificates will be reduced by full or partial prepayments on the Receivables (except certain prepayments in respect of Precomputed Receivables). See "The Offered Certificates-- Distributions on the Offered Certificates" herein.

The Class I Certificate ......  Interest. The Class I Certificates are interest only certificates which will not be entitled to any principal distributions. Interest will accrue on the Notional Principal Amount (defined below) of the Class I Certificates at the rate of % per annum (the "Class I Pass-Through Rate"). The Notional Principal Amount represents a designated principal component of
                                the Receivables, originally $    (the "Original
                                Notional Principal Amount").

                                Solely for the purpose of calculating the amount payable with respect to the Class I Certificates, the Certificate Balance will be divided into two principal components, the "PAC Component" and the "Companion Component." The sum of the PAC

                                Component and the Companion Component will at all times equal the then aggregate unpaid Certificate Balance. The "Notional Principal Amount" of the Class I Certificates at any time will be equal to the principal balance of the PAC Component as calculated based on the allocations of principal payments described
                                below, originally $   .

                                Interest with respect to the Class I
                                Certificates will accrue on the basis of a 360-day year consisting of twelve 30-day months or, in the case of the first Distribution Date, the number of days from the Closing Date remaining in the month of the closing (assuming a 30-day month). On each Distribution Date, except the first Distribution Date, the Trustee shall distribute pro rata to holders of Class I Certificates (the "Class I Certificateholders") of record as of the preceding Record Date, Class I Monthly Interest at the Class I Pass-Through Rate on the Notional Principal Amount outstanding on the immediately preceding Distribution Date (after giving effect to any reduction of the Notional Principal Amount on such Distribution Date) or, in the case of the first Distribution Date, as of the Closing Date. Holders of the Class I Certificates will not be entitled to any distributions after the Notional Principal Amount thereof has been reduced to zero.

                                Planned Amortization Feature; Calculation of the Class I Notional Principal Amount. The Class I Certificates represent an interest-only planned amortization class. The planned amortization feature is intended to reduce the uncertainty to investors in the Class I Certificates with respect to prepayments. Because the Class I Certificates will receive interest based on their Notional Principal Amount, this is accomplished by basing the reduction in the Notional Principal Amount on a principal paydown schedule rather than on the reduction in the actual principal balances of the Receivables, as described below. The amount which will be paid to the Class I Certificateholders will come from the excess of interest earned on the Receivables over the Class A Monthly Interest and the monthly Servicing Fee to the Servicer (the "Monthly Servicing Fee").

                                The Pooling and Servicing Agreement establishes a schedule (a "Planned Notional Principal Amount Schedule") which is set forth herein under "The Offered Certificates--Class I Certificates--Calculation of Notional Principal Amount." On each Distribution Date, the Monthly Principal will be allocated first to the PAC Component in an amount up to the amount necessary to reduce the amount thereof to the Planned Notional Principal Amount for such Distribution Date, as set forth in the Planned Notional Principal Amount Schedule, second, to the Companion Component until the outstanding amount thereof is reduced to zero and third, to the PAC Component, without regard to the Planned Notional Principal Amount. As described above, the

                                Notional Principal Amount of the Class I
                                Certificates will be equal to the outstanding amount of the PAC Component and thus will be reduced as the PAC Component is reduced.

                                The Planned Notional Principal Amount Schedule has been prepared on the basis of the assumption, among other things, that the
                                Receivables prepay at a constant rate between
                                 % and  % ABS (as defined herein), an assumed
                                annualized constant rate of prepayments and the
                                prepayment model used in this Prospectus. The yield to maturity of the Class I Certificates will be sensitive to the rate and the timing of principal payments (including prepayments) on the Receivables and may fluctuate significantly from time to time. If the Receivables prepay at a constant rate within the range assumed in preparing the Planned Notional Principal Amount Schedule, the PAC Component (and the Notional Principal Amount of the Class I Certificates) will be reduced in accordance with the Planned Notional Principal Amount Schedule. If the Receivables prepay at a constant rate higher than % ABS, the amount of the Companion Component will be reduced to zero more quickly, and the amount of the PAC Component (and the Notional Principal Amount of the Class I Certificates) will be reduced more quickly than provided in the Planned Notional Principal Amount Schedule, thereby reducing the yield to holders of the Class I Certificates. In general, a rapid rate of principal prepayments (including liquidations due to losses, repurchases and other dispositions) will have a material negative effect on the yield to maturity of the Class I Certificates.

                                The Planned Notional Principal Amount Schedule is set forth herein under "The Offered Certificates--The Class I Certificates-- Calculation of Notional Principal Amount." The Planned Notional Principal Amount Schedule has been prepared on the basis of certain assumptions, which are described herein under "The Offered Certificates--Class I Yield Considerations." Prospective investors in the Class I Certificates should fully consider the associated risks, including the risk that a rapid rate of prepayments could result in the failure of investors in the Class I Certificates to recoup their initial investment. See "Risk Factors--Prepayment Risks Associated with Class I Certificates," and "Yield and Prepayment Considerations--The Class I Certificates" herein.

Subordination; Spread           The Depositor will establish an account (the
Account.......................  "Spread Account") on the Closing Date. On each
                                Distribution Date thereafter, the Servicer will deposit into the Spread Account any amounts remaining in the Certificate Account after the payment on such date of all amounts owing pursuant to the Pooling and Servicing Agreement to the Certificateholders (other than the Class
                                IC Certificateholder), the Surety Bond Issuer and the Servicer for the

                                Monthly Servicing Fee. In the event that
                                Available Funds are insufficient on any
                                Distribution Date prior to the termination of the Trust (after payment on the Monthly Servicing Fee) to pay Monthly Principal and Class A Monthly Interest and Class I Monthly Interest to the Class A Certificateholders and Class I Certificateholders, draws will be made on the Spread Account to the extent of the balance thereof and, if necessary, the Surety Bond, in the manner and to the extent described herein. The Spread Account is solely for the benefit of the Class A Certificateholders and Class I Certificateholders and the Surety Bond Issuer. In the event the amount on deposit in the Spread Account is zero after giving effect to any draws thereon for the benefit of the Class A Certificateholders and Class I Certificateholders, and there is a default under the Surety Bond, losses on the Receivables will be borne directly pro rata by the Class A Certificateholders and Class I Certificateholders, as described here. Any such reduction of the principal balance of the Receivables due to losses on the Receivables will also result in a reduction of the Class I Notional Principal Amount. See "The Offered Certificates--Distributions on the Offered Certificates" and "--Accounts" herein.

                                The Class A Certificates and Class I
                                Certificates will be senior in right and
                                interest to the Class IC Certificate. The Class A Certificateholders and the Class I Certificateholders will have equal rights with respect to amounts collected on or with respect to the Receivables and other assets of the Trust in the event of a shortfall. The Trustee will first withdraw funds from the Spread Account on each Distribution Date to the extent of any shortfall in the Class A Monthly Interest and Class I Monthly Interest and the Monthly Principal as described above. Any amount on deposit in the Spread Account on any Distribution Date in excess of the Required Spread Amount (defined below) after all other required deposits thereto and withdrawals therefrom have been made, and after payment therefrom of all amounts due the Surety Bond Issuer, will be distributed to the holder of the Class IC Certificate (the "Class IC Certificateholder"). Any amount so distributed to the Class IC Certificateholder will no longer be an asset of the Trust. While it is intended that the amount on deposit in the Spread Account will grow over time, through the deposit thereof of the excess collections, if any, on the Receivables, to the Required Spread Amount, there can be no assurance that such growth will actually occur. The "Required Spread Amount" with respect to any Distribution
                                Date will equal    % of the initial Pool
                                Balance. If the average aggregate yield of the Receivables Pool in excess of losses falls below a prescribed level set forth in the Insurance Agreement, the Required Spread Amount
                                will be increased to    % of the Pool Balance.
                                Upon and during the continuance of an Event of Default or upon the occurrence of certain other events described in the Insurance

                                Agreement generally involving a failure of performance by the Servicer or a material misrepresentation made by the Servicer or a material misrepresentation made by the Servicer under the Pooling and Servicing Agreement or the Insurance Agreement, the required Spread Amount shall be equal to the Surety Bond Amount, as further described below. See "The Offered Certificates--Accounts" and "--The Surety Bond" herein.

Surety Bond...................  The Depositor shall obtain an irrevocable surety bond (the "Surety Bond") issued by the Surety Bond Issuer (as specified below), for the benefit of the Trustee on behalf of the Class A Certificateholders and Class I Certificateholders. The Trustee shall draw on the Surety Bond in the event that sufficient funds are not available (after payment of the Monthly Servicing Fee and after withdrawals from the Spread Account to pay the Class A Certificateholders and Class I Certificateholders on any Distribution Date in accordance with the Pooling and Servicing Agreement) to distribute Class A Monthly Interest and Class I Monthly Interest and Monthly Principal, up to the Surety Bond Amount. See "The Offered Certificates--The Surety Bond."

Surety Bond Amount............  The term "Surety Bond Amount" means with respect to any Distribution Date: (x) the sum of (A) the lesser of (i) the Certificate Balance (after giving effect to any distribution of Available Funds and any funds withdrawn from the Spread Account to pay Monthly Principal on such Distribution Date) and (ii) the Net Principal Surety Bond Amount, plus (B) Class A Monthly Interest, plus (C) Class I Monthly Interest, plus (D) the Monthly Servicing Fee; less (y) all amounts on deposit in the Spread Account on such Distribution Date. "Net Principal Surety Bond Amount" means the Certificate Balance as of the first Distribution Date minus all amounts previously drawn on the Surety Bond or from the Spread Account with respect to Monthly Principal.

Surety Bond Issuer............           .

Optional Purchase........       The Servicer has the right to purchase all the
                                Receivables (referred to herein as an "Optional
                                Purchase") as of the last day of any Collection
                                Period, at a purchase price equal to the fair market value of the Receivables (but not less than the sum of (i) their aggregate outstanding principal balance plus accrued and unpaid interest thereon and (ii) any amounts due the Surety Bond Issuer), if (i) the Certificate
                                Balance as of the following Distribution Date will equal 10% or less of the initial
                                Certificate Balance and (ii) the Class I
                                Notional Principal Amount has been reduced to zero.

Tax Status....................  In the opinion of Silver, Freedman & Taff,
                                L.L.P., special tax counsel to the Depositor, the Trust will not be treated as an association taxable as a corporation or as a "publicly traded partnership" taxable as a corporation. The Trustee and the

                                Certificateholders will agree to treat the Trust as a partnership for federal income tax purposes, which will not be subject to federal income tax at the Trust level. See "Certain Federal Income Tax Consequences" in the Prospectus.


Ratings.......................  As a condition to the issuance of the Offered
                                Certificates, the Class A Certificates and
                                Class I Certificates must be rated in one of the four highest rating categories by at least one nationally recognized rating agency. The rating of the Class I Certificates does not address the possibility that rapid rates of principal prepayments, including prepayments resulting from the purchase of the Receivables by the Servicer, could result in a failure of the holders of the Class I Certificates to fully recover their investment. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Risk Factors-- Ratings of the Certificates."

ERISA Considerations..........  Subject to the considerations discussed under
                                "ERISA Considerations" herein and in the Prospectus, the Class A Certificates and the Class I Certificates may be eligible for purchase by employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Any benefit plan fiduciary considering the purchase of an Offered Certificate should, among other things, consult with experienced legal counsel in determining whether all required conditions for such purchase have been satisfied. See "ERISA Considerations" herein and in the Prospectus.

                                 RISK FACTORS

  Investors should carefully consider the information set forth below as well as the other investment considerations described in this prospectus.

LIMITED LIQUIDITY

  There is currently no secondary market for the Offered Certificates. The Underwriters currently intend to make a market in the Offered Certificates, but are under no obligation to do so. There can be no assurance that a secondary market will develop or, if one does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of the Offered Certificates.

CERTIFICATES SOLELY OBLIGATIONS OF THE TRUST

  The Offered Certificates are interests in the Trust only and do not represent the obligation of any other person. The Class A Certificateholders and Class I Certificateholders are senior in right and interest to the Class IC Certificateholder (as described under "The Offered Certificates-- Distributions on the Offered Certificates"). The Trustee will withdraw funds from the Spread Account, up to the full balance of the funds on deposit in such account, only in the event that Available Funds are insufficient in accordance with the Pooling and Servicing Agreement to distribute Class A Monthly Interest and Class I Monthly Interest and Monthly Principal (after payment of the Monthly Servicing Fee). The amount on deposit in the Spread Account is intended to increase over time to an amount equal to the Required Spread Amount. There is no assurance that such growth will occur or that the balance in the Spread Account will always be sufficient to assure payment in full of Monthly Principal and Monthly Interest. If the amount on deposit in the Spread Account is reduced to zero after giving effect to all amounts to be deposited to and withdrawn from the Spread Account pursuant to the Pooling and Servicing Agreement, on any Distribution Date prior to termination of the Trust, the Trustee will draw on the Surety Bond, in an amount equal to the shortfall in respect of Class A Monthly Interest and Class I Monthly Interest and Monthly Principal, up to the Surety Bond Amount. If the Spread Account is reduced to zero and there is a default under the Surety Bond, the Trust will depend solely on current distributions on the Receivables to make distributions on the Certificates. See "The Receivables Pool--Delinquencies, Repossessions and Net Losses" and "The Offered Certificates--Accounts" herein.

PREPAYMENT RISKS ASSOCIATED WITH THE CLASS I CERTIFICATES

  If the Receivables prepay at a constant rate within the range assumed in preparing the Planned Notional Principal Amount Schedule, the PAC Component and the Class I Notional Principal Amount will be reduced in accordance with the Planned Notional Principal Amount Schedule. If the Receivables prepay at a constant rate higher than % ABS, the Class I Notional Principal Amount will be reduced more quickly than provided in the Planned Notional Principal Amount Schedule, thereby reducing the yield to holders of the Class I Certificates. In general, a rapid rate of principal prepayments (including liquidations due to losses, repurchases and other dispositions and prepayments resulting from any sale of the Receivables to the Servicer) will have a material negative effect on the yield to maturity of the Class I Certificates. Prospective investors should fully consider the associated risks, including the risk that a rapid rate of prepayments could result in the failure of investors in the Class I Certificates to recoup their initial investment. See "Yield and Prepayment Considerations" herein.


RATINGS OF THE CERTIFICATES

  It is a condition of issuance of the Offered Certificates that the Class A Certificates and the Class I Certificates be rated in one of the four the highest categories by at least one nationally recognized rating agency. Such ratings will reflect only the views of the relevant rating agency. There is no assurance that any such rating will continue for any period of time or that it will not be revised or withdrawn entirely by such rating agency if, in its judgment, circumstances so warrant. A revision or withdrawal of such rating may have an adverse effect on the market price of the Offered Certificates. The rating of the Class I Certificates does not address the possibility that rapid rates of principal prepayments, including prepayments resulting from a sale of the

Receivables to the Servicer, could result in a failure of the holders of the Class I Certificates to fully recover their investment. A security rating is not a recommendation to buy, sell or hold securities.

GEOGRAPHIC CONCENTRATION

  As of the Cut-Off Date, based upon billing address information provided to
CTL, the Obligors resided in   states and the District of Columbia, two of
which, California and Texas, account for % and %, respectively, of the aggregate principal balance of the Receivables. Adverse economic conditions in California or Texas could adversely affect the delinquency, loan loss or repossession experience of the Trust.

                            FORMATION OF THE TRUST

  The Depositor will establish the Trust by selling and assigning the Trust property, as described below, to the Trustee in exchange for the Offered Certificates. The Depositor will retain the Class IC Certificate. CTL will be responsible for servicing the Receivables pursuant to the Pooling and Servicing Agreement and will be compensated for acting as the Servicer. See "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses" in the Prospectus. To facilitate servicing and to minimize administrative burden and expense, the Servicer will be appointed custodian of the Receivables by the Trustee, but will not stamp the Receivables to reflect the sale and assignment of the Receivables to the Trust or make any notation of the Trust's lien on the certificates of title of the Financed Vehicles. In the absence of such notation on the certificates of title, the Trustee may not have perfected security interests in the Financed Vehicles securing the Receivables. See "Certain Legal Aspects of the Receivables" in the Prospectus. Under the terms of the Pooling and Servicing Agreement, CTL may delegate its duties as Servicer and custodian; however, any such delegation will not relieve CTL of its liability and responsibility with respect to such duties.

  The Depositor will establish, for the benefit of the Class A Certificateholders and Class I Certificateholders and the Surety Bond Issuer, the Spread Account and will obtain the Surety Bond. Withdrawals from the Spread Account and, only after such withdrawals, draws on the Surety Bond will be made in accordance with the Pooling and Servicing Agreement in the event that sufficient funds are not available (after payment of the Monthly Servicing Fee) to distribute, in the case of Class I Monthly Interest, Class A Monthly Interest and Monthly Principal, up to the Surety Bond Amount. If the Spread Account is exhausted and there is a default under the Surety Bond, the Trust will look only to the Obligors on the Receivables and the proceeds from the repossession and sale of Financed Vehicles that secure Defaulted Receivables for distributions of interest and principal on the Certificates. In such event, certain factors, such as the Trustee's not having perfected security interests in some of the Financed Vehicles, may affect the Trust's ability to realize on the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to Certificateholders. See "The Offered Certificates--Accounts" herein and "Certain Legal Aspects of the Receivables" in the Prospectus.
                             THE RECEIVABLES POOL


  The Receivables were selected from CTL's portfolio for purchase by the Depositor by several criteria, including that each Receivable: (i) has an
original number of payments of not more than     payments and not less than
    payments, (ii) has a remaining maturity of not more than     months and
not less than     months, (iii) provides for level monthly payments that fully amortize the amount financed over the original term, and (iv) has a Contract Rate (exclusive of prepaid finance charges) of not less than %. The weighted
average remaining maturity of the Receivables will be approximately     months
as of the Cutoff Date.

  Approximately % of the Receivables as of the cutoff date are simple interest contracts which provide for equal monthly payments. Approximately % of the aggregate principal balance of the Receivables as of the Cutoff Date are Precomputed Receivables (as defined in the Prospectus) originated in California. All of such Precomputed Receivables are Rule of 78's Receivables (as defined in the Prospectus). Approximately % of the aggregate principal balance of the Receivables as of the Cutoff Date represent financing of new vehicles; the remainder of the Receivables represent financing of used vehicles.

  Obligors of the Receivables representing more than 10% of the aggregate principal balance of the Receivables as of the Cutoff Date reside in each of the States of California and Texas, based upon billing address information provided to CTL. The performance of the Receivables in the aggregate could be adversely affected in particular by the development of adverse economic conditions in any such state. See "Risk Factors--Geographic Concentration" and "--Delinquencies, Repossessions and Net Losses" herein.

             COMPOSITION OF THE RECEIVABLES AS OF THE CUTOFF DATE

                                                  AGGREGATE ORIGINAL  WEIGHTED
                                       NUMBER OF  PRINCIPAL PRINCIPAL AVERAGE
                                      RECEIVABLES  BALANCE   BALANCE    RATE
                                      ----------- --------- --------- --------
New automobiles and light-duty
 trucks..............................               $         $          . %
Used automobiles and light-duty
 trucks..............................
New vans(1)..........................
Used vans(1).........................
Motorcycles..........................
All receivables......................

--------
(1) References to vans include minivans and van conversions.

                                                   WEIGHTED  WEIGHTED PERCENT OF
                                                    AVERAGE  AVERAGE  AGGREGATE
                                                   REMAINING ORIGINAL PRINCIPAL
                                                    TERM(2)  TERM(2)  BALANCE(3)
                                                   --------- -------- ----------
New automobiles and light-duty trucks.............    months   months     . %
Used automobiles and light-duty trucks............
New vans(1).......................................
Used vans(1)......................................
Motorcycles.......................................
All receivables...................................

--------
(1) References to vans include minivans and van conversions.
(2) Based on scheduled maturity and assuming no prepayments of the receivables.
(3) Sum may not equal 100% due to rounding.

       GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES AS OF THE CUTOFF DATE

                                                                      PERCENT OF
                                                                      AGGREGATE
                                                                      PRINCIPAL
STATE(1)(2)                                                           BALANCE(3)
-----------                                                           ----------
        .............................................................
        .............................................................
        .............................................................
        .............................................................
        .............................................................
        .............................................................
        .............................................................
        .............................................................
        .............................................................
        .............................................................
        .............................................................
        .............................................................
        .............................................................

--------

(1) Based on address of the Obligor.
(2) $    of Receivables were originated by Dealers and purchased from such
    Dealers by CTL.
(3) Sum may not equal to 100% due to rounding.

               DISTRIBUTION OF RECEIVABLES VEHICLES BY MODEL YEAR

                                            PRINCIPAL
MODEL                           NUMBER OF  PERCENTAGE  BALANCE AS OF PERCENTAGE
 YEAR                          RECEIVABLES OF TOTAL(1) CUT OFF DATE  OF TOTAL(1)
-----                          ----------- ----------- ------------- -----------
19  ..........................                  . %        $              . %
19  ..........................
19  ..........................
19  ..........................
19  ..........................
19  ..........................
19  ..........................
19  ..........................
19  ..........................
19  ..........................
19  ..........................
19  ..........................
19  ..........................
19  ..........................
19  ..........................
19  ..........................
19  ..........................
19  ..........................
  Total.......................

--------
(1) Sum may not equal 100% due to rounding.

       DISTRIBUTION OF THE RECEIVABLES BY NOTE RATE AS OF THE CUTOFF DATE

                                                           PERCENTAGE
                                                 AGGREGATE OF AVERAGE AGGREGATE
                                      NUMBER OF  PRINCIPAL PRINCIPAL  PRINCIPAL
NOTE RATE RANGE                      RECEIVABLES  BALANCE   BALANCE   BALANCE(1)
---------------                      ----------- --------- ---------- ----------
to  %...............................               $           . %       $
to  %...............................
to  %...............................
to  %...............................
to  %...............................
to  %...............................
to  %...............................
to  %...............................
to  %...............................
to  %...............................
to  %...............................
to  %...............................
to  %...............................
to  %...............................
to  %...............................
to  %...............................
to  %...............................
to  %...............................
to  %...............................
  Total.............................

--------
(1) Sum may not equal 100% due to rounding.

    DISTRIBUTION OF THE RECEIVABLES BY REMAINING TERM AS OF THE CUTOFF DATE

                                                                    PERCENTAGE
 REMAINING                                     AGGREGATE  AVERAGE  OF AGGREGATE
 SCHEDULED                          NUMBER OF  PRINCIPAL PRINCIPAL  PRINCIPAL
 TERM RANGE                        RECEIVABLES  BALANCE   BALANCE   BALANCE(1)
 ----------                        ----------- --------- --------- ------------
0 to 6 months.....................               $           . %       $
7 to 12 months....................
13 to 24 months...................
25 to 36 months...................
37 to 48 months...................
49 to 60 months...................
61 to 66 months...................
67 to 84 months...................
  Total...........................

--------
(1) Sum may not equal 100% due to rounding.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

  Set forth below is certain information concerning the experience of CTL pertaining to delinquencies, repossessions, and net losses on its prime fixed rate retail automobile, light truck and van receivables serviced by CTL. There can be no assurance that the delinquency, repossession, and net loss experience on the Receivables will be comparable to that set forth below.

                            AT SEPTEMBER 30,                           AT DECEMBER 31,
                          --------------------  ----------------------------------------------------------------
                                  1996                  1995                  1994                  1993
                          --------------------  --------------------  --------------------  --------------------
                           NUMBER OF             NUMBER OF             NUMBER OF             NUMBER OF
                          RECEIVABLES  AMOUNT   RECEIVABLES  AMOUNT   RECEIVABLES  AMOUNT   RECEIVABLES  AMOUNT
                          ----------- --------  ----------- --------  ----------- --------  ----------- --------
                                                            (DOLLARS IN THOUSANDS)
Servicing portfolio.....    24,427    $303,665    22,261    $266,106    22,997    $261,325    22,034    $239,353
Delinquencies
 30-59 days.............        97       1,022        84         811       102         977       110         822
 60-89 days.............        65         686        66         692        55         394        69         528
 90 days or more........        60         482        49         348        59         382        37         279
                            ------    --------    ------    --------    ------    --------    ------    --------
Total delinquencies.....       222       2,190       199       1,851       216       1,753       216       1,629
                            ------    --------    ------    --------    ------    --------    ------    --------
Total delinquencies as a
 percent of servicing
 portfolio..............       .91%        .72%      .88%        .70%      .94%        .67%      .98%        .68%
                            ======    ========    ======    ========    ======    ========    ======    ========
                           NINE MONTHS ENDED
                             SEPTEMBER 30,                         YEAR ENDED  DECEMBER 31,
                          --------------------  ----------------------------------------------------------------
                                  1996                  1995                  1994                  1993
                          --------------------  --------------------  --------------------  --------------------
                           NUMBER OF             NUMBER OF             NUMBER OF             NUMBER OF
                          RECEIVABLES  AMOUNT   RECEIVABLES  AMOUNT   RECEIVABLES  AMOUNT   RECEIVABLES  AMOUNT
                          ----------- --------  ----------- --------  ----------- --------  ----------- --------
                                                            (DOLLARS IN THOUSANDS)
Average servicing
 portfolio(2)...........    23,524    $284,886    22,809    $266,746    22,516    $252,144    25,266    $257,034
Net charge-offs:
 Gross charge-offs......       520       3,182       644       3,787       527       2,500       856       4,692
Recoveries..............                   587                   581                   573                   554
                                      --------              --------              --------              --------
Net losses..............                 2,595                 3,206                 1,927                 4,138
                                      ========              ========              ========              ========
Gross charge-offs as a
 percent of average
 servicing portfolio ...      2.95%       1.49%     2.82%       1.42%     2.34%        .99%     3.39%       1.83%
Recoveries as a percent
 of gross charge-offs...                 18.45%                15.34%                22.92%                11.81%
Net losses as a
 percentage of average
 servicing portfolio....                  1.21%                 1.20%                  .76%                 1.61%

--------
(1) There is generally no recourse to Dealers under any of the receivables in the portfolio serviced by CTL, except to the extent of representations and warranties made by Dealers in connection with such receivables.
(2) Equals the monthly arithmetic average.
(3) Variation in the size of the portfolio serviced by CTL will affect the percentages in "Gross Charge-Offs as a Percentage of Average Servicing Portfolio" and "Net Losses as a Percentage of Average Servicing Portfolio."

                      YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

  Monthly Interest (as defined herein) on the Receivables will be distributed to Certificateholders on each Distribution Date to the extent of the Pass-Through Rate applied to the Certificate Balance or Notional Principal Amount, as applicable, as of the preceding Distribution Date or the Closing Date, as applicable (after giving effect to distributions of principal on such preceding Distribution Date). See "The Offered Certificates--Distributions on the Offered Certificates" herein. In the event of a full or partial prepayment on a Receivable, Certificateholders will receive interest for the full month of such prepayment either through the distribution of interest paid on other Receivables or withdrawal from the Spread Account.

  Although the Receivables will have different Contract Rates, each Receivable's Contract Rate generally will exceed the sum of (a) the Class A Pass-Through Rate (b) the per annum rate used to calculate the Surety Bond Fee
(c) the Class I Pass-Through Rate and (d) the per annum rate used to calculate the Servicing Fee. The Contract Rate on a small percentage of the Receivables, however, will be less than the foregoing sum. Disproportionate rates of prepayments between Receivables with higher and lower Contract Rates could affect the ability of the Trust to distribute Monthly Interest to Certificateholders.

  The effective yield to Certificateholders will be below the yield otherwise produced by the Pass-Through Rate because the distribution of Monthly Principal and Monthly Interest in respect of any given month will not be made until the related Distribution Date, which will not be earlier than the eighth day of the following month.

THE CLASS I CERTIFICATES

  The Class I Certificates are interest only certificates. Although the planned amortization feature of the Class I Certificates is intended to reduce the uncertainty of prepayments with respect to the Class I Certificates, if the Receivables prepay sufficiently quickly, the Notional Principal Amount of the Class I Certificates may be reduced more quickly than provided in the Planned Notional Principal Amount Schedule, thereby reducing the yield to the holders of the Class I Certificates. The yield to maturity on the Class I Certificates will therefore be very sensitive to the rate of prepayments, including voluntary prepayments, prepayments due to liquidations, repurchases and losses and prepayments resulting from any sale of the Receivables to the Servicer. Prospective investors should fully consider the associated risks, including the risk that a rapid rate of prepayments could result in the failure of investors in the Class I Certificates to recoup their initial investment. See "Risk Factors" and "The Offered Certificates--The Class I Certificates--Calculation of Notional Principal Amount," and "--Class I Yield Considerations."

                             THE DEPOSITOR AND CTL

  CTL currently acquires loans from over 2,800 manufacturer franchised automobile dealerships and 160 used car dealers in eight states. CTL is a California industrial loan company, formed in 1959. In addition to the indirect automobile finance business, CTL underwrites and purchases residential real estate loans and commercial equipment leases. For the fiscal years ended December 31, 1995, 1994 and 1993 and for the nine months ended September 30, 1996, CTL acquired automobile loans aggregating $142.6 million, $156.2 million and $172.0 million and $137.9 million, respectively. Of the $303.7 million of loans in the automobile servicing portfolio of CTL (consisting of the principal balance of loans held for sale) at September 30, 1996, approximately 74% represented loans on used cars and approximately 26% represented loans on new cars. CTL began to offer its motor vehicle loan products to an increased number of selected used car dealerships in 1994. In years prior, the amount of Receivables secured by used cars was immaterial.

  Additional information regarding CTL and the Depositor is set forth under "California Thrift & Loan and Affiliates" in the Prospectus.

                            THE SURETY BOND ISSUER

              [INFORMATION TO BE PROVIDED BY SURETY BOND ISSUER]

                           THE OFFERED CERTIFICATES

  The Offered Certificates will be issued pursuant to the Pooling and Servicing Agreement. Copies of the Pooling and Servicing Agreement (without exhibits) may be obtained by Certificateholders upon request in writing to the Servicer at the address set forth herein under "Reports to Certificateholders." Citations to the relevant sections of the Pooling and Servicing Agreement appear below in parentheses. The following is a summary of the material terms of the Certificates and is subject to and qualified in its entirety by reference to the Pooling and Servicing Agreement.

DISTRIBUTIONS

  In general, it is intended that the Trustee distribute to the Class A
Certificateholders on each Distribution Date beginning      , 199 , the
aggregate principal payments, including full and partial prepayments (except certain prepayments in respect of Precomputed Receivables as described below under "--Accounts") received on the Receivables during the related Collection Period, plus a full month's interest at the Class A Pass-Through Rate. It is also intended that the Trustee distribute to the Class I Certificateholders,
on each Distribution Date beginning on      , 199  and continuing until the
Distribution Date on which the Class I Notional Principal Amount is reduced to zero, a full month's interest at the Class I Pass-Through Rate on the Class I Notional Principal Amount. (Section 9.04.) See "--Distributions on the Offered Certificates." Interest to Certificateholders may be provided by a payment made by or on behalf of the Obligor, by an Advance made by the Servicer to cover interest due on a defaulted Receivable or by a withdrawal from the Spread Account. If such interest represents Class A Monthly Interest or Class I Monthly Interest it may be provided by a draw on the Surety Bond if there are not sufficient funds (after payment of the Monthly Servicing Fee and after giving effect to any withdrawals from the Spread Account for the benefit of the Class A Certificateholders and Class I Certificateholders) to pay Class I Monthly Interest, Class A Monthly Interest and Monthly Principal. Draws on the Surety Bond to pay Class A Monthly Interest and Class I Monthly Interest and Monthly Principal will be limited to the Surety Bond Amount. See "--Sale and Assignment of Receivables" and "--Accounts" herein.

THE CLASS I CERTIFICATES--CALCULATION OF NOTIONAL PRINCIPAL AMOUNT

  The Class I Certificates are interest-only planned amortization securities. The Class I Certificates are entitled to receive interest at the Class I Pass-Through Rate on the Notional Principal Amount of the Class I Certificates,
initially $   . The planned amortization feature is intended to reduce the uncertainty to investors in the Class I Certificates with respect to prepayments because the Class I Certificates will receive interest based on their Notional Principal Amount on a principal paydown schedule rather than on the reduction in the actual Certificate Balance as a result of principal payments and prepayments, as described below. Solely for the purpose of calculating the amount payable with respect to the Class I Certificates, the Certificate Balance will be divided into two principal components, the "PAC Component" and the "Companion Component." The Notional Principal Amount will
be equal to the PAC Component, originally $   . The sum of the PAC Component
and the Companion Component will at all times equal the then aggregate unpaid Certificate Balance.

  The Agreement establishes a schedule (the "Planned Notional Principal Amount Schedule") pursuant to which principal will be allocated to the PAC Component and the Companion Component, as described below. As the PAC Component is reduced, the Notional Principal Amount of the Class I Certificates, and so payments to the holders of the Class I Certificates, will also be reduced.

  On each Distribution Date, the Monthly Principal will be allocated first to the PAC Component up to the amount necessary to reduce the PAC Component to its Planned Notional Principal Amount for such Distribution Date, as set forth in the Planned Notional Principal Amount Schedule, second, to the Companion Component until the balance thereof is reduced to zero and third, to the PAC Component, without regard to the Planned Notional Principal Amount for such Distribution Date. The foregoing allocations will be made solely for purposes of calculating the Notional Principal Amount of the Class I Certificates and correspondingly, the amount of interest payable with respect to the Class I Certificates. The Class I Certificates are not entitled to receive any principal payments. The foregoing calculations will not affect distributions of principal with respect to the Class A Certificates.

                  PLANNED NOTIONAL PRINCIPAL AMOUNT SCHEDULE

                                                                PLANNED NOTIONAL
   DISTRIBUTION DATE                                            PRINCIPAL AMOUNT
   -----------------                                            ----------------
   [Initial]...................................................
      .........................................................
      .........................................................
      .........................................................
      .........................................................
      .........................................................
      .........................................................
      .........................................................
      .........................................................
      .........................................................

  The Class I Certificates will not be entitled to any distributions after the Notional Principal Amount of the Class I Certificates has been reduced to zero.

CLASS I YIELD CONSIDERATIONS

  Although the planned amortization feature of the Class I Certificates is intended to reduce the uncertainty relating to prepayments of the Receivables with respect to the Class I Certificates, the yield to maturity of the Class I Certificates will remain extremely sensitive to the prepayment experience of the Receivables, including voluntary prepayments, prepayments due to liquidations, repurchases and losses and prepayments resulting from any sale of the Receivables to the Servicer. Prospective investors should fully consider the associated risks, including the risk that such investors may not fully recover their initial investment. In particular, investors in the Class I Certificates should note that they will not be entitled to any distributions after the Class I Notional Principal Amount has been reduced to zero, and that Receivables may be repurchased due to breaches of representations. See also "Risk Factors--Prepayment Risks Associated with the Class I Certificate" herein.

  The following table illustrates the significant effect that prepayments on the Receivables have upon the yield to maturity of the Class I Certificates. The table shows the approximate hypothetical pre-tax yields to maturity of the Class I Certificates, stated on a corporate bond equivalent basis, under different prepayment assumptions based on the assumed purchase price and the ABS prepayment model described below. The following table also assumes that
the Receivables have been aggregated into     hypothetical pools having the
following characteristics and that the level scheduled monthly payment for each of the four pools (which is based on its principal balance, weighted average Contract Rate and weighted average remaining term as of the Cutoff Date and its weighted average original term) will be such that such pool will be fully amortized by the end of its weighted average remaining term.

                                                WEIGHTED AVERAGE
                                                REMAINING TERM TO ORIGINAL TERM
          CUTOFF DATE WEIGHTED WEIGHTED AVERAGE     MATURITY       TO MATURITY
POOL       PRINCIPAL  BALANCE     NOTE RATE        (IN MONTHS)     (IN MONTHS)
----      ----------- -------- ---------------- ----------------- -------------
1........    $           . %
2........
3........
4........

  For purposes of the table, it is also assumed that (i) the purchase price of the Class I Certificates is as set forth below, (ii) the Receivables have the characteristics set forth under "--The Class I Certificates--Calculation of Notional Principal Amount" above, (iii) the Receivables prepay monthly at the specified percentages of ABS as set forth in the table below, (iv) prepayments representing prepayments in full of individual Receivables are received on the last day of the month and include a full month's interest
thereon, (v) the Closing Date for the Offered Certificates is      , 199 ,
(vi) distributions on the Offered Certificates are made, in cash, on the
eighth day of each month, commencing in    , 1996, (vii) no defaults or
delinquencies in the payment of the Receivables are experienced, and (viii) no Receivable is repurchased for breach of representation and warranty or otherwise.

            SENSITIVITY OF THE CLASS I CERTIFICATES TO PREPAYMENTS

                                                        1.0% 1.6% 1.8% 2.5% 3.0%
PRICE(1)                                                ABS  ABS  ABS  ABS  ABS
--------                                                ---- ---- ---- ---- ----
     ..................................................

--------
(1) Expressed as a percentage of the original Notional Principal Amount.

  Based on the assumptions described above and assuming a purchase price of % at approximately % ABS, the pre-tax yield to maturity of the Class I Certificates would be approximately %.

  It is highly unlikely that the Receivables will prepay at a constant rate until maturity or that all of the Receivables will prepay at the same rate. The foregoing table assumes that each Receivable bears interest at its specified Contract Rate, has the same remaining amortization term, and prepays at the same rate. In fact, receivables will prepay at different rates and have different terms.

  The yields set forth in the preceding table were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on the Class I Certificates, would cause the discounted present value of such assumed cash flows to equal the assumed purchase price of such Class I Certificates and by converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class I Certificates and consequently do not purport to reflect the return on any investment in the Class I Certificates when such reinvestment rates are considered.

  The Receivables will not necessarily have the characteristics assumed above, and there can be no assurance that (i) the Receivables will prepay at any of the rates shown in the table or at any other particular rate or will prepay proportionately, (ii) the pre-tax yield on the Class I Certificates will correspond to any of the pre-tax yields shown above or (iii) the aggregate purchase price of the Class I Certificates will be equal to the purchase price assumed. Because the Receivables will include Receivables that have remaining terms to stated maturity shorter or longer than those assumed and Contract Rates higher or lower than those assumed, the pre-tax yield on the Class I Certificates may differ from those set forth above, even if all of the Receivables prepay at the indicated constant prepayment rates.

  As used herein, "ABS" refers to a prepayment model which assumes a constant percentage of the original number of contracts in a pool prepay each month. ABS does not purport to be either an historical description of the prepayment experience of any pool of receivables or a prediction of the anticipated rate of prepayments of any pool of receivables, including the Receivables.

SALE AND ASSIGNMENT OF RECEIVABLES

  Certain information with respect to the conveyance of the Receivables (i) from CTL to the Depositor pursuant to the Purchase Agreement dated as of
     , 199 , and (ii) from the Depositor to the Trust pursuant to the Pooling and Servicing Agreement is set forth under "Description of the Transfer and Servicing Agreements--Sale and Assignment of the Receivables" in the Prospectus.

ACCOUNTS

  In addition to the Certificate Account, the property of the Trust will include the Spread Account and the Payahead Account.

  Spread Account. On the Closing Date, the Depositor will establish the Spread Account. Thereafter, the amount held in the Spread Account will be increased up to the Required Spread Amount by the deposit thereto of payments on the Receivables not utilized to make payments to the Certificateholders (other than the Class IC Certificateholder), the Surety Bond Issuer or the Servicer on any Distribution Date. While it is intended that the Spread Account will grow over time to equal the Required Spread Amount through monthly deposits of excess collections on the Receivables, if any, there can be no assurance that such growth will actually occur. The Spread Account will be established for the benefit of the Class A Certificateholders, Class I Certificateholders and the Surety Bond Issuer. On each Distribution Date, any amounts on deposit in the Spread Account after the payment of any amounts owed to the Surety Bond Issuer in excess of the Required Spread Amount will be withdrawn from the Spread Account and distributed to the Class IC Certificateholder.

  Under the terms of the Pooling and Servicing Agreement, the Trustee will withdraw funds from the Spread Account and transfer them to the Certificate Account for any deficiency of Monthly Interest or Monthly Principal as further described below under "--Distributions on the Offered Certificates," to the extent available, prior to making any draw on the Surety Bond.

  In the event that the balance of the Spread Account is reduced to zero and there is a default under the Surety Bond on any Distribution Date, the Trust will depend solely on current distributions on the Receivables to make distributions of principal and interest on the Certificates. Any reduction in the principal balance of the Receivables due to losses on the Receivables will also result in a reduction of the Notional Principal Amount of the Class I Certificates. In addition, because the market value of motor vehicles generally declines with age and because of difficulties that may be encountered in enforcing motor vehicle contracts as described in the Prospectus under "Certain Legal Aspects of the Receivables," the Servicer may not recover the entire amount due on such Receivables in the event of a repossession and resale of a Financed Vehicle securing a Receivable in default. In such event, the Certificateholders may suffer a corresponding loss. Any such losses would be borne pro rata by the Class A Certificateholders and Class I Certificateholders.

  Payahead Account. The Servicer will establish an additional account (the "Payahead Account"), in the name of the Trustee and for the benefit of Obligors on the Receivables, into which, to the extent required by the Agreement, early payments by or on behalf of Obligors on Precomputed Receivables will be deposited until such time as the payment becomes due. Until such time as payments are transferred from the Payahead Account to the Certificate Account, they will not constitute collected interest or collected principal and will not be available for distribution to Certificateholders. The Payahead Account will initially be maintained with the Trustee. Interest earned on the balance in the Payahead Account will be remitted to the Servicer monthly. Collections on a Precomputed Receivable made during a Collection Period shall be applied first to any overdue scheduled payment on such Receivable, then to the scheduled payment on such Receivable due in such Collection Period. If any collections remaining after the scheduled payment is made are insufficient to prepay the Precomputed Receivable in full, then generally such remaining collections shall be transferred to and kept in the Payahead Account until such later Collection Period as the collections may be retransferred to the Certificate Account and applied either to a later scheduled payment or to prepay such Receivable in full.

ADVANCES

  With respect to each Receivable delinquent more than 30 days at the end of a Collection Period, the Servicer will make an Advance in an amount equal to 30 days of interest, but only to the extent that the Servicer in its sole discretion, expects to recoup the Advance from subsequent collections on the Receivable. The Servicer will deposit the Advance in the Certificate Account on or before the fifth calendar day of the month following the Collection Period. The Servicer will recoup its Advance from subsequent payments by or on behalf of the respective Obligor, from insurance proceeds or, upon the Servicer's determination that reimbursement from the preceding sources is unlikely, will recoup its Advance from any collections made on other Receivables. (Section 9.05.)

DISTRIBUTIONS ON THE CLASS IC CERTIFICATE

  The Class IC Certificate will be initially issued to the Depositor and will entitle it to receive monthly all funds held in the Spread Account in excess of the Required Spread Amount after payment of all amounts owed to the Surety Bond Issuer. Upon termination of the Trust the Class IC Certificateholder is entitled to receive any amounts remaining in the Spread Account (only after all required payments to the Surety Bond Issuer are made) after the payment of expenses and distributions to Certificateholders. See "--Accounts" above.

DISTRIBUTIONS ON THE OFFERED CERTIFICATES

  The Servicer will deposit in the Certificate Account the amount of payments on all Receivables received with respect to the preceding Collection Period. All such payments on the Simple Interest Receivables, the scheduled payments on Precomputed Receivables, plus the net amount to be transferred from the Payahead Account for the related Distribution Date, all Advances for such Collection Period, and the Purchase Amount for all Receivables that became Purchased Receivables during the preceding Collection Period, will be available for distribution pursuant to the terms of the Pooling and Servicing Agreement on the next succeeding Distribution Date ("Available Funds") and will determine the amount of funds necessary to make distributions of Monthly Principal and Monthly Interest to the Certificateholders and the Monthly Servicing Fee to the Servicer. If there is a deficiency with respect to Class A Monthly Interest or Class I Monthly Interest or Monthly Principal on any Distribution Date after giving effect to payments of the Monthly Servicing Fee on such Distribution Date, the Servicer will withdraw amounts, to the extent available, from the Spread Account in the amount of such deficiency and notify the Trustee of any remaining deficiency, whereupon the Trustee will draw on the Surety Bond to pay Class A Monthly Interest and Class I Monthly Interest and Monthly Principal on any Distribution Date, up to the Surety Bond Amount. Moreover, if the Available Funds for a Distribution Date are insufficient to pay current and past due Surety Bond Fees, and other amounts owed to the Surety Bond Issuer, pursuant to the Insurance Agreement, plus accrued interest thereon, to the Surety Bond Issuer, the Servicer will notify the Trustee of such deficiency, and the amount, if any, then on deposit in the Spread Account (after giving effect to any withdrawal to satisfy a deficiency described in this and the preceding sentence) will be available to cover such deficiency.

  If acceptable to each Rating Agency without a reduction in the rating of any class of Offered Certificates, the Servicing Fee due to the Servicer in respect of each Collection Period will be distributed to the Servicer during such Collection Period from Collections for such Collection Period.

  On each such Distribution Date, the Trustee will apply or cause to be applied the Available Funds (plus, to the extent required for payment of Monthly Interest or Monthly Principal any amounts withdrawn from the Spread Account or drawn on the Surety Bond, as applicable) to make the following payments in the following priority:

  (a) the aggregate amount of outstanding Advances on all Receivables (x) that became Defaulted Receivables during the prior Collection Period and (y) that the Servicer determines to be unrecoverable, to the Servicer;

  (b) the Servicing Fee, including any overdue Servicing Fee, to the Servicer, to the extent not previously distributed to the Servicer;

  (c) pro rata, (y) Monthly Principal and Class A Monthly Interest, including any overdue Monthly Principal and Class A Monthly Interest, to the Class A Certificateholders and (z) Class I Monthly Interest, including any overdue Class I Monthly Interest, to the Class I
      Certificateholders;

  (d) the Surety Bond Fee (including any overdue Surety Bond Fee, plus accrued interest thereon) to the Surety Bond Issuer;

  (e) the amount of recoveries of Advances (to the extent such recoveries have not previously been reimbursed to the Servicer pursuant to clause
      (a) above), to the Servicer;

  (f) the amount of Liquidation Proceeds on Purchased Receivables repurchased by the Depositor, to the Depositor;

  (g) the aggregate amount of any unreimbursed draws on the Surety Bond payable to the Surety Bond Issuer, under the Insurance Agreement, for Class A Monthly Interest, Class I Monthly Interest and Monthly Principal, plus accrued interest thereon and any other amounts owing to the Surety Bond Issuer under the Insurance Agreement; and

  (h) the balance into the Spread Account.

  After all distributions pursuant to clauses (a) through (h) above have been made for each Distribution Date, the amount of funds remaining in the Spread Account on such date, if any, in excess of the Required Spread Amount, will be distributed by the Trustee to the Class IC Certificateholder. Any amounts so distributed to the Class IC Certificateholder will no longer be property of the Trust and Certificateholders will have no rights with respect thereto.

  If on any Distribution Date there are not sufficient Available Funds to pay the distribution required by (c) above, the Available Funds distributable thereunder shall be distributed proportionately on the basis of the ratio of the required distribution due each of the Class A and Class I Certificateholders, respectively, to the sum of the distributions required by
(c) to the Class A Certificateholders and the Class I Certificateholders. The amount so distributed to the Class A Certificateholders hereunder shall be allocated first to Class A Monthly Interest, and second to Monthly Principal.

  "Monthly Interest" for any Distribution Date will equal the sum of the Class A Monthly Interest and the Class I Monthly Interest.

  "Class A Monthly Interest" for any Distribution Date will equal (i) for the first Distribution Date, the product of the following: (one-twelfth of the Class A Pass-Through Rate) multiplied by (the number of days remaining in the month of the Closing Date (assuming a 30 day month) from the Closing Date divided by 30) multiplied by (the Certificate Balance at the Closing Date) and
(ii) with respect to each subsequent Distribution Date, the product of one-twelfth of the Class A Pass-Through Rate and the Certificate Balance on the preceding Distribution Date (after giving effect to any distribution of Monthly Principal required to be made on such preceding Distribution Date).

  "Monthly Principal" for any Distribution Date will equal the amount necessary to reduce the Certificate Balance to the aggregate unpaid principal balance of the Receivables on the last day of the preceding Collection Period; provided, however, that Monthly Principal on the Final Scheduled Distribution Date will equal the Certificate Balance on such date. For the purpose of determining Monthly Principal, the unpaid principal balance of a Defaulted Receivable or a Purchased Receivable is deemed to be zero on and after the last day of the Collection Period in which such Receivable became a Defaulted Receivable or a Purchased Receivable.

  "Class I Monthly Interest" for any Distribution Date will equal (i) for the first Distribution Date, the product of the following: (one-twelfth of the Class I Pass-Through Rate) multiplied by (the number of days remaining in the month of the Closing Date (assuming a 30 day month) from the Closing Date divided by 30) multiplied by (the Class I Notional Principal Amount at the Closing Date) and (ii) with respect to each subsequent Distribution Date, the product of one-twelfth of the Class I Pass-Through Rate and the Notional Principal Amount on the preceding Distribution Date (after giving effect to any application of Monthly Principal on such preceding Distribution Date).

  "Surety Bond Fee" for any Distribution Date will equal one-twelfth of the product of the Surety Bond per annum fee rate set forth in the Insurance Agreement and the Certificate Balance calculated as of the first day of the Collection Period to which such Distribution Date relates and payable monthly in arrears.

  "Defaulted Receivable" will mean, for any Collection Period, a Receivable as to which any of the following has occurred: (i) the Receivable is 120 days or more delinquent as of the last day of such Collection

Period; (ii) the Financed Vehicle that secures the Receivable has been repossessed; or (iii) the Receivable has been determined to be uncollectable in accordance with the Servicer's customary practices on or prior to the last day of such Collection Period; provided, however, that any Receivable which the Depositor or the Servicer is obligated to repurchase or purchase pursuant to the Pooling and Servicing Agreement shall be deemed not to be a Defaulted Receivable.

  As an administrative convenience, the Servicer will be permitted to make the deposit of Collections and aggregate Advances and Purchase Amounts for or with respect to the Collection Period, net of distributions to be made to the Servicer or Depositor with respect to the Collection Period. The Servicer, however, will account to the Trustee and to the Certificateholders as if all deposits and distributions were made individually. (Section 9.06.)

  The following chart sets forth an example of the application of the foregoing provisions to a monthly distribution:

  .... Collection Period. The Servicer receives monthly payments, prepayments, and other proceeds in respect of the Receivables and deposits them in the Certificate Account. The Servicer may deduct the Servicing Fee from such deposits.

  .... Record Date. Distributions on the Distribution Date are made to
       Certificateholders of record at the close of business on this date.

  .... On the fifth calendar day after the end of the Collection Period (the
       ""Determination Date'') the Servicer notifies the Trustee of the amounts to be distributed on the Distribution Date and of any deficiencies.

  .... On the third business day after the Determination Date (the
       ""Distribution Date'') the Trustee withdraws funds from the Spread Account and/or draws on the Surety Bond, if necessary, to pay Monthly Principal and Monthly Interest to Certificateholders as described herein. The Trustee distributes to Certificateholders amounts payable in respect of the Offered Certificates, and pays the Servicing Fee to the extent not previously paid, the Surety Bond Fee and any amounts owing to the Surety Bond Issuer.

THE SURETY BOND

  On or before the Closing Date, the Depositor and CTL, in its individual capacity and as Servicer, and the Surety Bond Issuer will enter into an Insurance and Reimbursement Agreement (the "Insurance Agreement") pursuant to which the Surety Bond Issuer will issue the Surety Bond. Under the terms of the Pooling and Servicing Agreement, after withdrawal of any amounts in the Spread Account with respect to a Distribution Date to pay a deficiency in Class A Monthly Interest or Class I Monthly Interest or Monthly Principal, the Trustee will be authorized to draw on the Surety Bond for the benefit of the Class A Certificateholders and Class I Certificateholders and credit the Certificate Account for such draws as described under "--Distributions on the Offered Certificates." The maximum amount that may be drawn under the Surety Bond on any Distribution Date is limited to the Surety Bond Amount for such Distribution Date. The Surety Bond Amount, with respect to any Distribution Date, shall equal (x) the sum of (A) the lesser of (i) the Certificate Balance (after giving effect to any distribution of Available Funds and any funds withdrawn from the Spread Account to pay Monthly Principal on such Distribution Date) and (ii) the Net Principal Surety Bond Amount, plus (B) Class A Monthly Interest, plus (C) Class I Monthly Interest, plus (D) the Monthly Servicing Fee; less (y) all amounts on deposit in the Spread Account on such Distribution Date. "Net Principal Surety Bond Amount" means the Certificate Balance as of the first Distribution Date minus all amounts previously drawn on the Surety Bond or from the Spread Account with respect to Monthly Principal.

  The Surety Bond Issuer will be entitled to receive the Surety Bond Fee and certain other amounts on each Distribution Date as described under "-- Distributions on the Offered Certificates" and to receive amounts on deposit in the Spread Account as described above under "Accounts." The Surety Bond Issuer will not be entitled to reimbursement of any amounts from the Certificateholders. The Surety Bond Issuer's obligation under the Surety Bond is irrevocable. The Surety Bond Issuer will have no obligation other than its obligations under the Surety Bond to the Certificateholders or the Trustee.

  In the event that the balance in the Spread Account is reduced to zero and there has been a default under the Surety Bond, the Trust may depend solely on current distributions on the Receivables to make distributions of principal and interest on the Offered Certificates. Any reduction in the principal balance of the Receivables due to losses on the Receivables may also result in a reduction of the Notional Principal Amount of the Class I Certificates. In addition, because the market value of motor vehicles generally declines with age and because of difficulties that may be encountered in enforcing motor vehicle contracts as described in the Prospectus under "Certain Legal Aspects of the Receivables," the Servicer may not recover the entire amount due on such Receivables in the event of a repossession and resale of a Financed Vehicle securing a Receivable in default. In such event, the Certificateholders may suffer a corresponding loss. Any such losses would be borne pro rata by the Class A Certificateholders and Class I Certificateholders.

RIGHTS OF THE SURETY BOND ISSUER UPON EVENTS OF DEFAULT, AMENDMENT OR WAIVER

  Upon the occurrence of an Event of Default, the Surety Bond Issuer, or the Trustee upon the consent of the Surety Bond Issuer, will be entitled to appoint a successor Servicer. In addition to the events constituting an Event of Default as described in the Prospectus, the Pooling and Servicing Agreement will also permit the Surety Bond Issuer to appoint a successor Servicer and to redirect payments made under the Receivables to the Trustee upon the occurrence of certain additional events involving a failure of performance by the Servicer or a material misrepresentation made by the Servicer under the Insurance Agreement. See "Risk Factors -- Insolvency Considerations" in the Prospectus.

  The Pooling and Servicing Agreement cannot be amended or any provisions thereof waived without the consent of the Surety Bond Issuer if such amendment or waiver would have a materially adverse effect upon the rights of the Surety Bond Issuer.

                             ERISA CONSIDERATIONS

  [Subject to the considerations set forth under "ERISA Considerations" in the Prospectus, the Class A Certificates and the Class I Certificates may be eligible for purchase by an employee benefit plan or an individual retirement account (a "Plan") subject to ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"). A fiduciary of a Plan must determine that the purchase of a Class A Certificate or of a Class I Certificates is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. For additional information regarding treatment of the Class A Certificates and the Class I Certificates under ERISA, see "ERISA Considerations" in the Prospectus.] [TO BE REVISED FOR EACH ISSUANCE]

                                 UNDERWRITING

  Under the terms and subject to the conditions set forth in the underwriting
agreement for the sale of the Offered Certificates, dated       199 , the
Depositor has agreed to sell and each of the underwriters named below (the "Underwriters") severally agreed to purchase the principal amount of the Offered Certificates set forth opposite its name below:

                                                          NOTIONAL PRINCIPAL
                                                       -------------------------
                                                        PRINCIPAL
                                                          AMOUNT     AMOUNT OF
                                                        OF CLASS A    CLASS I
   UNDERWRITERS                                        CERTIFICATES CERTIFICATES
   ------------                                        ------------ ------------
         .............................................     $            $
         .............................................
         .............................................
         .............................................
         .............................................

  In the underwriting agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Offered Certificates offered hereby if any of the Offered Certificates are purchased.

  The Underwriters propose to offer part of the Offered Certificates directly to the public at the prices set forth on the cover page hereof, and part to certain dealers at a price that represents a concession not in excess of % of the denominations of the Class A Certificates or % of the gross proceeds of the Class I Certificates. The Underwriters may allow and such dealers may reallow a concession not in excess of % of the denominations of the Class A Certificates or % of the gross proceeds of the Class I Certificates to certain other dealers.

  The Depositor, Bay View and CTL have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.

  The Depositor has been advised by the Underwriters that the Underwriters presently intend to make a market in the Offered Certificates, as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Offered Certificates and any such market-making may be discontinued at any time at the sole discretion of the Underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Offered Certificates.

                                LEGAL OPINIONS

  Certain legal matters relating to the Offered Certificates will be passed upon for the Depositor by Silver, Freedman & Taff, L.L.P., Washington, D.C., and for the Underwriters by Cadwalader, Wickersham & Taft, New York, New York. Certain federal income tax consequences with respect to the Offered Certificates will be passed upon for the Depositor by Silver, Freedman & Taff, L.L.P.

                                    EXPERTS

                               [TO BE COMPLETED]

                            INDEX OF PRINCIPAL TERMS

TERM                                                                    PAGE
----                                                                 -----------
ABS.................................................................        S-17
Bay View............................................................
Available Funds.....................................................        S-19
Certificates........................................................         S-1
Certificate Balance.................................................         S-1
Class A Certificateholders..........................................         S-1
Class A Certificates................................................
Class A Monthly Interest............................................        S-20
Class A Pass-Through Rate...........................................         S-1
Class I Certificateholders..........................................         S-3
Class I Certificates................................................         S-2
Class I Monthly Interest............................................
Class I Pass-Through Rate...........................................         S-2
Class IC Certificate................................................ Supp. Cover
Class IC Certificateholder..........................................         S-5
Closing Date........................................................         S-1
Code................................................................        S-22
Companion Component.................................................         S-2
CTL.................................................................         S-1
Cutoff Date......................................................... Supp. Cover
Defaulted Receivable................................................        S-20
Depositor........................................................... Supp. Cover
Determination Date..................................................        S-21
Distribution Date................................................... Supp. Cover
Duff & Phelps.......................................................
ERISA...............................................................         S-7
Final Scheduled Distribution Date................................... Supp. Cover
Holdings............................................................
Insurance Agreement.................................................        S-21
Moody's.............................................................
Monthly Interest....................................................        S-20
Monthly Principal...................................................         S-2
Monthly Servicing Fee...............................................         S-3
Net Principal Surety Bond Amount....................................         S-6
Notional Principal Amount...........................................         S-3
Offered Certificates................................................ Supp. Cover
Optional Purchase...................................................         S-6

TERM                                                                        PAGE
----                                                                        ----
Original Notional Principal Amount..................................         S-2
PAC Component.......................................................         S-2
Payahead Account....................................................        S-18
Planned Notional Principal Amount Schedule..........................         S-3
Plan................................................................        S-22
Pool Balance........................................................         S-2
Pooling and Servicing Agreement.....................................         S-1
Receivables......................................................... Supp. Cover
Record Date.........................................................         S-1
Required Spread Amount..............................................         S-5
Servicer............................................................         S-1
Spread Account......................................................         S-4
Standard & Poor's...................................................
Surety Bond......................................................... Supp. Cover
Surety Bond Amount..................................................         S-6
Surety Bond Fee.....................................................        S-20
Surety Bond Issuer..................................................         S-6
Trust............................................................... Supp. Cover
Trustee.............................................................         S-1
Underwriters........................................................        S-22

                      [SURETY BOND FINANCIAL INFORMATION]

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS + +SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY, + +NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH +
+OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR        +
+QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                 SUBJECT TO COMPLETION DATED        , 199

PROSPECTUS SUPPLEMENT TO PROSPECTUS
DATED      , 1996

                           BAY VIEW 199 -  AUTO TRUST
        $     % CLASS A AUTOMOBILE RECEIVABLE PASS-THROUGH CERTIFICATES
        $     % CLASS B AUTOMOBILE RECEIVABLE PASS-THROUGH CERTIFICATES

                      BAY VIEW SECURITIZATION CORPORATION
                                   DEPOSITOR

                            CALIFORNIA THRIFT & LOAN
                                    SERVICER

                                  -----------

  The Bay View 199 --Auto Trust (the "Trust") will be formed and will issue its % Class A Automobile Receivable Pass-Through Certificates (the "Class A
Certificates") and the % Class B Automobile Receivable Pass-Through Certificates (the "Class B Certificates" and, with the Class A Certificates, the "Certificates") pursuant to a pooling and servicing agreement dated as of
   , 199  (the "Pooling and Servicing Agreement") among Bay View Securitization
Corporation, as Depositor, California Thrift & Loan, as Servicer, and    , as
Trustee.

  Principal and interest will be distributed to holders of the Certificates on the third business day after the fifth day of each month (each, a "Distribution Date"), in the manner and to the extent described herein. The Class A Certificates will evidence in the aggregate an undivided ownership interest in approximately % of the Trust, and the Class B Certificates will evidence in the aggregate an undivided ownership interest in approximately % of the Trust. Principal and interest at the applicable Pass-Through Rate generally will be
distributed to Certificateholders on the day of each month, commencing    ,
199 . The rights of the Class B Certificateholders to receive distributions are subordinated to the rights of the Class A Certificateholders to the extent described herein. The outstanding principal amount, if any, of the Certificates will be due and payable on (the "Final Scheduled Distribution Date").

  PROSPECTIVE INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH UNDER "RISK FACTORS" ON PAGE S- OF THIS PROSPECTUS SUPPLEMENT AND PAGE 12 OF THE PROSPECTUS.

 THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN  THE TRUST ONLY AND DO  NOT
  REPRESENT  INTERESTS   IN  OR   OBLIGATIONS  OF   BAY  VIEW   SECURITIZATION
   CORPORATION OR ANY  AFFILIATE THEREOF.  NEITHER THE  CERTIFICATES NOR  THE
    RECEIVABLES  ARE  INSURED  OR  GUARANTEED  BY  BAY  VIEW  SECURITIZATION
     CORPORATION, ANY  OF  ITS AFFILIATES  OR  ANY GOVERNMENTAL  AGENCY  OR
      INSTRUMENTALITY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
  IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                         UNDERWRITING
                                         DISCOUNTS AND
                         PRICE TO PUBLIC  COMMISSIONS  PROCEEDS TO DEPOSITOR(1)
-------------------------------------------------------------------------------
Per Class A Certifi-
 cate..................          %              %                  %
-------------------------------------------------------------------------------
Per Class B Certifi-
 cate..................          %              %                  %
-------------------------------------------------------------------------------
  Total................       $              $                   $

--------------------------------------------------------------------------------
(1) Before deducting expenses, estimated to be $   .

  The Certificates are offered, subject to prior sale, when, as and if accepted by the Underwriters, and subject to approval of certain legal matters by Cadwalader, Wickersham & Taft, counsel for the Underwriters. It is expected that delivery of the Certificates in book-entry form will be made on or about
   , 199 through the facilities of The Depository Trust Company, against payment therefor in immediately available funds.

                                      , 199

  The Certificates represent undivided interests in the Trust, the property of which will include a pool of simple interest and precomputed interest installment sale and installment loan contracts originated in various states of the United States (the "Receivables"), security interests in the new and used automobiles, motorcycles, light trucks and vans financed thereby and
certain monies due thereunder after    , 199  (the "Cutoff Date"). The Trustee
will also hold monies on deposit in a Pre-Funding Account, which will be used to purchase additional Receivables from the Depositor from time to time on or
before    , 199 . The Trust may also draw on funds on deposit in a Yield
Supplement Account and a Cash Collateral Account, to the extent described herein, to meet shortfalls in amounts due to Certificateholders on any Distribution Date. The Yield Supplement Account and the Cash Collateral Account will be maintained with the Trustee for the benefit of the Certificateholders, but will not be part of the Trust.

  THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS, AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS PROSPECTUS SUPPLEMENT CONTAINS INFORMATION THAT IS SPECIFIC TO THE TRUST AND THE CERTIFICATES AND, TO THAT EXTENT, SUPPLEMENTS AND REPLACES THE MORE GENERAL INFORMATION PROVIDED IN THE PROSPECTUS. INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT MAY ALSO REFLECT LEGAL, ECONOMIC AND OTHER DEVELOPMENTS SINCE THE DATE OF THE PROSPECTUS. TO THE EXTENT INFORMATION IN THIS PROSPECTUS SUPPLEMENT CONFLICTS WITH INFORMATION IN THE PROSPECTUS, THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS THAT STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

  Until 90 days after the date of this Prospectus Supplement, all dealers effecting transactions in the Certificates, whether or not participating in this distribution, may be required to deliver this Prospectus Supplement and the Prospectus. This is in addition to the obligation of dealers to deliver this Prospectus Supplement and the Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                         REPORTS TO CERTIFICATEHOLDERS

  Unless and until definitive certificates are issued (which will occur only
under the limited circumstances described herein),    , as Trustee, will
provide to Cede & Co., the nominee of The Depository Trust Company, as registered holder of the Certificates, monthly and annual statements concerning the Trust and the Certificates. Such statements will not constitute financial statements prepared in accordance with generally accepted accounting principles. A copy of the most recent monthly or annual statement concerning the Trust and the Certificates may be obtained by contacting the Servicer at California Thrift & Loan, 818 Oakpark Road, Covina, California 91724,
(   )   -   .

                                SUMMARY OF TERMS

  This Summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus. Certain capitalized terms used in this Summary are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Principal Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the "Index of Principal Terms" on page 53 of the Prospectus.

Issuer........................  Bay View 199 --Auto Trust.

Depositor.....................  Bay View Securitization Corporation (the
                                "Depositor").

Servicer......................  California Thrift & Loan (in its capacity as servicer, the "Servicer," otherwise "CTL").

Trustee.......................

The Certificates..............  The Trust will be formed and will issue the
                                Certificates on    , 199  (the "Closing Date")
                                pursuant to the Pooling and Servicing
                                Agreement. The Certificates will consist of the
                                  % Class A Automobile Receivable Pass-Through
                                Certificates in the aggregate principal amount
                                of $    and the   % Class B Automobile
                                Receivable Pass-Through Certificates in the
                                aggregate principal amount of $   . The Class A
                                Certificates will evidence in the aggregate an
                                undivided ownership interest in approximately
                                  % of the Trust (the "Class A Percentage"),
                                and the Class B Certificates will evidence in
                                the aggregate an undivided ownership interest
                                in approximately   % of the Trust (the "Class B
                                Percentage"). The Class B Certificates will be subordinated to the Class A Certificates to the extent described herein. See "The Certificates" herein.

                                Each of the Certificates will represent a fractional undivided interest in the Trust. The Trust assets will include the Receivables, certain monies due thereunder after the Cutoff Date, security interests in the related Financed Vehicles, monies on deposit in the Yield Supplement Account, the Certificate Account and the proceeds thereof, any proceeds from claims on certain insurance policies relating to the Financed Vehicles or the related Obligors, any lender's insurance policy, the Cash Collateral Account, and certain rights under the Pooling and Servicing Agreement.

Class A Pass-Through Rate.....    % per annum, payable monthly at one-twelfth
                                the annual rate.

Class B Pass-Through Rate.....    % per annum, payable monthly at one-twelfth
                                the annual rate.

Distribution Date.............  The third business day after the fifth day of the month following the Record Date, commencing
                                   , 199 .

Monthly Interest..............  Interest will be distributable on each
                                Distribution Date beginning    , 199 , to
                                holders of record as of the last day of the
                                calendar month immediately preceding the
                                calendar month in which such Distribution Date occurs (the "Record Date") of (i) the Class A Certificates (the "Class A Certificateholders") in a maximum amount equal to the product of
                                1/12th of    % (the "Class A Pass-Through
                                Rate") and the aggregate outstanding principal balance of the Class A Certificates (the "Class A Principal Balance") as of the preceding Distribution Date (after giving effect to all distributions to Certificateholders on such date) and (ii) the Class B Certificates (the
                                "Class B Certificateholders") in a maximum
                                amount equal to the product of 1/12th of    %
                                (the "Class B Pass-Through Rate") and the aggregate outstanding principal balance of the Class B Certificates (the "Class B Principal Balance") as of the preceding Distribution Date (after giving effect to all distributions to Certificateholders on such date). Interest on the Class A Certificates and the Class B Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. See "The Certificates--Distributions". The effective yield on the Class A Certificates and the Class B Certificates will be below that otherwise produced by the Class A Pass-Through Rate and the Class B Pass-Through Rate, respectively, because the distribution of Monthly Principal and Monthly Interest in respect of any given month will not be made until on or about the day of the following month. See "Yield and Prepayment Considerations" herein.

Monthly Principal.............  On each Distribution Date, the Trustee will distribute to the Class A Certificateholders and the Class B Certificateholders (collectively, the "Certificateholders") all principal payments on the Receivables, including full and partial prepayments received by the Trustee during the preceding calendar month. Monthly Principal will be passed through to Certificateholders on each Distribution Date in a maximum amount equal to the aggregate outstanding principal amount of the Receivables (the "Pool Balance") on the last day of the second preceding calendar month (or, in the case of the first Distribution Date, as of the Cutoff Date) less the Pool Balance on the last day of the immediately preceding calendar month. For the purpose of determining Monthly Principal, the unpaid principal balance of a Defaulted Receivable or a Purchased Receivable will be deemed to be zero on and after the last day of the calendar month in which such Receivable becomes a Defaulted Receivable or a Purchased Receivable, as applicable.

                                The weighted average life of the Certificates will be reduced by full or partial prepayments on the Receivables (except certain prepayments in respect of Precomputed Receivables). Neither the Servicer nor the Depositor nor any of their affiliates maintains specific statistical data regarding the historical prepayment experience of its automobile receivable portfolio. See "The Certificates--Distributions" herein.

The Receivables...............  On the Closing Date, the Depositor will convey
                                Receivables to the Trust (the "Initial
                                Receivables") having an aggregate principal
                                balance of approximately $    as of    , 199
                                (the "Initial Cutoff Date"). The Trust will
                                acquire the Initial Receivables from the
                                Depositor pursuant to the Pooling and Servicing Agreement. In addition, the Depositor will be obligated under the terms of the Pooling and Servicing Agreement to sell additional Receivables (the "Subsequent Receivables") to the Trust (subject only to the availability thereof) having an aggregate principal balance
                                equal to approximately $    (the "Pre-Funded
                                Amount"), and the Trust will be obligated to purchase the Subsequent Receivables from the Depositor (subject to the satisfaction of certain conditions set forth in the Pooling and Servicing Agreement) prior to the end of the Funding Period. The Depositor will designate as a cutoff date (each, a "Subsequent Cutoff Date") each date as of which particular Subsequent Receivables are conveyed to the Trust. Each date during the Funding Period on which Subsequent Receivables will be conveyed to the Trust is referred to herein as a "Subsequent Transfer Date." See "The Certificates--Sale and Assignment of Receivables; Subsequent Receivables" and "The Receivables Pool" herein and "The Receivables Pools" in the Prospectus.

                                The Depositor will acquire the Initial
                                Receivables on or prior to the Closing Date
                                from California Thrift & Loan ("CTL") pursuant
                                to a purchase agreement dated as of    , 199
                                (the "Purchase Agreement") among the Depositor and CTL. CTL also will be obligated under the Purchase Agreement to sell the Subsequent Receivables to the Depositor, for resale by the Depositor to the Trust. In the Purchase Agreement, CTL will make certain representations and warranties with respect to the Receivables and CTL will undertake to repurchase any Receivable with respect to which an uncured breach of any such representation or warranty exists if such breach materially and adversely affects the rights of the Depositor or its assignee in such Receivable and if such breach is not cured by CTL in a timely manner. Pursuant to the Pooling and Servicing Agreement, the Depositor will assign its rights against CTL with respect to any Receivable of which there exists a breach of any representation and warranty that materially and adversely affects the rights of the Certificateholders. See "The Certificates--Sale and Assignment of Receivables; Subsequent Receivables" herein. Neither CTL nor the Depositor will have any other obligation with respect to the Receivables or the Certificates.

                                The Receivables arise, or will arise, from
                                Contracts originated or acquired, directly or indirectly, by CTL from Dealers located in various states of the United States. The Initial Receivables have been selected, and the Subsequent Receivables will be selected, from the Contracts owned by CTL based on the criteria specified in the Pooling and Servicing Agreement and described herein under "The Receivables Pool" and in the Prospectus under "The Receivables Pools." As of the Initial Cutoff Date, the weighted average Contract Rate of the Initial Receivables was approximately
                                   %, the weighted average remaining term to
                                maturity of the Initial Receivables was
                                approximately months, and the weighted average original term to maturity of the Initial Receivables was approximately months. No Initial Receivable has, and no Subsequent Receivable will have, a scheduled maturity
                                later than    , 199  (the "Final Scheduled
                                Maturity Date").

                                Subsequent Receivables may be originated or acquired by CTL at a later date using credit criteria that differ from those that were applied to the Initial Receivables and may be of a different credit quality and seasoning. In addition, following the transfer of Subsequent Receivables to the Trust, the characteristics of the entire pool of Receivables included in the Trust may vary significantly from those of the Initial Receivables. For a description of provisions for the transfer of Subsequent Receivables and verification that Subsequent Receivables conform to the requirements of the Pooling and Servicing Agreement, see "Risk Factors--The Pre-Funding Account," "-- Conveyance of Subsequent Receivables to the Trust," "The Receivables Pool" and "The Certificates--Sale and Assignment of Receivables; Subsequent Receivables" herein. See also "Risk Factors--Sales of Subsequent Receivables," and "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" in the Prospectus.

Pre-Funding Account...........  During the period (the "Funding Period") from and including the Closing Date until the
                                earliest to occur of (a) the date on which the amount on deposit in the Pre-Funding Account is
                                equal to $    or less, (b) the occurrence of an
                                Event of Default under the Pooling and
                                Servicing Agreement, (c) the occurrence of
                                certain events of insolvency with respect to
                                the Depositor or the Servicer or (d) the
                                [third] Distribution Date, the Pre-Funded
                                Amount will be maintained in an account (the
                                "Pre-Funding Account") in the name of the
                                Trustee. The Funding Period will not be more
                                than three calendar months. The Pre- Funded
                                Amount initially will equal $    and, during
                                the Funding Period, will be reduced by the amount thereof used to purchase Subsequent Receivables in accordance with the Pooling and Servicing Agreement. See "Description of the Transfer and Servicing Agreements--Accounts-- Pre-Funding Account" in the Prospectus and "The Certificates--Sale and Assignment of Receivables; Subsequent Receivables" herein.

                                Funds on deposit in the Pre-Funding Account during the Funding Period will be invested by the Trustee in Eligible Investments, provided, however, that such funds will not be invested in money market funds unless the Trustee receives an opinion of counsel to the effect that such an investment in money market funds would not require the Trust to register as an investment company under the Investment Company Act of 1940. Eligible Investments held in the Pre-Funding Account will be required to mature not later than the business day preceding the next scheduled Distribution Date or the next Subsequent Transfer Date within the Funding Period identified by the Depositor. Any Investment Income with respect to such Eligible Investments will be transferred from the Pre-Funding Account to the Certificate Account on each Distribution Date and will be included in Available Funds for such Distribution Date. Any Pre-Funded Amount remaining at the end of the Funding Period will be payable to the Certificateholders. The Certificates will be prepaid, in part, pro rata on the basis of their initial principal amounts, on the Distribution Date on or immediately following the last day of the Funding Period in the event that any amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Receivables, including any such purchase on such date. The aggregate principal amount of Certificates to be prepaid will be an amount equal to the amount then on deposit in the Pre-Funding Account. Such prepayment will reduce the Certificateholders' outstanding principal balance and anticipated yield. See "Risk Factors--The Pre-Funding Account" and "The Certificates--Sale and Assignment of Receivables; Subsequent Receivables" herein. See also "Description of the Transfer and Servicing Agreements--Accounts" in the Prospectus.



Subordination of Class B
 Certificates...............    The rights of the Class B Certificateholders to
                                receive distributions to which they otherwise will be entitled to with respect to the Receivables are subordinated to the rights of the Class A Certificateholders. No distribution of interest will be made to the Class B
                                Certificateholders on any Distribution Date until the full amount of interest payable on the Class A Certificates on such Distribution
                                Date has been distributed to the Class A
                                Certificateholders and no distribution of principal will be made to the Class B
                                Certificateholders on any Distribution Date until the full amount of interest on and principal of the Class A Certificates payable on such Distribution Date has been distributed to the Class A Certificateholders.
                                Distributions of interest on the Class B
                                Certificates will not be subordinated to distributions of principal of the Class A
                                Certificates. Because the rights of the Class B
                                Certificateholders to receive distributions of principal will be subordinated to the rights of the Class A Certificateholders to receive distributions of interest and principal, the Class B Certificates will be more sensitive than the

                                Class A Certificates to losses on the
                                Receivables. If the aggregate amount of losses on the Receivables exceeds the amount on deposit in the Cash Collateral Account, Class B Certificateholders may not recover their initial investment in the Class B Certificates. See "The Certificates--Distributions" and "-- Subordination of the Class B Certificates" herein.

Cash Collateral Account.......  The Depositor will establish the Cash
                                Collateral Account on the Closing Date and will
                                deposit in such account an amount equal to    %
                                of the sum of the initial Class A Principal
                                Balance and the Class B Principal Balance
                                (collectively, the "Certificate Principal
                                Balance"). On each Distribution Date
                                thereafter, the Servicer will deposit into the Cash Collateral Account any amounts remaining in the Certificate Account after the payment on such date of every other obligation of the Trust. The Trustee will withdraw funds from the Cash Collateral Account on each Distribution Date to the extent of any shortfall in the Monthly Interest and Monthly Principal. Any amount on deposit in the Cash Collateral Account on any Distribution Date in excess the Required Cash Collateral Amount after all other required deposits thereto and withdrawals therefrom have been made, will be distributed to the Depositor. Any amount so distributed to the Depositor will no longer be an asset of the Trust. The "Required Cash Collateral Amount" with respect to any Distribution Date will
                                equal    % of the Certificate Principal
                                Balance.

                                While it is intended that the amount on deposit in the Cash Collateral Account grow over time, through the deposit thereto of the excess collections, if any, on the Receivables, to the Required Cash Collateral Amount, there can be no assurance that such growth will actually occur. See "The Certificates--Accounts" herein.

                                The Cash Collateral Account will be maintained with the Trustee as a segregated trust account for the benefit of Certificateholders, but will not be part of the Trust.

Optional Purchase.............  The Servicer may purchase all of the
                                Receivables (referred to herein as an "Optional Purchase") as of the last day of any Collection Period, at a purchase price equal to the fair market value of the Receivables (but not less than their aggregate outstanding principal balance plus accrued and unpaid interest thereon), if the Certificate Principal Balance as of the following Distribution Date will equal 10% or less of the initial Certificate Principal Balance.

Tax Status....................  In the opinion of Federal Tax Counsel, the
                                Trust will be treated as a grantor trust for federal income tax purposes and will not be subject to federal income tax. Owners of beneficial interests in the Certificates will report their pro rata share of all income earned on the Receivables (other than amounts, if any, treated as "stripped coupons") and, subject to certain limitations in the case of such owners who are individuals, trusts or estates, may deduct their pro rata share of reasonable servicing and other fees.

                                See "Certain Federal Income Tax Consequences" in the Prospectus for additional information concerning the application of federal income tax laws to the Trust and the Certificates.

ERISA Considerations..........  Subject to the considerations discussed under
                                "ERISA Considerations" herein and in the Prospectus, the Class A Certificates may be eligible for purchase by employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended. See "ERISA Considerations" herein and in the Prospectus.

                                Because the Class B Certificates are
                                subordinated to the Class A Certificates, the Class B Certificates may not be purchased by Plans.

Ratings..................       It is a condition to the issuance of the
                                Certificates that the Class A Certificates and the Class B Certificates each be rated in one of the four highest rating categories by at least one nationally recognized statistical rating agencies. A rating is not a recommendation to purchase, hold or sell the Certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings address the likelihood that principal of and interest on the Certificates will be paid pursuant to their terms. There can be no assurance that a rating will not be lowered or withdrawn by a rating agency if circumstances so warrant. See "Risk
                                Factors--Ratings of the Certificates" herein.

                                 RISK FACTORS

  In addition to the other information contained in this Prospectus Supplement and the Prospectus, prospective investors should carefully consider the following risk factors and those discussed in the Prospectus under the heading "Risk Factors" before investing in the Certificates.

THE PRE-FUNDING ACCOUNT

  On the Closing Date, the Depositor will deposit the Pre-Funded Amount to the Pre-Funding Account. The Pre-Funding Account will be maintained as an Eligible Deposit Account. The Pre-Funded Amount will be used only to purchase Subsequent Receivables. Prior to their withdrawal from the Pre-Funding Account as payment for Subsequent Receivables, funds on deposit in the Pre-Funding Account will be invested in Eligible Investments, and any investment income thereon will be included on the following Distribution Date as part of Available Funds. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed pro rata to Certificateholders as a prepayment of principal of the Certificates. Such prepayment will reduce the Certificateholder's outstanding principal balance and anticipated yield. See "Yield and Prepayment Considerations--Mandatory Repurchase" herein and "Description of the Transfer and Servicing Agreements --Accounts--Pre-Funding Account" in the Prospectus. The amounts on deposit may be invested in Eligible Investments, provided, however, that such funds will not be invested in money market funds unless the Trustee receives an opinion of counsel to the effect that such an investment in money market funds would not require the Trust to register as an investment company under the Investment Company Act of 1940.

CONVEYANCE OF SUBSEQUENT RECEIVABLES TO THE TRUST

  On the Closing Date, the Depositor will convey to the Trust approximately
$    of Initial Receivables and the approximately $    Pre-Funded Amount on
deposit in the Pre-Funding Account. If the principal amount of eligible Receivables originated or acquired by CTL prior to the termination of the Funding Period is less than the Pre-Funded Amount, CTL will have insufficient Receivables to sell to the Depositor, and the Depositor will have insufficient Receivables to sell to the Trust, thereby resulting in a prepayment of principal to the Certificateholders as described below. In addition, any conveyance of Subsequent Receivables is subject to the satisfaction, on or before the related Subsequent Transfer Date, of the following conditions, among others: (i) each such Subsequent Receivable shall satisfy the eligibility criteria specified in the Pooling and Servicing Agreement and shall not have been selected from among such eligible Receivables in a manner that CTL or the Depositor deems adverse to the interests of the Certificateholders; (ii) as of the related Subsequent Cutoff Date, the Receivables in the Trust at that time, including the Subsequent Receivables to be conveyed by the Depositor to the Trust as of such Subsequent Cutoff Date, must satisfy the parameters described under "The Receivables Pool" herein and under "The Receivables Pools" in the Prospectus; (iii) CTL shall have executed and delivered to the Depositor, and the Depositor shall have executed and delivered to the Trustee, a written assignment (including a schedule identifying such Subsequent Receivables) conveying such Subsequent Receivables to the Depositor and the Trust, respectively. In addition, the conveyance of the Subsequent Receivables to the Trust will also be subject to the satisfaction of the following requirements within days after the termination of the Funding Period: (a) the Depositor shall deliver certain opinions of counsel to the Trustee and the Rating Agencies with respect to the validity of the conveyance of the Subsequent Receivables to the Trust; (b) the Trustee shall receive written confirmation from a firm of certified public accountants that the Receivables, including the Subsequent Receivables, meet the criteria described herein under "The Receivables Pool" and in the Prospectus under "The Receivables Pools"; and (c) the Rating Agencies shall have notified the Depositor in writing that, following the conveyance of the Subsequent Receivables to the Trust, the Certificates will continue to be rated by such Rating Agencies in the same rating categories in which they were rated on the Closing Date. Such confirmation of the ratings of the Certificates may depend on factors other than the characteristics of the Subsequent Receivables, including the delinquency, repossession and net loss experience on the automobile, light truck and van receivables in the portfolio serviced by CTL.

  CTL will immediately repurchase from the Trust any Subsequent Receivable that fails to satisfy the conditions listed in the preceding paragraph, at a purchase price equal to the Purchase Amount therefor.

  To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the purchase of Subsequent Receivables by the Trust by the end of the Funding Period, the Certificateholders will receive a prepayment of principal in an amount equal to the Pre-Funded Amount remaining in the Pre-Funding Account following the purchase of all Subsequent Receivables. It is anticipated that the principal amount of the Subsequent Receivables sold to the Trust will not be exactly equal to the amount on deposit in the Pre-Funding Account and, therefore, that there will be at least a nominal amount of principal prepaid to the Certificateholders. See "Yield and Prepayment Considerations--Mandatory Repurchase."

  Each Subsequent Receivable, at the time it is conveyed to the Trust, must satisfy the eligibility criteria specified in the Pooling and Servicing Agreement. However, Subsequent Receivables may have been originated or acquired by CTL at a later date using credit criteria different from those that were applied to the Initial Receivables and may be of a different credit quality and seasoning. Therefore, following the transfer of Subsequent Receivables to the Trust, the characteristics of the entire Receivables Pool included in the Trust may vary significantly from those of the Initial Receivables. See "The Receivables Pool" and "The Certificates--Sale and Assignment of Receivables; Subsequent Receivables" herein and "The Receivables Pools" in the Prospectus.

CERTIFICATES SOLELY OBLIGATIONS OF THE TRUST

  The Certificates are interests in the Trust only and do not represent the obligation of any other person. The Trustee will withdraw funds from the Cash Collateral Account, up to the full balance of the funds on deposit in such account, in the event that sufficient funds are not available in accordance with the Pooling and Servicing Agreement to distribute Monthly Interest and Monthly Principal and to pay the Servicing Fee on any Distribution Date. The
Cash Collateral Account is initially   % of the Certificate Principal Balance
and is intended to increase over time to   % of the Certificate Principal
Balance. There is no assurance that such growth will occur or that the balance in the Cash Collateral Account will always be sufficient to assure payment in full of Monthly Principal and Monthly Interest on the Certificates. In the event the amount on deposit in the Cash Collateral Account is reduced to zero, losses on the Receivables will be borne directly first by Class B Certificateholders until the Class B Principal Balance is reduced to zero, and then by Class A Certificateholders. See "The Receivables Pool--Delinquencies, Repossession and Net Losses" and "The Certificates--Accounts --Cash Collateral Account."

LIMITED OBLIGATIONS OF THE DEPOSITOR, CTL AND THE SERVICER

  None of the Depositor, CTL or the Servicer is generally obligated to make any payments in respect of the Certificates or the Receivables; however, if CTL were to cease acting as Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payment to the Certificateholders. In addition, CTL makes certain representations and warranties with respect to the Receivables and, in the event of a breach of any such representation or warranty that materially and adversely affects the rights of the Certificateholders in a Receivable, CTL is obligated under the Purchase Agreement and the Pooling and Servicing Agreement to repurchase such Receivable from the Trust at a repurchase price equal to the Purchase Amount thereof. See "The Certificates--Sale and Assignment of Receivables; Subsequent Receivables" herein and "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" in the Prospectus.

RATINGS OF THE CERTIFICATES

  As a condition to the issuance of the Offered Certificates, the Class A Certificates and the Class B Certificates must be rated in at least one of the four highest rating categories by a nationally recognized rating agency. A rating is not a recommendation to purchase, hold or sell the Certificates, inasmuch as a rating does not comment as to market price or suitability for a particular investor. The ratings of the Certificates address the likelihood of the timely payment of interest on, and the ultimate repayment of principal of, the Certificates pursuant to their terms. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant. In the event that a rating is subsequently lowered or withdrawn, no person or entity will be required to provide any additional credit enhancement. The ratings of the Class A Certificates are based primarily on the credit quality of the Receivables, the subordination of the Class B Certificates and the availability of funds in the Cash Collateral Account, and the ratings of the Class B Certificates are based primarily on the credit quality of the Receivables and the availability of funds in the Cash Collateral Account.

GEOGRAPHIC CONCENTRATION

  As of the Cut-Off Date, based upon billing address information provided to
CTL, the Obligors resided in    states and the District of Columbia, two of
which, California and Texas, account for   % and   %, respectively, of the
aggregate principal balance of the Receivables. Adverse economic conditions in California or Texas could adversely affect the delinquency, loan loss or repossession experience of the Trust.

                            FORMATION OF THE TRUST

GENERAL

  The Depositor will establish the Trust by selling and assigning the Trust property, as described below, to the Trustee in exchange for the Certificates. The Servicer will service the Receivables pursuant to the Pooling and Servicing Agreement and will be compensated for acting as the Servicer. See "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses" in the Prospectus. To facilitate servicing and to minimize administrative burden and expense, the Servicer will be appointed custodian of the Receivables and the related documents by the Trustee, but will not stamp the Receivables to reflect the sale and assignment of the Receivables to the Trust or amend the certificates of title of the Financed Vehicles. In the absence of amendments to the certificates of title, the Trustee may not have perfected security interests in the Financed Vehicles securing the Receivables in some states. See "Risk Factors--Perfection of Security Interests in Financed Vehicles" and "Certain Legal Aspects of the Receivables" in the Prospectus. Under the terms of the Pooling and Servicing Agreement, CTL may delegate its duties as Servicer and custodian; however, any such delegation will not relieve CTL of its liability and responsibility with respect to such duties.

  If the protection provided to Certificateholders by the Cash Collateral Account and, in the case of the Class A Certificateholders, the subordination of the Class B Certificates is insufficient, the Trust will look only to the Obligors on the Receivables and the proceeds from the repossession and sale of Financed Vehicles that secure defaulted Receivables to fund distributions of principal and interest on the Certificates. In such event, certain factors, such as the Trust's not having first priority perfected security interests in some of the Financed Vehicles, may affect the Trust's ability to realize on the collateral securing the Receivables and thus may reduce the proceeds to be distributed to Certificateholders with respect to the Certificates. See "The Certificates--Distributions" and "--Subordination of the Class B Certificates; Cash Collateral Account" herein and "Certain Legal Aspects of the Receivables" in the Prospectus.

  Each Certificate represents a fractional undivided ownership interest in the Trust. The Trust property includes the Contracts transferred by the Depositor to the Trust and certain payments due thereunder after the Cutoff Date. The Trust property also includes (i) such amounts as from time to time may be held in the Certificate Account; (ii) the right to draw on funds on deposit in the Cash Collateral Account, the Payahead Account and the Yield Supplement Account, to the extent described herein, (iii) security interests in the Financed Vehicles and any accessions thereto; (iv) the rights to proceeds with respect to the Receivables from claims on physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors, as the case may be, and any lender's insurance policy; (v) any property that shall have secured a Receivable and that shall have been acquired by the Trustee; (vi) the Pre-Funding Account; and (vii) any and all proceeds of the foregoing. The Cash Collateral Account and the Yield Supplement Account will be maintained by the Trustee for the benefit of the Certificateholders, but will not be part of the Trust. The assets of the Trust will not include, and the Certificateholders will have no interest in, any contract between CTL and any Dealer establishing "dealer reserves" or any right pursuant to any such contract to recapture dealer reserves.

THE TRUSTEE

       is Trustee under the Pooling and Servicing Agreement.     is a
banking corporation, and its principal offices are located at    . The
Depositor and its affiliates may maintain normal commercial banking relations with the Trustee and its affiliates.

                             THE RECEIVABLES POOL

  The pool of Receivables conveyed to the Trust (the "Receivables Pool") will include the Initial Receivables purchased as of the Initial Cutoff Date and any Subsequent Receivables purchased as of the applicable Subsequent Cutoff Dates.

  The Initial Receivables were, and the Subsequent Receivables were or will be, selected from CTL's portfolio for purchase by the Depositor by several criteria, including that each Receivable: (i) had or will have an original
number of payments of not more than     payments and not less than
payments, (ii) had or will have a remaining maturity of not more than
months and not less than     months, (iii) provided or will provide for level
monthly payments that fully amortize the amount financed over the original term, (iv) had or will have a Contract Rate (exclusive of prepaid finance
charges) of not less than   %, and (v) was not or will not be more than   days
past due as of the Cutoff Date. The weighted average remaining maturity of the Initial Receivables will be months as of the Initial Cutoff Date.

  Approximately   % of the Initial Receivables are simple interest contracts
which provide for equal monthly payments. Approximately   % of the aggregate
principal balance of the Initial Receivables as of the Initial Cutoff Date are
Precomputed Receivables (as defined in the Prospectus) originated in    . All
of such Precomputed Receivables are Rule of 78's Receivables (as defined in
the Prospectus). Approximately   % of the aggregate principal balance of the
initial Cutoff Date represent financing of new vehicles; the remainder of the Initial Receivables represent financing of used vehicles.

  Obligors of the Initial Receivables representing more than 10% of the aggregate principal balance of the Receivables as of the Cutoff Date reside in each of the States of California and Texas, based upon billing address information provided to CTL. The performance of the Receivables in the aggregate could be adversely affected in particular by the development of adverse economic conditions in any such state. See "Risk Factors--Geographic Concentration" and "--Delinquencies, Repossessions and Net Losses" herein.

  The obligation of the Trust to purchase Subsequent Receivables on a Subsequent Transfer Date will be subject to the following criteria: [SPECIFY APPLICABLE CRITERIA]. In addition, such obligation will be subject to the Receivables (including the Subsequent Receivables to be transferred to the Trust on such Subsequent Transfer Date) having a weighted average remaining term not greater than months. Such criteria will be based on the characteristics of the Initial Receivables on the Initial Cutoff Date and any Subsequent Receivables on the related Subsequent Cutoff Date.

  The Initial Receivables will represent approximately   % of the aggregate
initial principal balance of the Certificates. However, except for the criteria described in the preceding paragraphs, there will be no required characteristics of the Subsequent Receivables. Therefore, following the transfer of Subsequent Receivables to the Trust, the aggregate characteristics of the entire Receivables Pool, including the composition of the Receivables, the distribution by Contract Rate and the geographic distribution, may vary significantly from those of the Initial Receivables. The composition, distribution by Contract Rate and geographic distribution of the Initial Receivables as of the Initial Cutoff Date are as set forth in the following tables.

                  COMPOSITION OF THE INITIAL RECEIVABLES AS OF
                            THE INITIAL CUTOFF DATE

                                          AGGREGATE   ORIGINAL
                               NUMBER OF  PRINCIPAL   PRINCIPAL     WEIGHTED
                              RECEIVABLES  BALANCE     BALANCE    AVERAGE RATE
                              ----------- --------- ------------- ------------
New Automobiles and Light-
 Duty Trucks.................
Used Automobiles and Light-
 Duty Trucks.................
New Vans(1)..................
Used Vans(1).................
Motorcycles..................
                                  ---        ---         ---          ---
All Receivables..............
                                  ===        ===         ===          ===
                               WEIGHTED   WEIGHTED  PERCENTAGE OF  SCHEDULED
                                AVERAGE    AVERAGE    AGGREGATE     WEIGHTED
                               REMAINING  ORIGINAL    PRINCIPAL     AVERAGE
                                TERM(2)    TERM(2)   BALANCE(3)     LIFE(2)
                              ----------- --------- ------------- ------------
New Automobiles and Light-
 Duty Trucks.................
Used Automobiles and Light-
 Duty Trucks.................
New Vans(1)..................
Used Vans(1).................
Motorcycles..................
                                  ---        ---         ---          ---
All Receivables..............
                                  ===        ===         ===          ===

--------
(1) References to vans include minivans and van conversions.
(2) Based on scheduled maturity and assuming no prepayments of the Receivables.
(3) Sum may not equal 100% due to rounding.

               GEOGRAPHIC DISTRIBUTION OF THE INITIAL RECEIVABLES
                         AS OF THE INITIAL CUTOFF DATE

             PERCENT OF AGGREGATE
STATE(1)(2)  PRINCIPAL BALANCE(3)
-----------  --------------------






--------

(1) Based on address of the Obligor.
(2) $    of receivables were originated by Dealers and purchased from such
    Dealers by CTL.
(3) Percentages may not add to 100% because of rounding.

           DISTRIBUTION OF INITIAL RECEIVABLES VEHICLES BY MODEL YEAR

                                                       PRINCIPAL
                            NUMBER OF  PERCENTAGE OF BALANCE AS OF PERCENTAGE OF
MODEL YEAR                 RECEIVABLES   TOTAL(1)     CUTOFF DATE    TOTAL(1)
----------                 ----------- ------------- ------------- -------------
199 ......................
199 ......................
199 ......................
199 ......................
199 ......................
199 ......................
199 ......................
199 ......................
199 ......................
199 ......................
199 ......................
199 ......................
199 ......................
                               ---          ---           ---           ---
  Total...................
                               ===          ===           ===           ===

--------
(1) Sum may not equal 100% due to rounding.

                   DISTRIBUTION OF THE INITIAL RECEIVABLES BY
                  CONTRACT RATE AS OF THE INITIAL CUTOFF DATE

                                                                   PERCENTAGE OF
                                               AGGREGATE  AVERAGE    AGGREGATE
                                    NUMBER OF  PRINCIPAL PRINCIPAL   PRINCIPAL
CONTRACT RATE RANGE                RECEIVABLES  BALANCE   BALANCE   BALANCE(1)
-------------------                ----------- --------- --------- -------------
    to    %.......................
    to    %.......................
    to    %.......................
    to    %.......................
    to    %.......................
    to    %.......................
    to    %.......................
    to    %.......................
    to    %.......................
                                       ---        ---       ---         ---
  Total...........................
                                       ===        ===       ===         ===

--------
(1) Sum may not equal 100% due to rounding.

              DISTRIBUTION OF THE INITIAL RECEIVABLES BY REMAINING
                       TERM AS OF THE INITIAL CUTOFF DATE

                                                                   PERCENTAGE OF
                                               AGGREGATE  AVERAGE    AGGREGATE
REMAINING SCHEDULED                 NUMBER OF  PRINCIPAL PRINCIPAL   PRINCIPAL
TERM RANGE                         RECEIVABLES  BALANCE   BALANCE   BALANCE(1)
-------------------                ----------- --------- --------- -------------
    to     months.................
    to     months.................
    to     months.................
    to     months.................
    to     months.................
    to     months.................
    to     months.................
    to     months.................
    to     months.................
                                       ---        ---       ---         ---
  Total...........................
                                       ===        ===       ===         ===

--------
(1)  Sum may not equal 100% due to rounding.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

  Set forth below is certain information concerning the experience of CTL pertaining to delinquencies, repossessions, and net losses on its prime fixed rate retail automobile, light truck and van receivables serviced by CTL. There can be no assurance that the delinquency, repossession, and net loss experience on the Receivables will be comparable to that set forth below.

                                      AT SEPTEMBER 30,                             AT DECEMBER 31,
                          ------------------------------------------  ------------------------------------------
                                  1996                  1995                  1994                  1993
                          --------------------  --------------------  --------------------  --------------------
                           NUMBER OF             NUMBER OF             NUMBER OF             NUMBER OF
                          RECEIVABLES  AMOUNT   RECEIVABLES  AMOUNT   RECEIVABLES  AMOUNT   RECEIVABLES  AMOUNT
                          ----------- --------  ----------- --------  ----------- --------  ----------- --------
                                                            (DOLLARS IN THOUSANDS)
Servicing portfolio.....    24,427    $303,665    22,261    $266,106    22,997    $261,325    22,034    $239,353
Delinquencies
 30-59 days.............        97       1,022        84         811       102         977       110         822
 60-89 days.............        65         686        66         692        55         394        69         528
 90 days or more........        60         482        49         348        59         382        37         279
Total delinquencies.....       222       2,190       199       1,851       216       1,753       216       1,629
                            ------    --------    ------    --------    ------    --------    ------    --------
Total delinquencies as a
percent of servicing
portfolio...............       .91%        .72%      .88%        .70%      .94%        .67%      .98%        .68%
                            ======    ========    ======    ========    ======    ========    ======    ========
                               NINE MONTHS ENDED SEPTEMBER 30,                     YEAR ENDED DECEMBER 31,
                          ------------------------------------------  ---------------------------------------------------
                                  1996                  1995                  1994                  1993
                          --------------------  --------------------  --------------------  --------------------
                           NUMBER OF             NUMBER OF             NUMBER OF             NUMBER OF
                          RECEIVABLES  AMOUNT   RECEIVABLES  AMOUNT   RECEIVABLES  AMOUNT   RECEIVABLES  AMOUNT
                          ----------- --------  ----------- --------  ----------- --------  ----------- --------
                                                            (DOLLARS IN THOUSANDS)
Average servicing
portfolio(2)............    23,524    $284,886    22,809    $266,746    22,516    $252,144    25,266    $257,034
Net charge-offs:
 Gross charge-off.......       520       3,182       644       3,787       527       2,500       856       4,692
 Recoveries.............                   587                   581                   573                   554
                                      --------              --------              --------              --------
Net losses..............                 2,595                 3,206                 1,927                 4,138
                                      ========              ========              ========              ========
Gross charge-offs as a
percent of average
servicing portfolio.....      2.95%       1.49%     2.82%       1.42%     2.34%        .99%     3.39%       1.83%
Recoveries as a percent
of gross charge-offs....                 18.45%                15.34%                22.92%                11.81%
Net losses as a
percentage of average
servicing portfolio.....                  1.21%                 1.20%                  .76%                 1.61%

----
(1) There is generally no recourse to Dealers under any of the receivables in the portfolio serviced by CTL, except to the extent of representations and warranties made by Dealers in connection with such receivables.
(2) Equals the monthly arithmetic average.

(3) Variation in the size of the portfolio serviced by CTL will affect the percentages in "Gross Charge-Offs as a Percentage of Average Servicing Portfolio" and "Net Losses as a Percentage of Average Servicing Portfolio."

                      YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

  Monthly Interest (as defined herein) on the Receivables will be distributed to Certificateholders on each Distribution Date to the extent of the Pass-Through Rate applied to the Class A Certificate Principal Balance or Class B Certificate Principal Balance, as applicable, as of the preceding Distribution Date or the Closing Date, as applicable (after giving effect to distributions of principal on such preceding Distribution Date). See "The Certificates-- Distributions." In the event of a full or partial prepayment on a Receivable, Certificateholders will receive interest for the full month of such prepayment either through the distribution of interest paid on other Receivables or withdrawal from the Cash Collateral Account.

  Although the Receivables will have different Contract Rates, each Receivable's Contract Rate generally will exceed the sum of (a) the initial weighted average of the Class A Pass-Through Rate and the Class B Pass-Through Rate and (b) the per annum rate used to calculate the Servicing Fee. The Contract Rate on certain of the Receivables, however, will be less than the weighted average of the Class A Pass-Through Rate and the Class B Pass-Through Rate plus the per annum rate used to calculate the Servicing Fee. For such Receivables, amounts on deposit in the Yield Supplement Account will be used to cover resulting shortfalls with respect to Monthly Interest and the Servicing Fee. See "The Certificates--Accounts." The availability of amounts on deposit in the Yield Supplement Account reduces the likelihood that disproportionate rates of prepayments between Receivables with higher and lower Contract Rates will affect the ability of the Trust to distribute Monthly Interest to Certificateholders.

  The effective yield to Certificateholders will be below the yield otherwise produced by the Pass-Through Rate because the distribution of Monthly Principal and Monthly Interest in respect of any given month will not be made until the related Distribution Date, which will not be earlier than the day of the following month.

MANDATORY REPURCHASE

  Cash distributions to Certificateholders will be made, on a pro rata basis, on the Distribution Date on or immediately following the last day of the Funding Period in the event that funds remain on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Receivables, including any such purchase on such date.

                             THE DEPOSITOR AND CTL

  CTL currently acquires loans from over 2,800 manufacturer franchised automobile dealerships and 160 used car dealers in eight states. CTL is a California industrial loan company, formed in 1959. In addition to the indirect automobile finance business, CTL underwrites and purchases residential real estate loans and commercial equipment leases. For the fiscal years ended December 31, 1995, 1994 and 1993 and for the nine months ended September 30, 1996, CTL acquired automobile loans aggregating $142.6 million, $156.2 million and $172.0 million and $137.9 million, respectively. Of the $303.7 million of loans in the automobile servicing portfolio of CTL (consisting of the principal balance of loans held for sale) at September 30, 1996, approximately 74% represented loans on used cars and approximately 26% represented loans on new cars. CTL began to offer its motor vehicle loan products to an increased number of selected used car dealerships in 1994. In years prior, the amount of Receivables secured by used cars was immaterial.

  Additional information regarding CTL and the Depositor is set forth under "California Thrift & Loan and Affiliates" in the Prospectus.

                               THE CERTIFICATES

GENERAL

  The Certificates will be issued pursuant to the Pooling and Servicing Agreement. Copies of the Pooling and Servicing Agreement (without exhibits) may be obtained by Certificateholders upon request in writing to the Servicer at the address set forth herein under "Reports to Certificateholders." Citations to the relevant sections of the Pooling and Servicing Agreement appear below in parentheses. The following is a summary of the material terms of the Certificates and is subject to and qualified in its entirety by reference to the Pooling and Servicing Agreement.

DISTRIBUTIONS

  In general, it is intended that the Trustee distribute to the Class A Certificateholders and the Class B Certificateholders on each Distribution Date the aggregate principal payments, including full and partial prepayments (except certain prepayments in respect of Precomputed Receivables as described below under "--Accounts") received on the Receivables during the related Collection Period, plus a full month's interest at the Class A Pass-Through Rate or the Class B Pass-Through Rate, as applicable, payable monthly at one-twelfth the annual rate, calculated on the basis of a 360-day year consisting of twelve 30-day months. (Section 14.04.) The Class A Certificates are entitled to a certain priority, relative to the Class B Certificates, in right of distributions on the Receivables. See "--Distributions on the Certificates." Interest to Certificateholders may be provided by a payment made by or on behalf of the Obligor, by an Advance made by the Servicer to cover an Interest Shortfall, by a withdrawal from the Cash Collateral Account to cover an Interest Shortfall, and, in respect of certain Receivables, by the withdrawal of the Yield Supplement Amount from the Yield Supplement Account. See "--Sale and Assignment of Receivables; Subsequent Receivables" and "-- Accounts" herein.

SALE AND ASSIGNMENT OF RECEIVABLES; SUBSEQUENT RECEIVABLES

  Certain information with respect to the conveyance of the Initial Receivables from CTL to the Depositor, and from the Depositor to the Trust, on the Closing Date pursuant to the Purchase Agreement and the Pooling and Servicing Agreement, respectively, is set forth under "Description of the Transfer and Servicing Agreements--Sale and Assignment of the Receivables" in the Prospectus. In addition, during the Funding Period, pursuant to the Pooling and Servicing Agreement, CTL will be obligated to sell to the Depositor and the Depositor will be obligated to sell to the Trust, Subsequent Receivables having an aggregate principal balance equal to approximately $ (such amount being equal to the initial Pre-Funded Amount) to the extent that such Subsequent Receivables are available.

  During the Funding Period on each Subsequent Transfer Date, subject to the conditions described below, CTL will sell and assign to the Depositor, and the Depositor will sell and assign to the Trust, without recourse, their respective interests in the Subsequent Receivables. The Subsequent Receivables will be designated by CTL as of the related Subsequent Cutoff Date and identified in a schedule attached to a subsequent transfer assignment relating to such Subsequent Receivables, which will be executed and delivered on such date by the Depositor for delivery to the Trustee pursuant to the Pooling and Servicing Agreement.

  Any conveyance of Subsequent Receivables is subject to the satisfaction, on or before the related Subsequent Transfer Date, of the following conditions precedent, among others: (i) each such Subsequent Receivable must satisfy the eligibility criteria specified in the Pooling and Servicing Agreement and shall not have been selected from among such eligible Receivables in a manner that CTL or the Depositor deems adverse to the interests of the Certificateholders; (ii) as of the related Subsequent Cutoff Date, the Receivables in the Trust at that time, including the Subsequent Receivables to be conveyed by the Depositor as of such Subsequent Cutoff Date, will satisfy the parameters described under "The Receivables Pool" herein and under "The Receivables Pools" in the Prospectus; and (iii) CTL shall have executed and delivered to the Depositor, and the Depositor shall have executed and delivered to the Trustee, a written assignment conveying such Subsequent Receivables to the Depositor and the Trust, respectively (including a schedule identifying such Subsequent Receivables). Moreover, any such conveyance of Subsequent Receivables will also be subject to the satisfaction of the following requirements within days after the termination of the Funding
Period: (a) the Depositor must deliver certain opinions of counsel to the Trustee and the Rating Agencies with respect to the validity of the conveyance of the Subsequent Receivables to the Trust; (b) the Trustee shall have received written confirmation from a firm of certified independent public accountants that the Receivables, including the Subsequent Receivables, satisfy the parameters described under "The Receivables Pool" herein and under "The Receivables Pools" in the Prospectus; and (c) the Rating Agencies shall have notified the Depositor in writing that, following the addition of the Subsequent Receivables to the Trust, the Certificates will continue to be rated by such Rating Agencies in the same rating categories in which they were rated on the Closing Date. Such confirmation of the ratings of the Certificates may depend on factors other than the characteristics of the Subsequent Receivables, including the delinquency, repossession and net loss experience on the automobile, light duty truck and minivan receivables in the portfolio serviced by the Servicer. CTL will immediately repurchase from the Trustee, at a price equal to the Purchase Amount thereof, any Subsequent Receivable that fails to satisfy any of the foregoing conditions subsequent.

  Subsequent Receivables may have been originated or acquired by CTL at a later date using credit criteria different from those that were applied to the Initial Receivables. See "Risk Factors--Conveyance of Subsequent Receivables to the Trust" and "The Receivables Pool" herein.

ACCOUNTS

  In addition to the Certificate Account (as described in the Prospectus), the Servicer will establish with the Trustee for the benefit of the Certificateholders [the Yield Supplement Account,] the Cash Collateral Account [and the Payahead Account].

  Yield Supplement Account. For each Receivable on which the Contract Rate is less than the sum of (a) the initial weighted average of the Class A Pass-Through Rate and the Class B Pass-Through Rate and (b) the annual percentage rate at which the Servicing Fee is calculated with respect to the Certificate Principal Balance for such Receivable, on the Closing Date the Depositor will deposit into the Yield Supplement Account an amount equal to the aggregate of such shortfall over the term of such Receivables (the "Total Yield Supplement Deposit") based on the scheduled payments of the Receivables. On each Determination Date, the Servicer shall withdraw an amount to apply to distributions on the Certificates on the related Distribution Date equal to the scheduled shortfall for the previous Collection Period (the "Yield Supplement Amount"). The Yield Supplement Account will be maintained by the Trustee for the benefit of the Certificateholders and will not form part of the Trust. (Section 14.08.)

  Cash Collateral Account. On the Closing Date, the Depositor will deposit an
amount equal to    % of the initial Certificate Principal Balance into the
Cash Collateral Account. Thereafter, the amount held in the Cash Collateral Account will be increased up to the Required Cash Collateral Amount by the deposit thereto of payments on the Receivables not utilized to make payments to the Certificateholders or the Servicer on any Distribution Date. While it is intended that the Cash Collateral Account will grow over time to equal the Required Cash Collateral Amount through monthly deposits of excess collections on the Receivables, if any, there can be no assurance that such growth will actually occur.

  Under the terms of the Pooling and Servicing Agreement, the Trustee will withdraw funds from the Cash Collateral Account and transfer them to the Certificate Account for any deficiency as described above under "-- Distributions on the Certificates," to the extent available. Amounts available for deficiencies on any Distribution Date will be limited to the sum of amounts on deposit in the Cash Collateral Account on such Distribution Date.

  In the event that the balance of the Cash Collateral Account is reduced to zero on any Distribution Date, the Trust will depend solely on current distributions on the Receivables to make distributions of principal and interest on the Certificates. In addition, because the market value of motor vehicles generally declines with age and because of difficulties that may be encountered in enforcing motor vehicle contracts as described in the Prospectus under "Certain Legal Aspects of the Receivables," the Servicer may not recover the entire amount due on such Receivables in the event of a repossession and resale of a Financed Vehicle securing a Receivable in default. In such event, the Certificateholders may suffer a corresponding loss. Any such losses would also be borne first by the Class B Certificateholders, up to the Class B Principal Balance, and then by the Class A Certificateholders.

  Payahead Account. On the Closing Date, the Depositor will establish the Payahead Account, into which payments on Precomputed Receivables will be deposited and held until they are withdrawn and applied as payments on the Certificates. [DESCRIBE MECHANISM FOR DETERMINING THE PRECOMPUTED PAYMENT SCHEDULE.]

SUBORDINATION OF THE CLASS B CERTIFICATES

  The rights of the Class B Certificateholders to receive distributions with respect to the Receivables will be subordinated to such rights of the Class A Certificateholders to the extent described herein. This subordination is intended to enhance the likelihood of timely receipt by the Class A Certificateholders of the full amount of interest and principal distributable to them on each Distribution Date, and to afford the Class A Certificateholders limited protection against losses in respect of the Receivables.

  No distribution of interest will be made to the Class B Certificateholders on any Distribution Date until the full amount of interest payable on the Class A Certificates on such Distribution Date has been distributed to the Class A Certificateholders and no distribution of principal will be made to the Class B Certificateholders on any Distribution Date until the full amount of interest on and principal of the Class A Certificates payable on such Distribution Date has been distributed to the Class A Certificateholders. Distributions of interest on the Class B Certificates will not be subordinated to distributions of principal of the Class A Certificates. Because the rights of the Class B Certificateholders to receive distributions of principal will be subordinated to the rights of the Class A Certificateholders to receive distributions of interest and principal, the Class B Certificates will be more sensitive than the Class A Certificates to losses on the Receivables. If the aggregate amount of losses on the Receivables exceeds the amount on deposit in the Cash Collateral Account, Class B Certificateholders may not recover their initial investment in the Class B Certificates.

  In the event of delinquencies or losses on the Receivables, the protection afforded to the Class A Certificateholders will be effected both by the preferential right of the Class A Certificateholders to receive distributions on the Receivables in the manner and to the extent described above and by the establishment of the Cash Collateral Account.

ADVANCES

  To the extent that interest collected on a Receivable during a Collection Period falls short of the scheduled interest payment, the Servicer will make an Advance of the resulting Interest Shortfall, but only to the extent that the Servicer in its sole discretion, expects to recoup the Advance from subsequent collections on the Receivable, or withdrawals from the Cash Collateral Account. The Servicer will deposit the Advance in the Certificate Account on or before the calendar day of the month following the Collection Period. The Servicer will recoup its Advance from subsequent payments by or on behalf of the respective Obligor, from insurance proceeds or, upon the Servicer's determination that reimbursement from the preceding sources is unlikely, will recoup its Advance from any collections made on other Receivables. (Section 14.05.)

DISTRIBUTIONS ON THE CERTIFICATES

  The Servicer will deposit in the Certificate Account the amount of payments on all Receivables received with respect to the preceding Collection Period, the Yield Supplement Amount for the related Distribution Date, all Advances for such Collection Period, and the Purchase Amount for all Receivables that became Purchased Receivables during the preceding Collection Period, all of which amounts will be available for distribution pursuant to the terms of the Pooling and Servicing Agreement on the next succeeding Distribution Date ("Available Funds") and will determine the amount of funds necessary to make distributions of Monthly

Principal and Monthly Interest to the Certificateholders and the Servicing Fee to the Servicer. If there is a deficiency with respect to the foregoing, the Servicer will withdraw amounts, to the extent available, from the Cash Collateral Account in the amount of such deficiency and notify the Trustee of any remaining deficiency.

  If acceptable to each Rating Agency without a reduction in the rating of any class of Certificates, the Servicing Fee due to the Servicer in respect of each Collection Period will be distributed to the Servicer at the beginning of such Collection Period from collections during such Collection Period.

  On each such Distribution Date, the Trustee will apply or cause to be applied the Available Funds plus any amounts withdrawn from the Cash Collateral Account to make the following payments in the following priority:

    (a) the aggregate amount of outstanding Advances on all Receivables (x) that became Defaulted Receivables during the prior Collection Period, and
  (y) that the Servicer determines to be unrecoverable, to the Servicer;

    (b) the Servicing Fee, including any overdue Servicing Fee, to the Servicer, to the extent not previously distributed to the Servicer;

    (c) pro rata, Class A Monthly Interest, including any overdue Class A Monthly Interest, to the Class A Certificateholders;

    (d) Class B Monthly Interest, including any overdue Class B Monthly Interest, to the Class B Certificateholders;

    (e) Class A Monthly Principal, to the Class A Certificateholders;

    (f) Class B Monthly Principal, to the Class B Certificateholders;

    (g) the amount of recoveries of Advances (to the extent such recoveries have not previously been reimbursed to the Servicer pursuant to clause (a) above), to the Servicer;

    (h) the amount of Liquidation Proceeds on Purchased Receivables purchased by the Servicer, to the Servicer;

    (i) the amount of Liquidation Proceeds on Purchased Receivables repurchased by the Depositor, to the Depositor; and

    (j) the balance into the Cash Collateral Account.

  After all distributions pursuant to clauses (a) through (j) above have been made on each Distribution Date, the amount of funds remaining in the Cash Collateral Account on such date, if any, in excess of the Required Cash Collateral Amount, will be distributed by the Trustee to CTL. Any amounts so distributed to CTL will no longer be available for distribution to Certificateholders, and the Certificateholders will have no rights with respect thereto.

  "Monthly Interest" for any Distribution Date will equal the sum of the Class A Monthly Interest and the Class B Monthly Interest.

  "Monthly Principal" for any Distribution Date will equal the sum of the Class A Monthly Principal and the Class B Monthly Principal.

  "Class A Monthly Interest" for any Distribution Date will equal (i) for the first Distribution Date, the product of the following: (one-twelfth of the Class A Pass-Through Rate) multiplied by (the number of days remaining in the month of the Closing Date from the Closing Date divided by 30) multiplied by (the Class A Principal Balance at the Closing Date) and (ii) with respect to each subsequent Distribution Date, the product of one-twelfth of the Class A Pass-Through Rate and the Class A Principal Balance on the preceding Distribution Date (after giving effect to any distribution of Monthly Principal required to be made on such preceding Distribution Date).

  "Class A Monthly Principal" for any Distribution Date will equal the amount
necessary to reduce the Class A Principal Balance to    % of the aggregate
unpaid principal balances of the Receivables on the last day of the preceding Collection Period; provided, however, that Class A Monthly Principal on the final scheduled Distribution Date will equal the Class A Principal Balance on such date. For the purpose of determining Class A Monthly Principal, the unpaid principal balance of a Defaulted Receivable or a Purchased Receivable is deemed to be zero on and after the last day of the Collection Period in which such Receivable became a Defaulted Receivable or a Purchased Receivable.

  "Class B Monthly Interest" for any Distribution Date will equal (i) for the first Distribution Date, the product of the following: (one-twelfth of the Class B Pass-Through Rate) multiplied by (the number of days remaining in the month of the Closing Date from the Closing Date divided by 30) multiplied by (the Class B Principal Balance at the Closing Date) and (ii) with respect to each subsequent Distribution Date, the product of one-twelfth of the Class B Pass-Through Rate and the Class B Principal Balance on the preceding Distribution Date (after giving effect to any distribution of Monthly Principal required to be made on such preceding Distribution Date).

  "Class B Monthly Principal" for any Distribution Date will equal the amount
necessary to reduce the Class B Principal Balance to    % of the sum of the
aggregate unpaid principal balances of the Receivables on the last day of the preceding Collection Period; provided, however, that Class B Monthly Principal on the final scheduled Distribution Date will equal the Class B Principal Balance on such date. For the purpose of determining Class B Monthly Principal, the unpaid principal balance of a Defaulted Receivable or a Purchased Receivable is deemed to be zero on and after the last day of the Collection Period in which such Receivable became a Defaulted Receivable or a Purchased Receivable.

  "Defaulted Receivable" will mean, for any Collection Period, a Receivable as to which any of the following has occurred: (i) the Receivable is 90 days or more delinquent as of the last day of such Collection Period; (ii) the Financed Vehicle that secures the Receivable has been repossessed; or (iii) the Receivable has been determined to be uncollectible in accordance with the Servicer's customary practices on or prior to the last day of such Collection Period; provided, however, that any Receivable which the Depositor or the Servicer is obligated to repurchase or purchase pursuant to the Pooling and Servicing Agreement shall be deemed not to be a Defaulted Receivable.

  As an administrative convenience, the Servicer will be permitted to make the deposit of collections and aggregate Advances and Purchase Amounts for or with respect to the Collection Period, net of distributions to be made to the Servicer or Depositor with respect to the Collection Period. The Servicer, however, will account to the Trustee and to the Certificateholders as if all deposits and distributions were made individually. (Section 14.06.)

  The following chart sets forth an example of the application of the foregoing provisions to a monthly distribution:

 ........................ Collection Period. The Servicer receives monthly payments, prepayments, and other proceeds in respect
                          of the Receivables and deposits them in the
                          Certificate Account. [The Servicer may deduct
                          Servicing Fees from such deposits.]
 ........................ Record Date. Distributions on the Distribution Date
                          are made to Certificateholders of record at the close
                          of business on this date.
 ........................ Fifth calendar day. On or before this date, the
                          Servicer notifies the Trustee of the amounts to be
                          distributed on the Distribution Date.
 ........................ The Trustee withdraws funds from the Cash Collateral
                          Account, if necessary.
 ........................ Distribution Date. The Trustee distributes to
                          Certificateholders amounts payable in respect of the
                          Certificates[, and pays the Servicing Fee].

                             ERISA CONSIDERATIONS

  [Subject to the considerations set forth under "ERISA Considerations--Senior Certificates Issued By Grantor Trusts" in the Prospectus, the Class A Certificates may be eligible for purchase by an employee benefit plan or an individual retirement account (a "Plan") subject to ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"). A fiduciary of a Plan must determine that the purchase of a Class A Certificate is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. For additional information regarding treatment of the Class A Certificates under ERISA, see "ERISA Considerations" in the Prospectus.

  Because the Class B Certificates are subordinated to the Class A Certificates, the Class B Certificates may not be purchased by Plans.] [TO BE REVISED FOR EACH ISSUANCE]

                                 UNDERWRITING

  Under the terms and subject to the conditions set forth in the underwriting
agreement for the sale of the Certificates, dated,      199  , the Depositor
has agreed to sell and each of the underwriters named below (the
"Underwriters") severally agreed to purchase the principal amount of the Certificates set forth opposite its name below:

                                       PRINCIPAL AMOUNT OF  PRINCIPAL AMOUNT OF
 UNDERWRITERS                          CLASS A CERTIFICATES CLASS B CERTIFICATES
 ------------                          -------------------- --------------------
      ................................        $                    $
      ................................
                                              -----                -----
    Total.............................        $                    $
                                              =====                =====

  In the underwriting agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Certificates offered hereby if any of the Certificates are purchased.

  The Underwriters propose to offer part of the Certificates directly to the public at the prices set forth on the cover page hereof, and part to certain
dealers at a price that represents a concession not in excess of    % of the
denominations of the Class A Certificates or    % of the denominations of the
Class B Certificates. The Underwriters may allow and such dealers may reallow
a concession not in excess of    % of the denominations of the Class A
Certificates or    % of the denominations of the Class B Certificates.

  The Depositor, Bay View and CTL have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.

  The Depositor has been advised by the Underwriters that the Underwriters presently intend to make a market in the Certificates, as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Certificates and any such market-making may be discontinued at any time at the sole discretion of the Underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Certificates.

                                LEGAL OPINIONS

  Certain legal matters relating to the Certificates will be passed upon for the Depositor by Silver, Freedman & Taff, L.L.P., Washington, D.C., and for the Underwriters by Cadwalader, Wickersham & Taft, New York, New York. Certain federal income tax consequences with respect to the Certificates will be passed upon for the Depositor by Silver, Freedman & Taff, L.L.P.

                            INDEX OF PRINCIPAL TERMS

   TERM                                                                 PAGE
   ----                                                              -----------
Available Funds.....................................................        S-19
Bay View............................................................
Certificate Principal Balance.......................................         S-6
Certificateholders..................................................         S-2
Certificates........................................................ Supp. Cover
Class A Principal Balance...........................................         S-2
Class A Certificateholders..........................................         S-2
Class A Certificates................................................ Supp. Cover
Class A Monthly Interest............................................        S-20
Class A Monthly Principal...........................................        S-20
Class A Pass-Through Rate...........................................         S-1
Class A Percentage..................................................         S-1
Class B Principal Balance...........................................         S-2
Class B Certificateholders..........................................         S-2
Class B Certificates................................................ Supp. Cover
Class B Monthly Interest............................................        S-21
Class B Monthly Principal...........................................        S-21
Class B Pass-Through Rate...........................................         S-1
Class B Percentage..................................................         S-1
Closing Date........................................................         S-1
Code................................................................        S-22
CTL.................................................................         S-1
Cutoff Date.........................................................          ii
Defaulted Receivable................................................        S-21
Depositor...........................................................         S-1
Distribution Date...................................................         S-1
Final Scheduled Distribution Date................................... Supp. Cover
Final Scheduled Maturity Date.......................................         S-4
Funding Period......................................................         S-4
Initial Cutoff Date.................................................         S-3
Initial Receivables.................................................         S-3
Monthly Interest....................................................         S-2
Monthly Principal...................................................         S-2
Optional Purchase...................................................         S-6
Plan................................................................        S-22
Pool Balance........................................................         S-2
Pooling and Servicing Agreement..................................... Supp. Cover
Pre-Funded Amount...................................................         S-3
Pre-Funding Account.................................................         S-4
Purchase Agreement..................................................         S-3
Receivables.........................................................          ii
Receivables Pool....................................................        S-11
Record Date.........................................................         S-2
Required Cash Collateral Amount.....................................         S-6
Servicer............................................................         S-1
Subsequent Cutoff Date..............................................         S-3
Subsequent Receivables..............................................         S-3
Subsequent Transfer Date............................................
Total Yield Supplement Deposit......................................        S-18
Trust............................................................... Supp. Cover
Underwriters........................................................
Yield Supplement Amount.............................................        S-18

                      [SURETY BOND FINANCIAL INFORMATION]

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                SUBJECT TO COMPLETION DATED JANUARY 3, 1997

PROSPECTUS

                              BAY VIEW AUTO TRUSTS

                           ASSET BACKED CERTIFICATES

                                  -----------

                      BAY VIEW SECURITIZATION CORPORATION
                                   DEPOSITOR

                            CALIFORNIA THRIFT & LOAN
                                    SERVICER

  The asset backed certificates described herein (the "Certificates") may be sold from time to time in one or more series (each, a "Series"), in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each Series of Certificates will be issued by a trust (each, a "Trust") to be formed with respect to such Series and will include one or more classes of Certificates. The property of each Trust will include a pool of motor vehicle installment sale or installment loan contracts secured by new and used automobiles, light trucks, motorcycles and vans (the "Receivables"), certain monies received thereunder after the applicable cutoff date, security interests in the vehicles financed thereby and certain other property, as more fully described herein and in the related Prospectus Supplement. For a description of the types of property that may be included in the Trusts, see "The Trusts". If so specified in the related Prospectus Supplement, the property of a Trust will include monies on deposit in a trust account, which will be used to purchase additional Receivables after the related closing date. California Thrift & Loan will act as servicer (in such capacity, the "Servicer") of the Receivables for each Trust. Except as otherwise specified in the related Prospectus Supplement, each class of Certificates of any Series will represent the right to receive a specified amount of payments of principal and interest on the related Receivables, at the rates, on the dates and in the manner described herein and in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, a Series of Certificates may include one or more classes of Certificates entitled to interest distributions with disproportionate, nominal or no distributions in respect of principal, or to principal distributions with disproportionate, nominal or no distributions in respect of interest. As more fully described herein and in the related Prospectus Supplement, distributions on any class of Certificates may be senior or subordinate to distributions on one or more other classes of Certificates of the same Series.

  PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" ON PAGE 12 OF THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT.

                                  -----------

EXCEPT AS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, THE CERTIFICATES OF A SERIES WILL REPRESENT BENEFICIAL INTERESTS IN THE RELATED
 TRUST ONLY, AND WILL NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN, AND ARE NOT GUARANTEED OR INSURED BY, BAY VIEW SECURITIZATION CORPORATION, ANY
  AFFILIATE THEREOF OR ANY GOVERNMENTAL INSTRUMENTALITY.
THESE CERTIFICATES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

  Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Certificates of any Series unless accompanied by the related Prospectus Supplement.

                                  -----------

                                    , 1997

                             AVAILABLE INFORMATION

  The Depositor, as originator of the Trusts, has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the Certificates being offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement, which is available for inspection without charge at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the Commission at 5670 Wilshire Boulevard, 11th Floor, Los Angeles, California 90036-3648, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding the Depositor's electronic filings with the Commission. The address of the Commission's Web site is "http://www.sec.gov".

  Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from an Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Depositor or such Underwriter will promptly deliver, or cause to be delivered, without charge, to such investor a paper copy of the Prospectus Supplement and Prospectus.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  All documents filed by the Servicer or the Depositor on behalf of the Trust referred to in the accompanying Prospectus Supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of the offering of the Certificates offered by such Trust shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Servicer on behalf of any Trust will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference. Requests to the Servicer for such copies should be addressed to California Thrift & Loan, 818 Oakpark Road, Covina, California
91724, (   )    -   .

                                SUMMARY OF TERMS

  This Summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Certificates contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Certificates. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus in the "Index of Principal Terms" on page 53 of this Prospectus.

Issuer........................  With respect to any Series of Certificates, a
                                Trust formed pursuant to a pooling and
                                servicing agreement (each, a "Pooling and Servicing Agreement") among the Depositor, the Servicer and the Trustee for such Trust.

Depositor.....................  Bay View Securitization Corporation, a Delaware
                                corporation having its principal office and place of business in San Mateo, California (the "Depositor"). The Depositor's principal executive offices are located at 2121 South El Camino Real, San Mateo, California 94403, and its telephone number is (415) 573-7300.

Servicer......................  California Thrift & Loan, a California
                                corporation having its principal office and
                                place of business in Santa Barbara, California (in its capacity as servicer, the "Servicer", otherwise "CTL") The Servicer's operations are located at 818 Oakpark Road, Covina, California
                                91724, and its telephone number is (   )    -
                                   .

Trustee.......................  With respect to each Trust, the trustee specified in the related Prospectus Supplement (the "Trustee").

Securities Offered............  Each Series of asset backed securities issued by a Trust will consist of one or more classes of Certificates. Each class of Certificates of a Series will be issued pursuant to the related Pooling and Servicing Agreement. The related Prospectus Supplement will specify which class or classes of Certificates of the related Series are being offered thereby.

                                Each class of Certificates will have a stated certificate balance (the "Class Certificate Balance") and will accrue interest on such Class Certificate Balance at a specified rate (with respect to each class of Certificates, the "Pass-Through Rate"). If so specified in the related Prospectus Supplement, one or more classes of Certificates ("Strip Certificates") may be entitled to (i) interest distributions with disproportionate, nominal or no principal distributions or (ii) principal distributions with disproportionate, nominal or no interest distributions. See "Description of the Certificates--Distributions of Principal and Interest."

                                Each class of Certificates may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate, or any combination of the foregoing. The related Prospectus Supplement will specify the Pass-Through Rate, or the method for determining the applicable Pass-Through Rate, for each class of Certificates.

                                A Series of Certificates may include two or more classes of Certificates that differ as to timing and/or priority distributions, seniority, allocations of losses, Pass-Through Rate, amount of distributions in respect of principal or interest, or any combination of the foregoing. Additionally, distributions in respect of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the related Receivables Pool.

                                Unless otherwise specified in the related
                                Prospectus Supplement, Certificates will be available in book-entry form only and will be available for purchase in minimum denominations of $1,000 and integral multiples thereof, except that one Certificate of each class may be issued in such denomination as is required to include any residual amount. Certificateholders will not be able to receive physical delivery of the Certificates beneficially owned by book-entry registration except in the limited circumstances described herein or in the related Prospectus Supplement. See "Description of the Certificates-- Definitive Certificates" and "--Book-Entry Registration."

Optional Purchase by the
 Servicer................       If so provided in the related Prospectus
                                Supplement, the Servicer may be entitled to purchase the Receivables of a Trust or to cause such Receivables to be purchased by another entity, in the manner and subject to the conditions described in such Prospectus
                                Supplement. If the Servicer exercises any such option to purchase the Receivables or to cause the Receivables to be purchased, the Certificates will be prepaid as set forth in the related Prospectus Supplement. See
                                "Description of the Transfer and Servicing
                                Agreements--Termination" herein. In addition, if the related Prospectus Supplement provides that the property of a Trust will include a Pre-Funding Account, one or more classes of Certificates may be subject to a partial prepayment of principal following the end of the Funding Period, in the manner and to the extent specified in the related Prospectus
                                Supplement. See "Description of the Transfer and Servicing Agreements--Accounts--Pre-Funding
                                Account" herein.

The Trust Property............  The property of each Trust will include a pool of simple interest and/or precomputed interest installment sale and installment loan contracts secured by new and used automobiles, light trucks, motorcycles and vans (the "Receivables"), certain monies due or received thereunder after the date specified in the related Prospectus Supplement (each, a "Cutoff Date"), security interests in the vehicles financed thereby (the "Financed Vehicles"), any right to recourse the purchaser of the Receivables may have against the dealers who sold the Financed Vehicles (the "Dealers"), proceeds from claims on certain insurance policies, and certain rights under the purchase agreement (each, a "Purchase Agreement") among CTL and the Depositor pursuant to which the Depositor will purchase the related Receivables from CTL. The majority of the Receivables are currently originated in the States of California and Texas. The property of each Trust also will include amounts on deposit in, or certain rights with respect to, certain accounts, including the related Certificate Account and any Pre-Funding Account, Cash Collateral Account, Yield Supplement Account or any other account or assets identified in the applicable Prospectus Supplement. See "Description of the Transfer and Servicing Agreements--Accounts."

                                Unless otherwise specified in the related
                                Prospectus Supplement, the Receivables arise, or will arise, from motor vehicle installment sale contracts that were originated by new and used car and motorcycle dealers for assignment to CTL or motor vehicle loan contracts that were solicited by dealers for origination by CTL (the "Contracts"). Payment of the amount due under each Contract is secured by a first perfected security interest in the related Financed Vehicle. Unless otherwise specified in the related Prospectus Supplement, CTL is the registered lienholder on the certificate of title of each of the Financed Vehicles and the certificates of title to such Financed Vehicles will not be amended to reflect the assignment either to the Depositor or to the Trust. The Receivables for each Receivables Pool will be selected from the Contracts owned by CTL based on the criteria specified in the related Pooling and Servicing Agreement and described herein under "The Receivables Pools" and "Description of the Transfer and Servicing Agreement--Sale and Assignment of Receivables" and in the related Prospectus Supplement under "The Receivables Pool."

Pre-Funding Account......       On the date of issuance of a Series of
                                Certificates (each, a "Closing Date"), the
                                Depositor will convey Receivables to the related Trust in the aggregate principal amount provided in the related Prospectus Supplement and, if so provided in such Prospectus
                                Supplement, will deposit the amount specified in such Prospectus Supplement (the "Pre-Funded
                                Amount") into a trust account established in the name of the Trustee for the benefit of the Certificateholders (the "Pre-Funding Account").
                                The Pre-Funded Amount with respect to any Trust will not exceed 25% of the initial aggregate
                                Class Certificate Balances for the related
                                Series (the "Certificate Balance").

                                If the property of a Trust includes a Pre-
                                Funding Account, CTL will be obligated under the related Purchase Agreement to sell additional Receivables (the "Subsequent Receivables") to the Depositor from time to time during the period provided in the related Prospectus Supplement (the "Funding Period") having an aggregate principal balance approximately equal to the Pre-Funded Amount. The Depositor, in turn, will be obligated under the Pooling and Servicing Agreement to sell such Subsequent Receivables to the related Trust, and the Trust will be obligated to purchase the Subsequent Receivables, subject to the satisfaction of certain conditions set forth in the Pooling and Servicing Agreement and described herein under "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables." As used in this Prospectus, the term Receivables will include the Receivables transferred to a Trust on the related Closing Date as well as any Subsequent Receivables transferred to such Trust during the related Funding Period. All Receivables will be underwritten as described herein under "The Receivable Pools--Underwriting
                                Procedures." Additionally, the Rating Agencies must approve the transfer of the Subsequent Receivables, all as set forth under "Description of the Transfer and Servicing Agreements--Sale and Assignment of the Receivables."

                                Amounts on deposit in any Pre-Funding Account during the Funding Period will be invested by the Trustee (as directed by the Servicer) in Eligible Investments, and any resultant investment income (less any related investment expenses) will be included, on the Distribution Date immediately following the date on which such investment income is paid to the Trust, in the Available Funds for such Distribution Date. Any funds remaining in a Pre-Funding Account at the end of the related Funding Period will be distributed to holders of the related Series of Certificates (the "Certificateholders") as a prepayment of principal of the Certificates, in the amounts and priority described in the related Prospectus Supplement. No Funding Period will continue for more than three calendar months after the related Closing Date. See "Description of the Transfer and Servicing Agreements--Accounts--Pre-Funding Account".

Repurchase of Certain
 Receivables.............       In each Purchase Agreement, CTL will make
                                certain representations and warranties with respect to the related Receivables and will undertake to repurchase from the Depositor at the Purchase Amount (as defined herein) any Receivable with respect to which there exists an uncured breach of any of its representations or warranties, if such breach materially and adversely affects the rights of the Depositor, or the Depositor's assignee, in such Receivable. In each Pooling and Servicing
                                Agreement, the Depositor will assign to the related Trust certain rights under the related
                                Purchase Agreement, including the right to cause CTL to repurchase any Receivable in respect of which there is an uncured breach of a representation or warranty that materially and adversely affects the interest of the Trust in such Receivable. The repurchase obligation pursuant to each Purchase Agreement and Pooling and Servicing Agreement will constitute the sole remedy available to the related
                                Certificateholders or Trustee for any uncured breach of a representation or warranty. See
                                "Description of the Transfer and Servicing
                                Agreements--Sale and Assignment of
                                Receivables."

Credit and Cash Flow            If, and to the extent, specified in the related
 Enhancement..................  Prospectus Supplement, credit enhancement with respect to a Trust or any class or classes of Certificates may include any one or more of the following: subordination of one or more other classes of Certificates of the same Series, Cash Collateral Accounts, yield supplement accounts, spread accounts, surety bonds, insurance policies, letters of credit, credit or liquidity facilities, over-collateralization, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, other agreements with respect to third-party payments or other support, cash deposits, or other arrangements. To the extent specified in the related Prospectus Supplement, a form of credit enhancement with respect to a Trust or class or classes of Certificates may be subject to certain limitations and exclusions from coverage thereunder.

Transfer and Servicing          Unless otherwise provided in the related
 Agreements...................  Prospectus Supplement, pursuant to each
                                Purchase Agreement, CTL will sell the related
                                Receivables to the Depositor without recourse and, if so stated in the related Prospectus
                                Supplement, will undertake to sell Subsequent
                                Receivables, in the aggregate amount specified therein, to the Depositor during the related
                                Funding Period. The Depositor, in turn, will sell such Receivables to the related Trust, without recourse, and will undertake to sell any such Subsequent Receivables to the related
                                Trust during the related Funding Period. In addition, the Servicer will agree in each Pooling and Servicing Agreement to be responsible for servicing, managing, maintaining custody of and making collections on the related Receivables.

                                In the event a Receivable which is outstanding during the calendar month preceding any Distribution Date (as defined herein) (the "Collection Period") becomes more than 30 days delinquent, the Servicer will advance funds (each, an "Advance") to cover 30 days of interest due on such delinquent Receivable (each, an "Interest Shortfall"), but only to the extent that the Servicer, in its sole discretion, expects to be able to recoup such Advance from subsequent payments on the Receivable. Advances by the Servicer will add to the funds available for distributions to Certificateholders on a Distribution Date, but the Servicer will be entitled to reimbursement for such Advances from subsequent payments of the Receivables or, to the extent set forth in the related Prospectus Supplement, from insurance proceeds or withdrawals from any Cash Collateral Account or similar form of credit enhancement. See "Risk Factors--Risks Associated with Automobile Loans," and "Description of the Transfer and Servicing Agreements--Advances."
                                Certificateholders will receive notice of such Advance as described herein under "Description of the Certificates--Statements to Certificateholders."

                                Unless otherwise provided in the related
                                Prospectus Supplement, CTL will be obligated to repurchase from the Trust any Receivable in which the interest of such Trust is materially and adversely affected as a result of a breach of any representation or warranty made by CTL in the related Purchase Agreement if such breach is not cured in a timely manner following the discovery by or notice to CTL. In addition, unless otherwise provided in the related Prospectus Supplement, the Servicer will be obligated under each Pooling and Servicing Agreement to purchase any Receivable at the Purchase Amount (as defined herein) if
                                (i) among other things, the Servicer reduces the rate of interest under the related Contract (the "Contract Rate"), reduces the amount of the scheduled monthly payments or reduces the amount financed or if the Servicer fails to maintain a perfected security interest in the related Financed Vehicle and (ii) the interest of the Certificateholders in such Receivable is materially and adversely affected by such action or failure to act of the Servicer. If the Servicer extends the date for final payment by the obligor on the related Contract (each, an "Obligor") so that the Receivable remains outstanding on the final scheduled maturity date with respect to a Series of Certificates specified in the related Prospectus Supplement (the "Final Scheduled Maturity Date"), the Servicer will be obligated to purchase the Receivable at the Purchase Amount as of the last day of the Collection Period preceding such Final Scheduled Maturity Date.

                                The Servicer will receive a fee for servicing the Receivables of each Trust equal to the Servicing Fee Rate times the aggregate outstanding principal balance of the related Receivables (the "Pool Balance"), plus certain late fees, prepayment charges and other administrative fees or similar charges. Unless otherwise provided in the related Prospectus Supplement, the Servicer may also receive investment earnings from certain accounts and other cash flows with respect to a Trust. See "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses."

Certain Legal Aspects of the
 Receivables; Repurchase        In connection with each sale of Receivables by
 Obligations..................  CTL to the Depositor and by the Depositor to a
                                Trust, security interests in the related
                                Financed Vehicles will be assigned by CTL to the

                                Depositor and by the Depositor to the Trust;
                                due to the administrative and quality control concerns related to the retitling of a large amount of certificates of title and related fees and expenses of each state's Department of Motor Vehicles, however, the certificates of title to such Financed Vehicles will not be amended to reflect the assignment either to the Depositor or to the Trust. In the absence of such an amendment, the Trust may not have a perfected security interest in the Financed Vehicles securing the Receivables in some states.

                                Unless otherwise specified in the related
                                Prospectus Supplement, CTL will be obligated to repurchase from a Trust any Receivable sold to such Trust as to which all action necessary to secure a first perfected security interest in the name of the Trust in the Financed Vehicle securing such Receivable shall not have been taken as of the date such Receivable is purchased by such Trust, if such breach materially and adversely affects the interest of the related Certificateholders in such Receivable and if such failure or breach is not cured by the last day of the month following the discovery by or notice to the Servicer of such breach. If a Trust does not have a perfected security interest in a Financed Vehicle, its ability to realize on such Financed Vehicle in the event of a default may be adversely affected. To the extent the security interest is perfected, a Trust will have a prior claim over subsequent purchasers of the Financed Vehicle and holders of subsequently perfected security interests. However, as against liens for repairs of Financed Vehicles or for taxes unpaid by the related Obligor, or through fraud or negligence, a Trust could lose its security interest or the priority of its security interest in a Financed Vehicle. Neither the Depositor nor CTL will be obligated to repurchase a Receivable with respect to which a Trust loses its security interest or the priority of its security interest in the related Financed Vehicle after the Closing Date as the result of any such tax lien or mechanic's lien or the fraud or negligence of a third party.

                                Federal and state consumer protection laws impose requirements on creditors in connection with extensions of credit and collections of retail installment loans, and certain of these laws make an assignee of such a loan liable to the obligor thereon for any violation by the lender. Unless otherwise specified in the related Prospectus Supplement, CTL will be required to repurchase from the Trust any Receivable that fails to comply with the requirements of such consumer protection laws on or before the last day of the month following discovery by or notice to the Servicer of such failure, if such failure materially and adversely affects the interests of the related Certificateholders in such Receivable. See "Risk Factors--Perfection of Security Interests in Financed Vehicles" and "Certain Legal Aspects of the Receivables."

Tax Considerations............  If a Prospectus Supplement specifies that the related Trust is a grantor trust, except as otherwise provided in such Prospectus Supplement, upon the issuance of the related Series of Certificates, Silver, Freedman & Taff, L.L.P., special federal tax counsel to the Trust, will deliver an opinion to the effect that such Trust will be treated as a grantor trust for federal income tax purposes and will not be subject to federal income tax.

                                If a Prospectus Supplement does not specify that the related Trust is a grantor trust, upon the issuance of the related Series of Certificates, Silver, Freedman & Taff, L.L.P. will deliver an opinion to the effect that such Trust will not be treated as an association taxable as a corporation or as a "publicly traded partnership" taxable as a corporation. See "Certain Federal Income Tax Consequences" for additional information regarding the application of federal tax laws to a Trust and the related Series of Certificates.

ERISA Considerations..........  Subject to the considerations discussed under
                                "ERISA Considerations" herein and in the related Prospectus Supplement and unless otherwise provided therein, any Certificates that meet certain United States Department of Labor requirements are eligible for purchase by employee benefit plans and other retirement arrangements subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"). Unless otherwise specified in the related Prospectus Supplement, any class of Certificates that is subordinated to any other class of Certificates of the same Series may not be acquired by any such employee benefit plan or retirement arrangement. See "ERISA Considerations" herein and in the related Prospectus Supplement.

Ratings.......................  It is a condition to the issuance of the
                                Certificates to be offered hereunder that they be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization (each, a "Rating Agency"). A rating is not a recommendation to purchase, hold or sell Certificates inasmuch as a rating does not comment as to market price or suitability for a particular investor. Ratings of Certificates will address the likelihood of the payment of principal of and interest on the Certificates pursuant to their terms. There can be no assurance that a rating will remain for a given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant. See "Risk Factors--Ratings of the Certificates" herein. For more detailed information regarding the ratings assigned to any class of Certificates of a particular Series, see "Summary of Terms--Ratings" and "Risk Factors--Ratings of the Certificates" in the related Prospectus Supplement.

                                 RISK FACTORS

  In addition to the other information contained in this Prospectus and in the related Prospectus Supplement to be prepared and delivered in connection with the offering of any Series of Certificates, prospective investors should carefully consider the following risk factors before investing in any class or classes of Certificates of any such Series.

RISK ASSOCIATED WITH PRE-FUNDING ACCOUNTS

  If so provided in the related Prospectus Supplement, on the Closing Date the Depositor will deposit the Pre-Funded Amount specified in such Prospectus Supplement into the Pre-Funding Account. In no event will the Pre-Funded Amount exceed 25% of the initial Certificate Balance of the related Series of Certificates. The Pre-Funded Amount will be used to purchase Subsequent Receivables from the Depositor (which, in turn, will acquire such Subsequent Receivables from CTL) from time to time during the Funding Period. During the Funding Period and until such amounts are applied by the Trustee to purchase Subsequent Receivables, amounts on deposit in the Pre-Funding Account will be invested by the Trustee (as instructed by the Servicer) in Eligible Investments, and any investment income with respect thereto (net of any related investment expenses) will be distributed on each Distribution Date during the Funding Period as part of the Available Funds for the related Collection Period. No Funding Period will end more than three calendar months after the related Closing Date.

  To the extent that the entire Pre-Funded Amount has not been applied to the purchase of Subsequent Receivables by the end of the related Funding Period, any amounts remaining in the Pre-Funded Account will be distributed as a prepayment of principal to Certificateholders following the end of the Funding Period, in the amounts and pursuant to the priorities set forth in the related Prospectus Supplement. Such prepayment will reduce the outstanding principal balance of one or more classes of the related Series of Certificates and may reduce the anticipated yield thereon.

SALES OF SUBSEQUENT RECEIVABLES

  If so provided in the related Prospectus Supplement, (i) CTL will be obligated pursuant to the Purchase Agreement to sell Subsequent Receivables (subject only to the availability thereof) to the Depositor from time to time during the Funding Period in an aggregate principal amount approximately equal to the Pre-Funded Amount, (ii) the Depositor, in turn, will be obligated pursuant to the Pooling and Servicing Agreement to sell such Subsequent Receivables to the Trust and (iii) the Trust will be obligated to purchase such Subsequent Receivables, subject only to the satisfaction of certain conditions set forth in the Pooling and Servicing Agreement and described in the related Prospectus Supplement. If the principal amount of eligible Subsequent Receivables originated or acquired by CTL during a Funding Period is less than the Pre-Funded Amount, CTL and the Depositor may have insufficient Subsequent Receivables to transfer to a Trust, and holders of one or more classes of the related Series of Certificates may receive a full or partial prepayment of principal at the end of the Funding Period as described above under "--Pre-Funding Accounts."

PERFECTION OF SECURITY INTERESTS IN FINANCED VEHICLES

  Simultaneously with each sale of Receivables, CTL will assign to the Depositor, and the Depositor will assign to the related Trust, security interests in the related Financed Vehicles; due to administrative and quality control concerns related to the retitling of a large amount of certificates of title and related fees and expenses of each state's Department of Motor Vehicles, however, the certificates of title to such Financed Vehicles will not be amended to reflect the assignment to either the Depositor or the Trust. In the absence of such amendments, a Trust may not have a perfected security interest in such Financed Vehicles in some states, including Texas. In California the security interest will continue to be perfected against creditors and transferees of the vehicle owner. Except as otherwise provided in the related Prospectus Supplement, CTL will be obligated to repurchase from the related Trust any Receivable sold to a Trust as to which all actions necessary to secure a first perfected security interest in the name of the Trust in the Financed Vehicle securing such Receivable shall not have been taken as of the date such Receivable is transferred to such Trust, if such breach materially and adversely affects the interest of the Certificateholders in such Receivable and if such failure or breach is not timely cured following discovery by or notice thereof to the Depositor or CTL.

  If a Trust does not have a perfected security interest in a Financed Vehicle, its ability to realize on such Financed Vehicle in the event of a default may be adversely affected. To the extent the security interest is perfected, the Trust will have a prior claim over subsequent purchasers of such Financed Vehicle and holders of subsequently perfected security interests; however, the Trust could lose its security interest or the priority of its security interest in a Financed Vehicle as against liens for repairs of such Financed Vehicle or for taxes unpaid by the related Obligor or through fraud or negligence. Neither the Depositor nor CTL will have any obligation to repurchase a Receivable in respect of which a Trust loses its security interest or the priority of its security interest in the related Financed Vehicle as the result of any such mechanic's or tax lien or the fraud or negligence of a third party occurring after the date such security interest was conveyed to the Trust. See "Certain Legal Aspects of the Receivables-- Security Interests in Vehicles."

PERFECTION OF SECURITY INTERESTS IN CONNECTION WITH THE TRANSFER OF
RECEIVABLES

  Generally each Receivable will be "chattel paper" as defined in the Uniform Commercial Code ("UCC") as in effect in California (where CTL's and the Depositor's chief executive offices are located) and the jurisdiction in which the related Financed Vehicle was located at origination. Under the UCC as in effect in each such jurisdiction, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Each of CTL and the Depositor will make appropriate filings of UCC-1 financing statements in the Office of the Secretary of State of the State of California to give notice of the sale of the Receivables. These steps may not be sufficient to protect the Trust's interest in the Receivables against the claims of CTL's creditors or a trustee (or a receiver or conservator, as the case may be) of CTL in bankruptcy to the extent that the Receivables do not constitute "chattel paper" within the meaning of the UCC as in effect in California. The Trust's interest in the Receivable could also be defeated if a subsequent purchaser were able to take physical possession of the Receivables without notice of such assignment. Pursuant to the Purchase Agreement, however, CTL will be obligated to repurchase a Receivable if its representation and warranties with respect to the Receivable are not true and correct.

RISK ASSOCIATED WITH CONSUMER PROTECTION LAWS

  Federal and state consumer protection laws impose requirements on creditors in connection with extensions of credit and collections of retail installment loans, and certain of these laws make an assignee of such a loan (such as a Trust) liable to the obligor thereon for any violation by the lender. To the extent specified herein and in the related Prospectus Supplement, CTL will be obligated to make certain indemnities and to repurchase from the related Trust any Receivable that fails to comply with such requirements. See "Certain Legal Aspects of the Receivables--Consumer Protection Laws."

INSOLVENCY CONSIDERATIONS

  The Depositor has been established as a special purpose subsidiary of Bay View Capital Corporation ("Bay View"), the holding company of CTL, to reduce the risk of bankruptcy of the Depositor and its resulting effect on the Certificates of each Series. In addition, the Depositor has undertaken to follow certain procedures to preserve its corporate separateness, with a view to maintaining the assets of the Depositor separate from the assets of Bay View, with the result that the assets of the Depositor would not be available directly to creditors of Bay View or its affiliates, to the representative of any bankruptcy estate of Bay View or to any bankruptcy trustee or receiver or conservator which may be appointed with respect to Bay View or any of its affiliates other than the Depositor. There can be no assurance, however, that, despite the bankruptcy remote nature of the Depositor and the procedures described above, an appropriate party in interest would not succeed in an effort to cause consolidation of the assets and liabilities of the Depositor with those of Bay View or any of its affiliates or that the appointment of the Federal Deposit Insurance Corporation ("FDIC") as receiver or conservator of CTL would not have an adverse impact on one or more Series of Certificates.

  In the event of impairment of the capital of CTL or certain other events, the California Commissioner of Corporations has the authority to take possession of the property and business of CTL and retain possession as conservator or liquidator of CTL, and to exercise the powers set forth for such purpose in the California Industrial Loan Law. In such an event, however, it is likely that the FDIC would become conservator or receiver of CTL and able to exercise its powers as such under federal law. So long as CTL remains an FDIC insured institution, in the event that the FDIC were appointed receiver or conservator for CTL, the FDIC could exercise legal authority to prevent the Trustee from taking any remedial action based solely upon such appointment or insolvency of CTL or the FDIC may take other actions which may have an adverse impact on one or more Series of Certificates.

  CTL will warrant to the Depositor in each Purchase Agreement (the benefit of which warranty will be assigned by the Depositor to each Trust in the related Pooling and Servicing Agreement), that the sale of the related Receivables by CTL to the Depositor is a sale, and not a financing, of the Receivables to the Depositor. Likewise, the Depositor will warrant to the Trustee under the related Pooling and Servicing Agreement that the sale of the related Receivables by the Depositor to the Trustee is a sale, and not a financing, of the Receivables to such Trust. If the transactions contemplated under the related Transfer and Servicing Agreements are treated as a sale, the Receivables would not be part of CTL's or the Depositor's insolvency or conservatorship estate and would not be available to the creditors of CTL or the Depositor. Notwithstanding the foregoing, if CTL were to become the subject of receivership or conservatorship proceedings, or the Depositor were to become a debtor in a bankruptcy case, and an appropriate party in interest were to take the position that the sale of Receivables to the Depositor or such Trust, as applicable, should be treated as a pledge of such Receivables to secure a borrowing of CTL or the Depositor, then delays in payments of collections of Receivables to Certificateholders could occur or reductions in the amounts of such payments could result. If the transfer of Receivables to the Depositor or any Trust is treated as a pledge instead of a sale, a tax or government lien on the property of CTL or the Depositor, as applicable, arising before the transfer of such Receivables to such Trust may have priority over such Trust's interest in such Receivables.


  The decision of the U.S. Court of Appeals for the Tenth Circuit, Octagon Gas Systems, Inc. v. Rimmer (In re Meridian Reserve, Inc.) (decided May 27, 1993), contains language to the effect that accounts sold by a debtor would remain property of the debtor's bankruptcy estate under the UCC, whether or not the sale of the accounts was perfected. Although the Receivables constitute chattel paper under the UCC, rather than accounts, Article 9 of the UCC applies to the sale of chattel paper as well as the sale of accounts, and perfection of a security interest in both chattel paper and accounts may be accomplished by the filing of a UCC-1 financing statement. If, following an insolvency proceeding in respect of the Depositor or an appointment of the FDIC as receiver or conservator for CTL, a court or the FDIC were to follow the reasoning of the Tenth Circuit, then the Receivables could be included in the insolvency estate of the Depositor or the receivership or conservatorship estate of CTL, as applicable, and delays and reductions in payments of collections on or in respect of the Receivables could occur.

LIMITED OBLIGATIONS OF CTL AND THE DEPOSITOR

  Neither CTL nor the Depositor will be generally obligated to make any payments to a Trust in respect of the related Certificates or Receivables. However, in connection with the sale of the Receivables, CTL will make representations and warranties regarding the characteristics of such Receivables and, in certain circumstances, CTL will be required to repurchase from the Trust any Receivables with respect to which such representations and warranties have been breached. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables." In addition, CTL, as Servicer, may be required to purchase Receivables from a Trust under certain circumstances set forth in the Pooling and Servicing Agreement. See "Description of the Transfer and Servicing Agreements--Servicing Procedures."

SUBORDINATION OF CERTAIN CLASSES OF CERTIFICATES

  To the extent specified in the related Prospectus Supplement, distributions of interest and principal on one or more classes of Certificates may be subordinated in priority of payment to interest and principal due on one or more other classes of Certificates of the same Series.

LIMITED ASSETS OF EACH TRUST

  None of the Trusts will have, nor will any such Trust be permitted or expected to have, any significant assets or sources of funds other than the related Receivables and, to the extent provided in the related Prospectus Supplement, a Pre-Funding Account or Cash Collateral Account, yield supplement account or other form of credit enhancement. Subject to the foregoing, the Certificates of each Series will represent interests solely in the related Trust and will not represent obligations of or interests in, or be insured or guaranteed by, CTL, the Depositor, the Trustee or any other entity. Consequently, holders of the Certificates of any Series must rely for repayment upon payments on the related Receivables and, if and to the extent available, amounts available under any available form of credit enhancement, all as specified in the related Prospectus Supplement.

RISKS ASSOCIATED WITH AUTOMOBILE LOANS

  Automobiles rapidly depreciate. As a consequence, the Obligor's continuing financial stability rather than the value of the vehicle is generally relied upon for the repayment of the related receivable. This is especially true with respect to Receivables purchased by CTL, because CTL's underwriting procedures are primarily based on the ability of the Obligor to repay. As a result, subject to the credit score, CTL may permit the origination of a loan in excess of the manufacturer's suggested retail price, in the case of new vehicles, or the value established by used car reference publications. Therefore, a repossessed automobile may not provide an adequate source of repayment of the outstanding loan balance. See "The Receivables Pools-- Underwriting Procedures." Furthermore, the application of various federal and state laws, including bankruptcy and insolvency laws, may limit the amount which can be recovered on such loans. See "The Receivables Pools-- Delinquencies, Repossessions and Net Losses."

MATURITY AND PREPAYMENT CONSIDERATIONS

  All of the Receivables are prepayable at any time by the related Obligor. As used herein with respect to any Receivable, the term prepayment includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums) and liquidations due to defaults, as well as receipts of proceeds from physical damage, credit life and disability insurance policies and any lender's insurance policy, and Purchase Amounts with respect to certain other Receivables repurchased by CTL as a result of a breach of a representation or warranty or purchased by the Servicer for administrative reasons. The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of CTL. The rate of prepayment on the Receivables may also be influenced by the structure of the underlying loans. To the extent prepayments on the Receivables are more rapid than expected, Certificateholders' anticipated yield may be reduced to the extent the Certificates were purchased at a premium. See "Weighted Average Life of the Certificates." In addition, if so provided in the related Prospectus Supplement, the Servicer or one or more other entities may be entitled to purchase, or to cause another person or entity to purchase, the Receivables of a given Receivables Pool under the circumstances described in such Prospectus Supplement. See "Description of the Transfer and Servicing Agreements--Termination."

  In addition, a Series of Certificates may include one or more classes of interest-only or other Strip Certificates that may be more sensitive than other classes of Certificates of such Series to the rate of payment on the related Receivables. Prospective investors in any such class of Certificates should carefully consider the information provided with respect to such Certificates under "Risk Factors" and elsewhere in the related Prospectus Supplement.

RATINGS OF THE CERTIFICATES

  It is a condition of the issuance of the Certificates to be offered hereunder that they be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization. A rating is not a recommendation to purchase, hold or sell Certificates inasmuch as a rating does not comment as to market price or suitability for a particular investor. The ratings of the Certificates will address the likelihood of the payment of principal and interest thereon pursuant to their terms. There can be no assurance that a rating will remain in effect for any given period of time or that a rating will not be lowered or withdrawn entirely by a

Rating Agency if in its judgment circumstances in the future so warrant. For more detailed information regarding the ratings assigned to any class of a particular Series of Certificates, see "Summary of Terms--Ratings" and "Risk Factors--Ratings of the Certificates" in the related Prospectus Supplement.

BOOK-ENTRY REGISTRATION

  Unless otherwise specified in the related Prospectus Supplement, each class of the Certificates of a given Series initially will be represented by one or more certificates registered in the name of Cede & Co. ("Cede"), or any other nominee of The Depository Trust Company ("DTC") set forth in the related Prospectus Supplement, and will not be registered in the names of the holders of such Certificates or their nominees. Because of this, unless and until Definitive Certificates for such Series are issued, the beneficial owners of such Certificates will not be recognized by the Trustee as "Certificateholders" (as such term is used herein or in the related Pooling and Servicing Agreement). Hence, until Definitive Certificates are issued, beneficial owners of the Certificates will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations. See "Description of the Certificates--Book-Entry Registration" and "--Definitive Certificates."

LIMITED LIQUIDITY

  There can be no assurance that a secondary market will develop for the Certificates or, if it does develop, that it will provide the holders of the Certificates with liquidity of investment or that it will remain for the term of the Certificates. The issuance of the Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since investors may be unwilling to purchase Certificates in the secondary trading market for which they cannot obtain physical certificates. See "Description of the Certificates--Book-Entry Registration."

DIFFICULTY IN PLEDGING

  Since transactions in Certificates can be effected only through DTC, participating organizations, indirect participants and certain banks, the ability of a beneficial Owner to pledge a Certificate to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of such Certificates, may be limited due to the lack of a physical certificate representing the Certificates. See "Description of the Certificates--Book-Entry Registration."

                                  THE TRUSTS

  Each Series of Certificates will be issued by a separate Trust established by the Depositor pursuant to a Pooling and Servicing Agreement for the transactions described herein and in the related Prospectus Supplement. The property of each Trust will include a pool (a "Receivables Pool") of simple interest and/or precomputed interest retail installment sale or installment loan contracts secured by new or used automobiles, light trucks, motorcycles or vans and certain payments due or received thereunder after the applicable Cutoff Date. Unless otherwise specified in the related Prospectus Supplement, the Receivables in each Receivables Pool were or will be either (a) originated by Dealers for assignment to CTL or (b) solicited by Dealers for origination by CTL. Unless otherwise specified in the related Prospectus Supplement, CTL is the registered lienholder listed on the certificates of title of the Financed Vehicles. The Receivables will continue to be serviced by CTL as the initial Servicer under each Pooling and Servicing Agreement.

  On or prior to the applicable Closing Date, CTL will sell to the Depositor, pursuant to the Purchase Agreement, Receivables in the aggregate principal amount specified in the related Prospectus Supplement. Thereafter, on such Closing Date, the Depositor will convey such Receivables and, if so provided in the related Prospectus Supplement, the Pre-Funded Amount to the related Trust in exchange for the delivery to the Depositor of the Series of Certificates issued on such date by such Trust. If the Prospectus Supplement provides for the conveyance of a Pre-Funded Amount to the related Trust, CTL will also be required under the Purchase Agreement, and the Depositor will be required under the related Pooling and Servicing Agreement, to convey to the Depositor and the Trust, respectively, Subsequent Receivables from time to time during the Funding Period in an aggregate principal amount approximately equal to such Pre-Funded Amount. Any Subsequent Receivables so conveyed to a Trust will also be assets of such Trust. The property of each Trust will also include (i) interests in certain amounts that may from time to time be held in separate trust accounts established and maintained pursuant to the related Pooling and Servicing Agreement and, if so provided in the related Prospectus Supplement, the proceeds of such accounts; (ii) security interests in the Financed Vehicles and any other interest of CTL and the Depositor in such Financed Vehicles; (iii) any recourse rights of CTL against Dealers; (iv) any rights of CTL to proceeds from claims on or refunds of premiums with respect to certain physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors, as the case may be, including any lender's insurance policy; (v) any property that secures a Receivable and that has been acquired by the Trust; (vi) certain rights under the related Purchase Agreement; and (vii) any and all proceeds of the foregoing. CTL will not convey to the Depositor, and the Depositor will not convey to a Trust, and the related Certificateholders will have no interest in, any contract with a Dealer establishing "dealer reserves" or any rights to recapture dealer reserves pursuant to such a contract. To the extent specified in the related Prospectus Supplement, a Pre-Funding Account or a Cash Collateral Account, a yield supplement account, surety bond, swap or other interest rate protection, or any other form of credit enhancement may be a part of the property of a Trust or may be held by the Trustee for the benefit of holders of the related Certificates.

  CTL, as initial Servicer under each Pooling and Servicing Agreement, will continue to service the Receivables held by each Trust and will receive fees for such services. See "Description of the Transfer and Servicing Agreements-- Servicing Compensation and Payment of Expenses" herein. To facilitate the servicing of the Receivables, the Depositor and each Trustee will designate the Servicer as custodian of the Receivables and the related documents for the related Trust; due to the administrative burden and expense, however, the certificates of title to the Financed Vehicles will not be amended to reflect the sale and assignment of the security interest in the Financed Vehicles to either the Depositor or the Trust. In the absence of such an amendment, a Trust may not have a perfected security interest in certain of the Financed Vehicles in some states. See "Certain Legal Aspects of the Receivables" and "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables."

  If the protection provided to the holders of the Certificates of any Series (the "Certificateholders") by the subordination, if any, of one or more classes of Certificates of such Series and by any Cash Collateral Account, yield supplement account or other available form of credit enhancement for such Series is insufficient, such Certificateholders will have to look to payments by or on behalf of Obligors on the related Receivables and the proceeds from the repossession and sale of Financed Vehicles that secure defaulted Receivables for distributions of principal of and interest on the related Certificates. In such event, certain factors, such as the Trust's not having perfected security interests in all of the Financed Vehicles, may limit the ability of a Trust to realize on the collateral securing the related Receivables or may limit the amount realized to less than the amount due thereunder. Certificateholders may thus be subject to delays in payment on, or may incur losses on their investment in, such Certificates as a result of defaults or delinquencies by Obligors and depreciation in the value of the related Financed Vehicles. See "Description of the Transfer and Servicing Agreements--Credit and Cash Flow Enhancement" and "Certain Legal Aspects of the Receivables."

THE TRUSTEE

  The Trustee for each Trust will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Certificates is limited solely to the express obligations of such Trustee set forth in the related Pooling and Servicing Agreement. A Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor Trustee. The Servicer may also remove a Trustee if such Trustee ceases to be eligible to continue as Trustee under the related Pooling and Servicing Agreement or if such Trustee becomes insolvent. If the Servicer so removes a Trustee, the Servicer will be obligated to appoint a successor to such Trustee. Any resignation or removal of a Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

                             THE RECEIVABLES POOLS

GENERAL

  Unless otherwise specified in the related Prospectus Supplement, the Receivables arise, or will arise, from motor vehicle installment sale contracts that were originated by new and used car and motorcycle dealers for assignment to CTL or motor vehicle loan contracts that were solicited by dealers for origination by CTL in the ordinary course of business. Unless otherwise specified in the related Prospectus Supplement, CTL is the registered lienholder on the certificates of title to each of the Financed Vehicles.

  Unless otherwise provided in the related Prospectus Supplement, the Receivables to be sold to each Trust will be selected from CTL's portfolio for inclusion in a Receivables Pool based on several criteria, including that each Receivable (i) is secured by a new or used vehicle, (ii) provides for level monthly payments (except for the last payment, which may be different from the level payments) that fully amortize the amount financed over the original term to maturity of the Receivable, (iii) is a Precomputed Receivable or a Simple Interest Receivable (each as defined herein) and (iv) satisfies the other criteria, if any, set forth in the related Prospectus Supplement. No selection procedures believed by CTL or the Depositor to be adverse to Certificateholders were or will be used in selecting the Receivables.

UNDERWRITING PROCEDURES

  CTL uses the degree of the applicant's creditworthiness as the basic criterion when originating an installment sales contract or purchasing such a contract from a Dealer. Each credit application requires that the applicant provide current information regarding the applicant's employment history, bank accounts, debts, credit references, and other factors that bear on creditworthiness. CTL generally applies uniform underwriting standards when originating loans on new and used vehicles. CTL also typically obtains a credit report from a major credit reporting agency summarizing the applicant's credit history and paying habits, including such items as open accounts, delinquent payments, bankruptcies, repossessions, lawsuits, and judgments. Information relating to the applicant and supplied by the applicant on the loan application combined with information provided by credit reporting agencies is used to generate the borrower's credit score.

  The credit score generated is used as the basic determinant for loan approval. CTL's credit scoring model was developed by an independent firm experienced in developing such models and utilizes extensive historical data related to CTL's origination and servicing experience as well as the experience of CTL's senior management. CTL's credit scoring model evaluates an applicant's credit profile along with certain applicant specific characteristics to arrive at an estimate of the associated credit risk. Additionally, CTL's credit analysts may also verify an applicant's employment income and/or residency or where appropriate, verify an applicant's payment history directly with the applicant's creditors. CTL will also generally verify receipt of the automobile and other information directly with the borrower. Based on these procedures, a credit decision is considered and approved by CTL personnel at various levels of authority, depending on a variety of factors including the amount of the loan and the applicant's credit score.

  CTL's underwriting guidelines adhere to no specific loan-to-value ratios because the primary focus is on the ability of the borrower to repay the loan rather than the value of underlying collateral. The amount financed by CTL will generally be up to the full sales price of the vehicle plus sales tax, dealer preparation fees, license fees and title fees, plus the cost of service and warranty contracts and premiums for physical damage, credit life and disability insurance obtained in connection with the vehicle or the financing (such amounts in addition to the sales price, collectively the "Additional Vehicle Costs"). Accordingly, the amount financed by CTL under an installment contract generally may exceed, depending on the credit score, in the case of new vehicles, the manufacturer's suggested retail price of the financed vehicle and the Additional Vehicle Costs. In the case of used vehicles, if the applicant meets CTL's creditworthiness criteria, the amount financed may exceed the vehicle's value as assigned by one of the three standard reference sources for dealers of used cars and the Additional Vehicle Costs. Depending on the dealer's location, CTL will use the "Kelley Blue Book," "NADA Official Used Car Guide" or the "Black Book" published by National Auto Research to obtain a value to assign to a used vehicle for underwriting purposes.

  CTL believes based on its historical experience that the resale value of a new vehicle purchased by an obligor will generally decline below the manufacturer's suggested retail price and, in some cases, may decline for a period of time below the principal balance outstanding on the related installment contract. CTL also believes that the resale value of a used vehicle purchased by an obligor will generally decline, but believes that the percentage of such decline generally will be less than the percentage of decline in the resale value of a new vehicle. CTL regularly reviews the quality of the Contracts purchased from Dealers and periodically conducts quality control audits to ensure compliance with its established policies and procedures. See also "California Thrift & Loan and Affiliates" herein.

ALLOCATION OF PAYMENTS

  The Receivables will be either Simple Interest Receivables or Precomputed Receivables. "Simple Interest Receivables" provide for equal monthly payments that are applied, first, to collection fees, if any, then to applicable late charges, then to pay interest accrued to the date of such payment, then to principal due on such date, and then to further reduce the outstanding principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its due date under a Simple Interest Receivable, the portion of the payment allocable to interest for the period since the preceding payment will be less than it would have been had the payment been made on the contractual due date, and the portion of the payment applied to reduce the principal balance of the Receivable will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment under a Simple Interest Receivable after its contractual due date, the portion of such payment allocable to interest for the period since the preceding payment will be greater than it would have been had the payment been made when due, and the portion of such payment applied to reduce the principal balance of the Receivable will be correspondingly less, in which case a larger portion of the principal balance may be due on the final scheduled payment date.

  "Precomputed Receivables" consist of either (i) monthly actuarial receivables ("Actuarial Receivables") or (ii) receivables that provide for allocation of payments according to the "sum of periodic balances" method, similar to the Rule of 78's ("Rule of 78's Receivables"). An Actuarial Receivable provides for amortization of the loan over a series of fixed level payment monthly installments. Each monthly installment, including the monthly installment representing the final payment of the receivable, consists of an amount of interest equal to 1/12 of the annual percentage rate of the loan multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly payment. A Rule of 78's Receivable provides for the payment by the Obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest for the term of the receivable. The rate at which the amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal amount of the Receivable are calculated in accordance with the sum of the periodic time balances or the "Rule of 78's." If a Precomputed Receivable is prepaid in full (voluntarily or by liquidation, acceleration or otherwise), under the terms of the Contract a "refund" or "rebate" will be made to the Obligor of the portion of the total amount of payments then due and payable under the Contract allocable to "unearned" interest. Unearned interest is calculated in accordance with the sum of the periodic time balances method, the Rule of 78's or an equivalent method. The amount of any such rebate under a Precomputed Receivable generally will be less than or equal to the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule and generally will be significantly less than such amount.

  Unless otherwise stated in the related Prospectus Supplement, all of the Receivables that are Precomputed Receivables will be Rule of 78's Receivables; however, the Trust will account for all Rule of 78's Receivables as if such Receivables were Actuarial Receivables. Except as otherwise indicated in the related Prospectus Supplement, early payments on Precomputed Receivables ("Payaheads") will be deposited to the Payahead Account as described under "Description of the Transfer and Servicing Agreements--Accounts." Amounts received upon prepayment in full of a Rule of 78's Receivable in excess of the then outstanding principal balance of such Receivable (computed on an actuarial basis) will not be passed through to Certificateholders, except to the extent necessary to pay interest and principal on the Certificates.

  In the event of the liquidation of a Receivable or the repossession of a Financed Vehicle, amounts recovered are applied first to the expenses of repossession, and then to unpaid interest (to the extent not previously written off) and principal and any related payment or other fee.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

  Certain information concerning the experience of CTL pertaining to delinquencies, repossessions and net losses with respect to new and used retail automobile, light truck, motorcycle and van receivables will be set forth in each Prospectus Supplement. There can be no assurance that the delinquency, repossession and net loss experience with respect to any Receivables Pool will be comparable to prior experience or to such information.

                   WEIGHTED AVERAGE LIFE OF THE CERTIFICATES

  The weighted average life of the Certificates of any Series generally will be influenced by the rate at which the principal balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. For this purpose, the term prepayments includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums), liquidations due to defaults, as well as receipts of proceeds, if any, from physical damage, credit life and disability and/or any lender's insurance policies, and the amount of Receivables repurchased by CTL due to a breach of a representation or warranty or purchased by the Servicer for administrative purposes. All of the Receivables are prepayable at any time without penalty (or with a de minimis charge) to the Obligor. The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the registered lienholder (or the Servicer on behalf of such lienholder). The rate of prepayment on the Receivables may also be influenced by the structure of the loan. In addition, under certain circumstances, CTL will be obligated to repurchase Receivables from a Trust pursuant to the related Purchase Agreement and Pooling and Servicing Agreement as a result of breaches of representations and warranties, and the Servicer will be obligated to purchase Receivables from a Trust pursuant to the related Pooling and Servicing Agreement as a result of breaches of certain covenants. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" and "--Servicing Procedures." See also "Description of the Transfer and Servicing Agreements-- Termination" regarding the option of the Servicer to purchase or cause the Receivables to be purchased from a Trust.

  A Series of Certificates may include one or more classes of Strip Certificates that are more sensitive than certain other classes of Certificates of the same Series to the rate of payment of the related Receivables. Prospective investors in any such Strip Certificates should consider carefully the information regarding such Certificates in the related Prospectus Supplement.

  In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Certificates of a Series on any Distribution Date since such amount will depend, in part, on the amount of principal collected on the related Receivables Pool during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Certificateholders. The related Prospectus Supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the particular Receivables Pool and the related Series of Certificates or particular classes of Certificates.

                POOL FACTORS AND OTHER CERTIFICATE INFORMATION

  The "Certificate Pool Factor" for each class of Certificates will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Certificates and which will indicate the remaining Class Certificate Balance of such class of Certificates, as of the applicable Distribution Date (after giving effect to distributions to be made on such Distribution Date), as a fraction of the initial Class Certificate Balance of such class of Certificates. Each Certificate Pool Factor will be
1.0000000 as of the related Closing Date and thereafter will decline to reflect reductions in the applicable Class Certificate Balance. A Certificateholder's portion of the aggregate outstanding Class Certificate Balance will equal the product of (a) the original denomination of such Certificateholder's Certificate and (b) the applicable Certificate Pool Factor at the time of determination.

  The Certificateholders will receive reports on or about each Distribution Date concerning payments received on the Receivables, the Pool Balance and each Certificate Pool Factor. In addition, Certificateholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Description of the Certificates--Statements to Certificateholders."

                                USE OF PROCEEDS

  On each Closing Date, the Depositor will convey the Receivables and, if so provided in the related Prospectus Supplement, the applicable Pre-Funded Amount to the related Trust in exchange for the related Series of Certificates. Unless otherwise provided in the related Prospectus Supplement, the Depositor will apply the net proceeds from the sale of the Certificates to the purchase of the Receivables from CTL and, if so provided in the related Prospectus Supplement, to fund the Pre-Funding Account. CTL will use the portion of such proceeds paid to it to repay deposits, short-term borrowings and for general corporate purposes.

                    CALIFORNIA THRIFT & LOAN AND AFFILIATES

  CTL is a 38 year-old, FDIC-insured California thrift and loan. CTL's business is the underwriting and purchasing of high yield consumer loans (primarily retail installment sales contracts secured by new and used automobiles and light-duty trucks), residential real estate loans and commercial equipment leases for small and medium sized businesses. CTL conducts its business primarily in the States of California, Arizona, Colorado, Illinois, New Mexico, Nevada, Oregon and Texas.

  On June 14, 1996 Bay View acquired CTL Credit, Inc., the holding company of CTL. CTL is now a wholly-owned subsidiary of Bay View.

  The Depositor is a wholly-owned subsidiary of Bay View, formed in November 1996 as a Delaware corporation, and is organized for the limited purpose of purchasing, acquiring owning and holding vehicle installment sale and installment loan contracts, reselling such receivables and conducting activities incidental thereto.

  The Depositor has taken steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by the Depositor under the United States Bankruptcy Code or other applicable laws ("Insolvency Laws") will not result in the consolidation of the assets and liabilities of the Depositor with those of Bay View or CTL. These steps include the creation of the Depositor as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Depositor's business, as described above, and restrictions on the Depositor's ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all its directors). However, there can be no assurance that the activities of the Depositor would not result in a court concluding that the assets and liabilities of the Depositor should be consolidated with those of Bay View or CTL in a proceeding under an Insolvency Law. See "Risk Factors--Insolvency Considerations."

  In addition, tax and certain other statutory liabilities, such as liabilities to the Pension Benefit Guaranty Corporation, if any, relating to the underfunding of pension plans of Bay View or its affiliates can be asserted against the Depositor. To the extent that any such liabilities arise after the transfer of Receivables to a Trust, the Trust's interest in the Receivables would be prior to the interest of the claimant with respect to any such liabilities. However, the existence of a claim against the Depositor could permit the claimant to subject the Depositor to an involuntary proceeding under the Bankruptcy Code or other Insolvency Laws. See "Risk Factors--Insolvency Considerations."

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

  Each Trust will issue a Series of Certificates pursuant to a Pooling and Servicing Agreement. A form of the Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following is a summary of the material terms of the Certificates and is subject to, and is qualified in its entirety by reference to, the provisions of the related Certificates and Pooling and Servicing Agreement.

  Unless otherwise specified in the related Prospectus Supplement, the Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples in excess thereof in book-entry form only.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

  The timing and priority of distributions, seniority, allocations of losses, Pass-Through Rate and amount of or method of determining distributions with respect to principal and interest on each class of Certificates of a Series will be described in the related Prospectus Supplement. Distributions on such Certificates will be made on the dates specified in the related Prospectus Supplement (the "Distribution Date") and may be made prior to distributions with respect to principal of such Certificates. To the extent provided in the related Prospectus Supplement, a Series of Certificates may include one or more classes of Strip Certificates entitled to (i) interest distributions with disproportionate, nominal or no principal distributions or (ii) principal distributions with disproportionate, nominal or no interest distributions. Each class of Certificates may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate (and which may be zero for certain classes of Strip Certificates) or any combination of the foregoing. The related Prospectus Supplement will specify the Pass-Through Rate for each class of Certificates of a Series or the method for determining such Pass-Through Rate.

  To the extent specified in any Prospectus Supplement, one or more classes of Certificates of a given Series may have fixed principal and/or interest distribution schedules, as set forth in such Prospectus Supplement.

  In the case of a Series of Certificates that includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related Prospectus Supplement. Distributions in respect of interest on and principal of any class of Certificates will be made on a pro rata basis among all holders of Certificates of such class.

BOOK-ENTRY REGISTRATION

  Unless otherwise specified in the related Prospectus Supplement, each class of Certificates initially will be represented by one or more certificates, in each case registered in the name of the nominee of DTC. Unless another nominee is specified in the related Prospectus Supplement, the nominee of DTC will be Cede. Accordingly, such nominee is expected to be the holder of record of the Certificates of each Series, except for Certificates, if any, retained by the Depositor. Unless and until Definitive Certificates are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Certificateholder will be entitled to receive a physical certificate representing a Certificate; all references herein and in the related Prospectus Supplement to actions by Certificateholders will refer to actions taken by DTC upon instructions from its participating members ("Participants"), and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Certificateholders will refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC's procedures with respect thereto. Beneficial owners of the Certificates ("Certificate Owners") will not be recognized as "Certificateholders" by the related Trustee, as such term is used in each Pooling and Servicing Agreement, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Participants.

  DTC is a limited-purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC in effect in the State of New York, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for the Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants").

  Unless otherwise specified in the related Prospectus Supplement, Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or an interest in, the Certificates may do so only through Participants and Indirect Participants. In addition, all Certificate Owners will receive all distributions of principal and interest from the related Trustee through Participants. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to DTC's nominee. DTC will then forward such payments to the Participants, which thereafter will forward them to Indirect Participants or Certificate Owners.

  Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and to receive and transmit distributions of principal of and interest on the Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and to receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates representing the Certificates, the Rules provide a mechanism by which Participants and Indirect Participants will receive payments and transfer interests, directly or indirectly, on behalf of Certificate Owners.

  Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to such Certificates, may be limited due to the lack of a physical certificate representing such Certificates.

  DTC may take any action permitted to be taken by a Certificate Owner under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

  Except as required by law, the related Trustee will not have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of Certificates of any Series held by

DTC's nominee, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE CERTIFICATES

  Unless otherwise stated in the related Prospectus Supplement, the Certificates of a given Series will be issued in fully registered, certificated form ("Definitive Certificates") to Certificateholders or their respective nominees, rather than to DTC or its nominee, only if (i) the related Trustee determines that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the related Certificates and such Trustee is unable to locate a qualified successor, (ii) the Trustee elects, at its option, to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default or Servicer Default, Certificate Owners representing at least a majority of the outstanding principal amount of the Certificates of such Series, advise the related Trustee through DTC that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the related Certificate Owners.

  Upon the occurrence of any of the events described in the immediately preceding paragraph, the related Trustee will be required to notify the related Certificate Owners, through Participants, of the availability of Definitive Certificates. Upon surrender by DTC of the certificates representing all Certificates of any affected class and the receipt of instructions for re-registration, the Trustee will issue Definitive Certificates to the related Certificate Owners. Distributions on the related Definitive Certificates will be made thereafter by the related Trustee directly to the holders in whose name the related Definitive Certificates are registered at the close of business on the applicable record date, in accordance with the procedures set forth herein and in the related Pooling and Servicing Agreement. Distributions will be made by check mailed to the address of such holders as they appear on the register specified in the related Pooling and Servicing Agreement.

  Definitive Certificates will be transferable and exchangeable at the offices of the related Trustee (or any security registrar appointed thereby). No service charge will be imposed for any registration of transfer or exchange, but such Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

STATEMENTS TO CERTIFICATEHOLDERS

  With respect to each Series of Certificates, on or prior to each Distribution Date, the Servicer (to the extent applicable to such Certificateholder) will prepare and forward to the related Trustee to be included with the distribution to each Certificateholder of record a statement setting forth for the related Collection Period substantially the following information (and any other information specified in the related Prospectus Supplement):

  (i) the amount of the distribution allocable to principal (including any overdue principal) of each class of Certificates of such Series;

  (ii) the amount of the distribution allocable to interest (including any overdue interest) on each class of Certificates of such Series;

  (iii) the amount of fees and compensation paid to the Servicer and the Trustee with respect to the related Collection Period;

  (iv) the Class Certificate Balance and Certificate Pool Factor for each class of Certificates of such Series as of the related record date;

  (v) the amount, if any withdrawn from and the balance of any Cash Collateral Account or other form of credit enhancement, after giving effect to any additions thereto or withdrawals therefrom or reductions thereto to be made on the following Distribution Date;

  (vi) with respect to any Series of Certificates as to which a Pre-Funding Account has been established, for Distribution Dates during the Funding Period, the remaining Pre-Funded Amount; and

  (vii) for the Distribution Date that falls on or immediately after the end of the Funding Period, if any, the amount of the Pre-Funded Amount that has not been used to purchase Subsequent Receivables.

  (viii) the aggregate net losses on the Receivables for the related Collection Period;

  (ix) the aggregate principal balance of all Receivables which were delinquent 30 days or more as of the last day of the related Collection Period; and

  (x) the amount of Advances made on such Distribution Date; the aggregate amount of outstanding Advances on such Distribution Date; and the amount of Advances reimbursed to the Servicer on such Distribution Date based on the fact (x) that the related Receivable became a Defaulted Receivable during the prior Collection Period or (y) that the Servicer determines the related Advance to be unrecoverable.

  Dollar amounts described in items (i), (ii) and (iv) above will be expressed as a dollar amount per $1,000 of initial Class Certificate Balance of such Certificates.

  In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the related Trustee will mail to each person who at any time during such calendar year shall have been a registered Certificateholder a statement containing certain information for the purposes of such Certificateholder's preparation of federal income tax returns. See "Certain Federal Income Tax Consequences."

LIST OF CERTIFICATEHOLDERS

  Each Trustee, within 15 days after receipt of written request of the Servicer, will provide the Servicer with a list of the names and addresses of all holders of record as of the most recent record date of the related Series of Certificates. In addition, three or more holders of the Certificates of any Series or one or more holders of such Certificates evidencing not less than 25% of the applicable Certificate Balance may, by written request to the related Trustee, obtain access to the list of all Certificateholders maintained by such Trustee for the purpose of communicating with other Certificateholders with respect to their rights under the related Pooling and Servicing Agreement or under such Certificates.

             DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

  The following is a summary of the material terms of each Purchase Agreement and Pooling and Servicing Agreement (collectively, the "Transfer and Servicing Agreements") pursuant to which the Depositor will purchase Receivables from CTL, a Trust will purchase Receivables from the Depositor, and the Servicer will agree to service such Receivables. Forms of the Purchase Agreement and Pooling and Servicing Agreement have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The following summary is subject to, and is qualified in its entirety by reference to, the provisions of the related Transfer and Servicing Agreements.

SALE AND ASSIGNMENT OF RECEIVABLES

  On the related Closing Date, (i) CTL will sell and assign to the Depositor pursuant to the related Purchase Agreement, without recourse, its entire right in the related Receivables, including its security interests in the related Financed Vehicles and (ii) the Depositor will sell and assign to the related Trust pursuant to the related Pooling and Servicing Agreement, without recourse, (a) its entire right in such Receivables and all of its right, title and interest under the Purchase Agreement, including the security interests in the Financed Vehicles, and (b) if so provided in the related Prospectus Supplement, the applicable Pre-Funded Amount. Each Receivable will be identified in a schedule appearing as an exhibit to the related Purchase Agreement and Pooling and Servicing Agreement. The Trustee will, concurrently with such sale and assignment of the Receivables and, if applicable, the Pre-Funded Amount, to the related Trust, execute, authenticate and deliver the related Series of Certificates to the Depositor in exchange for such Receivables and such Pre-Funded Amount, if any. The related Prospectus Supplement will specify whether the property of a Trust will include the Pre-Funded Amount and, if so, the terms, conditions and manner under which Subsequent Receivables will be sold and assigned by the Depositor to the related Trust.

  In each Purchase Agreement, CTL will represent and warrant to the Depositor, among other things, that (i) the information provided with respect to the related Receivables is correct in all material respects; (ii) the Obligor on each such Receivable has obtained or agreed to obtain and maintain physical damage insurance covering the Financed Vehicle in accordance with CTL's normal requirements; (iii) at the Closing Date, with respect to Receivables conveyed to a Trust on the Closing Date, and on the applicable Subsequent Transfer Date with respect to any Subsequent Receivables, the Receivables are free and clear of all security interests, liens, charges and encumbrances, other than the lien of the Depositor, and no offsets, defenses or counterclaims against the Depositor or CTL have been asserted or threatened with respect to the related Receivables; (iv) at the Closing Date or Subsequent Transfer Date, as applicable, each of the related Receivables is secured by a first perfected security interest in the related Financed Vehicle in favor of the Trust or all necessary action has been taken by CTL to secure such a first perfected security interest; and (v) each of the related Receivables, at the time it was originated, complied and, at the Closing Date or Subsequent Transfer Date, as applicable, complies, in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws. As of the last day of any Collection Period following the discovery by or notice to CTL of a breach of any such representation or warranty that materially and adversely affects the interests of the Depositor or its assignee in a Receivable (or as of the last day of the preceding Collection Period, if CTL so elects), CTL, unless it has cured such breach, will repurchase the Receivable at a price equal to the unpaid principal balance owed by the Obligor thereon plus, accrued interest thereon at the applicable Contract Rate to the date of purchase (the "Purchase Amount"), and such Receivable will be considered a "Purchased Receivable" as of such date. In each Pooling and Servicing Agreement, the Depositor will assign certain rights under the related Purchase Agreement to the related Trust, including the right to cause CTL to repurchase Receivables with respect to which it is in breach of any such representation and warranty. The repurchase obligation of CTL pursuant to each Purchase Agreement and Pooling and Servicing Agreement will constitute the sole remedy available to the related Certificateholders or Trustee for any uncured breach of a representation or warranty.

  If the related Prospectus Supplement provides that the property of a Trust will include a Pre-Funding Account, CTL will be obligated to sell and assign to the Depositor pursuant to the related Purchase Agreement, and the Depositor will be obligated to sell and assign to the related Trust pursuant to the related Pooling and Servicing Agreement, Subsequent Receivables from time to time during the Funding Period in an aggregate outstanding principal amount approximately equal to the Pre-Funded Amount. Any conveyance of Subsequent Receivables to a Trust is subject to the satisfaction, on or before the related transfer date (each, a "Subsequent Transfer Date"), of the following conditions precedent, among others: (i) each such Subsequent Receivable must satisfy the eligibility criteria specified in the related Pooling and Servicing Agreement; (ii) the Subsequent Receivables shall have been selected based on the criteria specified in the applicable Prospectus Supplement and neither CTL nor the Depositor shall have selected such Subsequent Receivables in a manner that it deems is adverse to the interests of holders of the related Certificates; (iii) as of the respective Cutoff Date for such Subsequent Receivables, all of the Receivables in the Trust, including the Subsequent Receivables to be conveyed to the Trust as of such date, must satisfy the parameters described under "The Receivables Pools" herein and "The Receivables Pool" in the related Prospectus Supplement; (iv) any required deposit to any Cash Collateral Account or other similar account shall have been made; and (v) CTL must execute and deliver to the Depositor, and the Depositor must execute and deliver to such Trust, a written assignment conveying such Subsequent Receivables to the Depositor or such Trust, as applicable. In addition, the conveyance of Subsequent Receivables to a Trust is subject to the satisfaction of the following conditions subsequent, among others, each of which must be satisfied within the applicable time period specified in the related Prospectus Supplement: (a) the Depositor must deliver certain opinions of counsel to the related Trustee with respect to the validity of the conveyance of the Subsequent Receivables to the Trust; (b) the Trustee must receive written confirmation from a firm of certified independent public accountants that, as of the end of the period specified therein, the Receivables in the Trust, including the Subsequent Receivables, satisfied the parameters described under "The Receivables Pools" herein and "The Receivables Pool" in the related Prospectus Supplement; and (c) each of the Rating Agencies must notify the Depositor in writing that, following the conveyance of the Subsequent

Receivables to the Trust, each class of Certificates will have the same rating assigned to it by such Rating Agency that it had on the Closing Date. Such confirmation of the ratings of the Certificates may depend on factors other than the characteristics of the Subsequent Receivables, including the delinquency, repossession and net loss experience on the automobile, light truck, motorcycle and van receivables in the portfolio serviced. If any such conditions precedent or conditions subsequent are not met with respect to any Subsequent Receivables within the time period specified in the related Prospectus Supplement, CTL will be required under the related Purchase Agreement and Pooling and Servicing Agreement to repurchase such Subsequent Receivables from the related Trust, at a purchase price equal to the related Purchase Amounts therefor. See "Risk Factors--Sales of Subsequent Receivables."

CUSTODY OF RECEIVABLE FILES

  Unless otherwise specified in the related Prospectus Supplement, CTL initially will be appointed to act as custodian for the Receivable files of each Trust. Unless otherwise specified in the related Prospectus Supplement, pursuant to the related Pooling and Servicing Agreement, CTL or such other institution will agree to hold the Receivable files on behalf of the related Trust. Any such custodial arrangement may be terminated by the Trust or any credit enhancer upon the terms set forth therein. See also "Risk Factors-- Insolvency Considerations."

  If, through inadvertence or otherwise, any of the Receivables were sold to another party (or a security interest therein were granted to another party) that purchased (or took such security interest in) any of such Receivables in the ordinary course of its business and took possession of such Receivables, the purchaser (or secured party) would acquire an interest in the Receivables superior to the interest of the related Trust if the purchaser (or secured party) acquired (or took a security interest in) the Receivables for new value and without actual knowledge of such Trust's interest. See "Risk Factors-- Perfection of Security Interests in Connection with the Transfer of Receivables."

ACCOUNTS

  Certificate Account. With respect to each Trust, the Servicer will establish and maintain with the related Trustee one or more accounts, in the name of the Trustee on behalf of the related Certificateholders, into which all payments made on or in respect of the related Receivables will be deposited and from which all distributions with respect to the related Certificates will be made (the "Certificate Account"). The amounts on deposit in the Certificate Account will be invested by the Trustee in Eligible Investments.

  Payahead Account. If so provided in the related Prospectus Supplement, the Servicer will establish an additional account (the "Payahead Account"), in the name of the Trustee and for the benefit of Obligors on the Receivables, into which, to the extent required by the Pooling and Servicing Agreement, Payaheads on Precomputed Receivables will be deposited until such time as the payment becomes due. Until such time as payments are transferred from the Payahead Account to the Certificate Account, they will not constitute collected interest or collected principal and will not be available for distribution to Certificateholders. The Payahead Account will initially be maintained with the Trustee. Interest earned on the balance in the Payahead Account will be remitted to the Servicer monthly. Collections on a Precomputed Receivable made during a Collection Period shall be applied first to any overdue scheduled payment on such Receivable, then to the scheduled payment on such Receivable due in such Collection Period. If any collections remaining after the scheduled payment is made are insufficient to prepay the Precomputed Receivable in full, then generally such remaining collections shall be transferred to and kept in the Payahead Account until such later Collection Period as the collections may be retransferred to the Certificate Account and applied either to a later scheduled payment or to prepay such Receivable in full.

  Pre-Funding Account. If so provided in the related Prospectus Supplement, the Servicer will establish and maintain an account, in the name of the related Trustee on behalf of the related Certificateholders, into which the Depositor will deposit the Pre-Funded Amount on the related Closing Date (the "Pre-Funding Account"). In no event will the Pre-Funded Amount exceed 25% of the aggregate Certificate Balance of the related Series of Certificates. The Pre-Funded Amount will be used by the related Trustee to purchase Subsequent Receivables from the Depositor from time to time during the Funding Period. The amounts on deposit in the Pre-Funding Account during the Funding Period will be invested by the Trustee in Eligible Investments. Any investment income received on the Eligible Investments during a Collection Period (such amounts, net of any related investment expenses, "Investment Income") will be included in the interest distribution amount on the following Distribution Date. The Funding Period, if any, for a Trust will begin on the related Closing Date and will end on the date specified in the related Prospectus Supplement, which in no event will be later than the date that is three calendar months after the related Closing Date. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed to the related Certificateholders, in the manner and priority specified in the related Prospectus Supplement, as a prepayment of principal of the related Certificates.

  Any other accounts to be established with respect to a Trust, including any Cash Collateral Account or yield supplement account, will be described in the related Prospectus Supplement.

  For each Series of Certificates, funds in the Certificate Account, Pre-Funding Account and any other account identified as such in the related Prospectus Supplement (collectively, the "Trust Accounts") will be invested as provided in the related Pooling and Servicing Agreement in Eligible Investments and any related Investment Income will be distributed as described herein and in the related Prospectus Supplement. "Eligible Investments" generally will be limited to investments acceptable to the Rating Agencies as being consistent with the rating of the related Certificates. Except as may be otherwise indicated in the applicable Prospectus Supplement, Eligible Investments will include (i) direct obligations of, and obligations guaranteed by, the United States of America, the Federal National Mortgage Association, or any instrumentality of the United States of America; (ii) demand and time deposits in or similar obligations of any depository institution or trust company (including the Trustee or any agent of the Trustee, acting in their respective commercial capacities) rated P-1 by Moody's or A-1+ by Standard & Poor's (an "Approved Rating") or any other deposit which is fully insured by the FDIC; (iii) repurchase obligations with respect to any security issued or guaranteed by an instrumentality of the United States of America entered into with a depository institution or trust company having an Approved Rating (acting as principal); (iv) short-term corporate securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any State, the short-term unsecured obligations of which have an Approved Rating, or higher, at the time of such investment; (v) commercial paper having an Approved Rating at the time of such investment; (vi) a guaranteed investment contract issued by any insurance company or other corporation acceptable to the Rating Agencies; (vii) interests in any money market fund having a rating of Aaa by Moody's or AAAm by Standard & Poor's; and (viii) any other investment approved in advance in writing by the Rating Agencies.

  Except as described herein or in the related Prospectus Supplement, Eligible Investments will be limited to obligations or securities that mature on or before the date of the next scheduled distribution to Certificateholders of such Series; provided, however, that each Pooling and Servicing Agreement will generally permit the investment of funds in any Cash Collateral Account or similar type of credit enhancement account to be invested in Eligible Investments without the limitation that such Eligible Investments mature not later than the business day prior to the next succeeding Distribution Date if
(i) the Servicer obtains a liquidity facility or similar arrangement with respect to such Cash Collateral Account or other account and (ii) each rating agency that initially rated the related Certificates confirms in writing that the ratings of such Certificates will not be lowered or withdrawn as a result of eliminating or modifying such limitation.

  The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution has a credit rating from each Rating Agency in one of its generic rating categories that signifies investment grade. "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Trustee or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) (i) that has either (A) a long-term unsecured debt rating of at least Baa3 from Moody's Investor's Service, Inc. or (B) a long-term unsecured debt rating, a short-term unsecured debt rating or a certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

SERVICING PROCEDURES

  The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables and will, consistent with the related Pooling and Servicing Agreement, follow such collection procedures as it follows with respect to comparable automotive installment contracts that it owns or services for others. The Servicer will continue to follow such normal collection practices and procedures as it deems necessary or advisable to realize upon any Receivables with respect to which the Servicer determines that eventual payment in full is unlikely. The Servicer may sell the Financed Vehicle securing such Receivables at a public or private sale, or take any other action permitted by applicable law.

  Consistent with its normal procedures, the Servicer may, in its discretion, arrange with the Obligor on a Receivable to extend or modify the payment schedule; if, however, the extension of a payment schedule causes a Receivable to remain outstanding on the Final Scheduled Maturity Date the Servicer will purchase such Receivable at the Purchase Amount as of the last day of the Collection Period preceding such Final Scheduled Distribution Date. In addition, unless otherwise provided in the related Prospectus Supplement, the Servicer will be obligated under each Pooling and Servicing Agreement to purchase any Receivable at the Purchase Amount if (i) among other things, the Servicer reduces the Contract Rate, reduces the amount of the scheduled monthly payments or reduces the amount financed or fails to maintain a perfected security interest in the related Financed Vehicle and (ii) the interest of the Certificateholders in such Receivable is materially and adversely affected by such action or failure to act of the Servicer. The Servicer's purchase obligation will constitute the sole remedy available to the related Certificateholders or Trustee for any such modification of a Contract.

COLLECTIONS

  With respect to each Trust, the Servicer will deposit all payments (from whatever source) on and all proceeds of the related Receivables collected during a Collection Period into the related Certificate Account not later than two business days after receipt thereof. However, at any time that and for so long as (i) CTL is the Servicer, (ii) no Event of Default shall have occurred and be continuing with respect to the Servicer and (iii) each other condition to making deposits less frequently than daily as may be specified by the Rating Agencies or set forth in the related Prospectus Supplement is satisfied, the Servicer will not be required to deposit such amounts into the Certificate Account until on or before the applicable Distribution Date. Pending deposit into the Certificate Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the Servicer were unable to remit such funds, Certificateholders might incur a loss. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Purchase Amounts with respect to Receivables purchased by the Servicer.

  Payaheads on Precomputed Receivables will be transferred from the Certificate Account and deposited into the Payahead Account for subsequent transfer to the Certificate Account, as described above under "--Accounts."

ADVANCES

  If a Receivable is delinquent more than 30 days at the end of a Collection Period, the Servicer will make an Advance in the amount of 30 days of interest due on such Receivable, but only to the extent that the Servicer, in its sole discretion, expects to recoup the Advance from subsequent collections on the Receivable or from withdrawals from any Cash Collateral Account or other form of credit enhancement. The Servicer will deposit Advances in the Certificate Account on or prior to the date specified therefor in the related Prospectus Supplement. If the Servicer determines that reimbursement of an Advance from subsequent payments on or with respect to the related Receivable is unlikely, the Servicer may recoup such Advance from insurance proceeds, collections made on other Receivables or from any other source specified in the related Prospectus Supplement.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

  The Servicer will be entitled to receive a fee with respect to each Trust (the "Servicing Fee"), equal to one percent (1.00%) per annum (the "Servicing Fee Rate"), payable monthly at one-twelfth the annual rate, of the related aggregate Pool Balance. The Servicer also will collect and retain any late fees, prepayment charges, other administrative fees or similar charges allowed by applicable law with respect to the Receivables and will be entitled to reimbursement from each Trust for certain liabilities.

  The Servicing Fee will compensate the Servicer for performing the functions of a third-party servicer of automotive receivables as an agent for the related Trust, including collecting and posting all payments, making Advances, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors, and overseeing the collateral in cases of Obligor default. The Servicing Fee will also compensate the Servicer for administering the related Receivables Pool, including accounting for collections and furnishing monthly and annual statements to the related Trustee with respect to distributions, and generating federal income tax information for such Trust and for the related Certificateholders. The Servicing Fee also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs, and other costs incurred in connection with administering the applicable Receivables Pool.

DISTRIBUTIONS

  With respect to each Series of Certificates, beginning on the Distribution Date specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of interest only or principal only) on each class of Certificates entitled thereto will be made by the related Trustee to the related Certificateholders. The timing, calculation, allocation, order, source and priorities of, and requirements for, all distributions to the holders of each class of Certificates will be set forth in the related Prospectus Supplement.

  With respect to each Trust, collections on or with respect to the related Receivables will be deposited into the related Certificate Account for distribution to the related Certificateholders on each Distribution Date to the extent and in the priority provided in the related Prospectus Supplement. Credit enhancement, such as a Cash Collateral Account or yield supplement account or other arrangement, may be available to cover shortfalls in the amount available for distribution on such date to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified therein, distributions in respect of principal of a class of Certificates of a Series will be subordinate to distributions in respect of interest on such class, and distributions in respect of one or more classes of Certificates of a Series may be subordinate to payments in respect of other classes of Certificates. Distributions of principal on the Certificates of a Series may be based on the amount of principal collected or due, or the amount of realized losses incurred, in a Collection Period.

CREDIT AND CASH FLOW ENHANCEMENT

  The amounts and types of any credit and cash flow enhancement arrangements and the provider thereof, if applicable, with respect to each class of Certificates of a Series will be set forth in the related Prospectus Supplement. To the extent provided in the related Prospectus Supplement, credit or cash flow enhancement may be in the form of subordination of one or more classes of Certificates, Cash Collateral Accounts, reserve accounts, yield supplement accounts, spread accounts, letters of credit, surety bonds, insurance policies, over-collateralization, credit or liquidity facilities, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, other agreements with respect to third-party payments or other support, cash deposits, or such other arrangements as may be described in the related Prospectus Supplement, or any combination of the foregoing. If specified in the applicable Prospectus Supplement, credit or cash flow enhancement for a class of Certificates may cover one or more other classes of Certificates of the same Series, and credit enhancement for a Series of Certificates may cover one or more other Series of Certificates.

  The existence of a Cash Collateral Account or other form of credit enhancement for the benefit of any class or Series of Certificates is intended to enhance the likelihood of receipt by the Certificateholders of such class or Series of the full amount of principal and interest due thereon and to decrease the likelihood that such Certificateholders will experience losses. Unless otherwise specified in the related Prospectus Supplement, the credit enhancement for a class or Series of Certificates will not provide protection against all risks of loss and will not guarantee repayment of all principal and interest thereon. If losses occur which exceed the amount covered by such credit enhancement or which are not covered by such credit enhancement, Certificateholders will bear their allocable share of such losses, as described in the related Prospectus Supplement. In addition, if a form of credit enhancement covers more than one Series of Certificates, Certificateholders of any such Series will be subject to the risk that such credit enhancement may be exhausted by the claims of Certificateholders of other Series.

  Cash Collateral Account. If so provided in the related Prospectus Supplement, pursuant to the related Pooling and Servicing Agreement the Depositor will establish an account (a "Cash Collateral Account") for a Series or class or classes of Certificates, which will be maintained with the related Trustee. Unless otherwise provided in the related Prospectus Supplement, a Cash Collateral Account will be funded by an initial deposit by the Depositor on the Closing Date in the amount set forth in the related Prospectus Supplement and, if the related Series has a Funding Period, may also be funded on each Subsequent Transfer Date to the extent described in the related Prospectus Supplement. As further described in the related Prospectus Supplement, the amount on deposit in the Cash Collateral Account may be increased or reinstated on each Distribution Date, to the extent described in the related Prospectus Supplement, by the deposit thereto of the amount of collections on the related Receivables remaining on such Distribution Date after the payment of all other required payments and distributions on such date. The related Prospectus Supplement will describe the circumstances under which and the manner in which distributions may be made out of any such Cash Collateral Account, either to holders of the Certificates covered thereby or to the Depositor or to any other entity.

EVIDENCE AS TO COMPLIANCE

  Each Pooling and Servicing Agreement will provide that a firm of independent public accountants will furnish annually to the related Trustee a statement as to compliance by the Servicer during the preceding twelve months with certain standards relating to the servicing of the Receivables.

  Each Pooling and Servicing Agreement will also provide for delivery to the related Trustee each year of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the related Pooling and Servicing Agreement throughout the preceding twelve months or, if there has been a default in the fulfillment of any such obligation, describing each such default. The Servicer has agreed or will agree to give each Trustee notice of Events of Defaults under the related Pooling and Servicing Agreement. Copies of the foregoing statements and certificates may be obtained by Certificateholders by a request in writing addressed to the related Trustee at the Corporate Trust Office for such Trustee specified in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING THE SERVICER

  Each Pooling and Servicing Agreement will provide that CTL may not resign from its obligations and duties as Servicer thereunder, except upon determination that CTL's performance of such duties is no longer permissible under applicable law. Under certain circumstances, CTL may transfer its obligations and duties as Servicer to a qualified affiliate of Bay View. No such assignment or resignation will become effective until the related Trustee or a successor servicer has assumed CTL's servicing obligations and duties under the related Pooling and Servicing Agreement.

  Each Pooling and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the related Trust or Certificateholders for taking any action or for refraining from taking any action pursuant to the related Pooling and Servicing Agreement or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the Servicer's duties or by reason of reckless disregard of its obligations and duties thereunder. In addition, each Pooling and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under such Pooling and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

  Under the circumstances specified in each Pooling and Servicing Agreement, any entity into which CTL may be merged or consolidated, or any entity resulting from any merger or consolidation to which CTL is a party, or any entity succeeding to the indirect automobile financing or receivable servicing business of CTL, which corporation or other entity assumes the obligations of the Servicer, will be the successor to the Servicer under the related Pooling and Servicing Agreement.

  CTL has a contract with Norwest Financial Inc., pursuant to which Norwest Financial Inc. will provide CTL data processing and communication system services through October, 2001.

EVENTS OF DEFAULT

  Unless otherwise provided in the related Prospectus Supplement, "Events of Default" under each Pooling and Servicing Agreement will consist of: (i) any failure by the Servicer or CTL to deliver to the related Trustee for distribution to the related Certificateholders any required payment, which failure continues unremedied for five business days after discovery by an officer of the Servicer or after written notice to the Servicer of such failure from the Trustee or holders of the related Certificates evidencing not less than 25% of the aggregate Certificate Balance (or notional principal amount, if applicable); (ii) any failure by the Servicer, CTL or the Depositor duly to observe or perform in any material respect any covenant or agreement in the related Pooling and Servicing Agreement, Certificates or Purchase Agreement, which failure materially and adversely affects the rights of the related Certificateholders and which continues unremedied for 60 days after written notice of such failure is given (1) to the Servicer, CTL or the Depositor, as the case may be, by the related Trustee or (2) to the Servicer, CTL or the Depositor, as the case may be, and to the related Trustee by holders of the related Certificates evidencing not less than 25% of the related Certificate Balance (or notional principal amount, if applicable); and
(iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the Servicer and certain actions by the Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

  Unless otherwise provided in the related Prospectus Supplement, as long as an Event of Default under the related Pooling and Servicing Agreement remains unremedied, the related Trustee or holders of Certificates of the related Series evidencing not less than 25% of the Certificate Balance (or notional principal amount, if applicable) may terminate all the rights and obligations of the Servicer under such Pooling and Servicing Agreement, whereupon a successor Servicer appointed by the related Trustee or such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Pooling and Servicing Agreement and will be entitled to similar compensation arrangements, provided, however, that if the Trustee becomes the successor Servicer it will not be subject to all of the indemnification obligations of the Servicer. In the event that the related Trustee is unwilling or unable to act as successor to the Servicer, such Trustee may appoint, or may petition a court of competent jurisdiction to appoint a successor with assets of at least $50,000,000 and whose regular business includes the servicing of automotive receivables. The related Trustee may arrange for compensation to be paid to such successor Servicer, which in no event may be greater than the servicing compensation paid to the Servicer under the related Pooling and Servicing Agreement. See "Risk Factors--Insolvency Considerations."

WAIVER OF PAST DEFAULTS

  Unless otherwise provided in the related Prospectus Supplement, holders of Certificates evidencing not less than a majority of the related aggregate Certificate Balance (or notional principal amount, if applicable) may, on behalf of all such Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Pooling and Servicing Agreement and its consequences, except a default in making any required deposits to or payments from any Account in accordance with the Pooling and Servicing Agreement. No such waiver will impair the Certificateholders' rights with respect to subsequent Events of Default.

AMENDMENT

  Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer and the related Trustee, without the consent of the related Certificateholders, to cure any ambiguity, correct or supplement any provision therein that may be inconsistent with other provisions therein, or to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement that are not inconsistent with the provisions of the Pooling and Servicing Agreement; provided that such action shall not, in the opinion of counsel satisfactory to the related Trustee, materially and adversely affect the interests of any related Certificateholder. Each Pooling and Servicing Agreement may also be amended by the Depositor, the Servicer and the related Trustee with the consent of the holders of the related Certificates evidencing not less than 51% of the related aggregate Certificate Balance (and notional principal amount, if applicable) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of such Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on or in respect of the related Receivables or distributions that are required to be made for the benefit of such Certificateholders or (ii) reduce the aforesaid percentage of the Certificate Balance of such Series that is required to consent to any such amendment, without the consent of the holders of all of the outstanding Certificates of such Series. Unless otherwise provided in the related Prospectus Supplement, any provision in a Pooling and Servicing Agreement that imposes unlimited liability on the holder of a Class IC Certificate and provides for the termination of the related Trust upon the occurrence of an "Insolvency Event" (as described in the related Prospectus Supplement) with respect to such holder of the Class IC Certificate, shall not be amended without the unanimous consent of the Trustee and all holders of outstanding Certificates of such Series. No amendment of a Pooling and Servicing Agreement shall be permitted unless an opinion of counsel is delivered to the Trustee to the effect that such amendment will not adversely affect the tax status of the Trust.

TERMINATION

  Unless otherwise specified in the related Prospectus Supplement, the obligations of the Servicer, the Depositor and the related Trustee pursuant to the related Pooling and Servicing Agreement will terminate upon the earliest to occur of (i) the maturity or other liquidation of the last Receivable in the related Receivables Pool and the disposition of any amounts received upon liquidation of any such remaining Receivables and (ii) the payment to the related Certificateholders of all amounts required to be paid to them pursuant to the Pooling and Servicing Agreement and (iii) the occurrence of certain Insolvency Events, to the extent set forth in the related Prospectus Supplement.

  In order to avoid excessive administrative expenses, the Servicer will be permitted subject to any conditions specified in the related Prospectus Supplement and at its option, to purchase from each Trust or to cause such Trust to sell all remaining Receivables in the related Receivables Pool as of the end of any Collection Period, if the Certificate Balance as of the Distribution Date following such Collection Period would be less than or equal to 10% of the initial aggregate Certificate Balance, at a purchase price equal to the fair market value of such Receivables, but not less than the sum of (x) the outstanding Pool Balance and (y) accrued and unpaid interest on such amount computed at a rate equal to the weighted average Contract Rate, minus any amount representing payments received on the Receivables and not yet applied to reduce the principal balance thereof or interest related thereto.

  If and to the extent provided in the related Prospectus Supplement, the related Trustee may, within ten days following a Distribution Date as of which the Pool Balance is equal to or less than 10% of the original Pool Balance, solicit bids for the purchase of the Receivables remaining in such Trust, in the manner and subject to the terms and conditions set forth in such Prospectus Supplement. If such Trustee receives satisfactory bids as described in such Prospectus Supplement, then the Receivables remaining in such Trust will be sold to the highest bidder at a purchase price equal to the fair market value of such Receivables, but not less than the sum of (x) the outstanding Pool Balance and (y) accrued and unpaid interest on such amount computed at a rate equal to the weighted average Contract Rate, minus any amount representing payments received on the Receivables and not yet applied to reduce the principal balance thereof or interest related thereto.

                   CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

SECURITY INTERESTS IN VEHICLES

  Installment sale contracts such as those included in the Receivables evidence the credit sale of automobiles, light trucks, motorcycles and vans by dealers to obligors; the contracts and the installment loan and security agreements also constitute personal property security agreements and include grants of security interests in the vehicles under the UCC. Perfection of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In all of the States where CTL currently acquires or originates Receivables, a security interest in a vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title. A majority of the Receivables are currently originated in California and Texas. Unless otherwise specified in the related Prospectus Supplement, with respect to the Receivables, the lien is or will be perfected in the name of CTL. Each Receivable prohibits the sale or transfer of the Financed Vehicle without the lienholder's consent.

  Pursuant to each Purchase Agreement, CTL will assign its security interests in the Financed Vehicles to the Depositor along with the Receivables. Pursuant to each Pooling and Servicing Agreement, the Depositor will assign its security interests in the Financed Vehicles to the related Trustee along with the Receivables. Because of the administrative and quality control concerns related to the retitling of a large amount of certificates of title and related fees and expenses of each state's Department of Motor Vehicles, neither the Depositor nor the related Trustee will amend any certificate of title to identify itself as the secured party.

  In most states, including California, an assignment such as that under a Pooling and Servicing Agreement should be an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. In certain other states, the laws governing certificates of title are silent on the question of the effect of an assignment on the continued validity and perfection of a security interest in vehicles. However, with respect to security interests perfected by a central filing, the UCC in these states provides that a security interest continues to be valid and perfected even though the security interest has been assigned to a third party and no amendments or other filings are made to reflect the assignment. An official comment to the UCC states that this rule should control a security interest in a vehicle which is perfected by the notation of the lien on the certificate of title. Although the comment does not have the force of law, official comments are typically given substantial weight by the courts.

  Other states, including Texas, have statutory provisions that address or could be interpreted as addressing assignments. However, nearly all of these statutory provisions either do not require compliance with the procedure outlined to insure the continued validity and perfection of the lien or are ambiguous (including Texas) on the issue of whether the procedure must be followed. Under the official comment noted above, if these procedures for noting an assignee's name on a certificate of title are determined to be merely permissive in nature, the procedures would not have to be followed as a condition to the continued validity and perfection of the security interest.

  By not identifying the Trust as the secured party on the certificate of title, the security interest of the Trust in the vehicle could be defeated through fraud or negligence. In the absence of fraud or forgery by the vehicle owner or CTL, or administrative error by state or local agencies, the notation of CTL's lien on the certificates should be sufficient to protect the Trust against the right of subsequent purchasers of a vehicle or subsequent lenders who take a security interest in a vehicle securing a Receivable. If there are any vehicles as to which CTL failed to obtain a perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of the vehicles and holders of perfected security interests. Such a failure, however, would constitute a breach of warranties under the related Pooling and Servicing Agreement and Purchase Agreement and would create an obligation of CTL to repurchase the related Receivable, unless such breach were cured in a timely manner. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables."

  Under the laws of most states, including California and Texas, the perfected security interest in a vehicle continues for four months after a vehicle is moved to a state other than the state which issued the certificate of title and thereafter until the vehicle owner re-registers the vehicle in the new state. A majority of states, including

California and Texas, require surrender of a certificate of title to re-register a vehicle. Since CTL will have its lien noted on the certificates of title and the Servicer will retain possession of the certificates issued by most states in which Receivables were or will be originated, the Servicer would ordinarily learn of an attempt at re-registration through the request from the obligor to surrender possession of the certificate of title or would receive notice of surrender from the state of re-registration since the security interest would be noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection.

  In the ordinary course of servicing receivables, the Servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a vehicle, the Servicer must surrender possession of the certificate of title or will receive notice as a result of CTL's lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the lien. Under each Pooling and Servicing Agreement, the Servicer is obligated to take appropriate steps, at its own expense, to maintain perfection of security interests in the Financed Vehicles.

  Under the laws of most states, including California and Texas, liens for repairs performed on a motor vehicle and liens for unpaid taxes would take priority over even a perfected security interest in a Financed Vehicle. In some states, a perfected security interest in a Financed Vehicle may take priority over liens for repairs.

  CTL will represent and warrant in each Purchase Agreement and Pooling and Servicing Agreement that, as of the date of issuance of the Certificates, each security interest in a Financed Vehicle is or will be prior to all other present liens (other than tax liens and liens that arise by operation of law) upon and security interests in such Financed Vehicle. However, liens for repairs or taxes could arise at any time during the term of a Receivable. No notice will be given to the Trustee or Certificateholders in the event such a lien arises.

REPOSSESSION

  In the event of a default by vehicle purchasers, the holder of a retail installment sale contract or an installment loan and security agreement has all of the remedies of a secured party under the UCC, except where specifically limited by other state laws. The remedy employed by the Servicer in most cases of default is self-help repossession and is accomplished simply by taking possession of the Financed Vehicle. The self-help repossession remedy is available under the UCC in most of the states, including California and Texas, in which Receivables have been or will be originated as long as the repossession can be accomplished without a breach of the peace.

  In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court. The vehicle must then be repossessed in accordance with that order.

NOTICE OF SALE; REDEMPTION RIGHTS

  In the event of default by an obligor, some jurisdictions (not including California or Texas) require that the obligor be notified of the default and be given a time period within which the obligor may cure the default prior to repossession. The written terms of the Receivables, however, may require such notice. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

  The UCC and other state laws require the secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor generally has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding, and preparing the collateral for disposition and arranging for its sale, and, to the extent provided in the related retail installment sale contract, and, as permitted by law, reasonable attorneys' fees.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

  The proceeds of resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. If the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment may be sought. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

  Occasionally, after resale of a vehicle and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the UCC requires the lender to remit the surplus to any holder of a lien with respect to the vehicle or if no such lienholder exists, the UCC requires the lender to remit the surplus to the former owner of the vehicle.

CONSUMER PROTECTION LAWS

  Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sales acts, and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. Those requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the Receivables.

  The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other state statutes, or the common laws in certain states, has the effect of subjecting a seller (and certain related lenders and their assignees) in a consumer credit transaction and any assignee of the seller to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor. Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, the Trustee, as holder of the Receivables, will be subject to any claims or defenses that the purchaser of the related financed vehicle may assert against the seller of the vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the Obligor on the Receivable.

  Under most state motor vehicle dealer licensing laws, including California and Texas, dealers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. In addition, with respect to used vehicles, the Federal Trade Commission's Rule on Sale of Used Vehicles requires that all sellers of used vehicles prepare, complete and display a "Buyer's Guide" which explains the warranty coverage for such vehicles. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act requires that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if either a Buyer's Guide or Odometer Disclosure Statement was not provided to the purchaser of the related financed vehicle, the obligor may be able to assert a defense against the seller of the vehicle. If an Obligor were successful in asserting any such claim or defense, such claim or defense would constitute a breach of CTL's representations and warranties under each Purchase Agreement and Pooling and Servicing Agreement and would create an obligation of CTL to make certain indemnities and repurchase the Receivable unless such breach were cured in a timely manner. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables."

  Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

  In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to consumers.

  CTL will represent and warrant in each Purchase Agreement that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against a Trust for violation of any law and such claim materially and adversely affects the Trust's interest in a Receivable, such violation would constitute a breach of CTL's representations and warranties under the Purchase Agreement and would create an obligation of CTL to repurchase such Receivable unless the breach were cured. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables."

OTHER LIMITATIONS

  In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing an automobile, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the automobile at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following general discussion of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of Certificates, to the extent it relates to matters of law or legal conclusions with respect to the Trust being classified as a partnership represents the opinion of Silver, Freedman & Taff, L.L.P., counsel to the Depositor, subject to the assumptions or qualifications set forth herein. The discussion is directed to investors who will hold the Certificates as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1996, as amended (the "Code") and does not purport to discuss all federal income taxes that may be applicable to the individual circumstances of particular investors which, or categories of holders (such as insurance companies, regulated investment companies or dealers in securities) who, may be subject to special rules under the Code. Further, the authorities on which this discussion, and the opinion as to partnership classification referred to below, are based are subject to change or potential differing interpretations which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the United States federal income tax consequences discussed below and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, prospective investors should consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment is discussed herein. In addition to the United States federal income tax consequences described herein, prospective investors are advised to consider the state, local, foreign and other tax consequences that may be applicable to them in connection with the purchase, ownership and disposition of Certificates. Certificate Owners are advised to consult their tax advisors concerning all tax consequences applicable to them (including federal, state, local, foreign or other tax consequences) arising from the purchase, ownership and disposition of Certificates.

  Prior to the issuance of any Certificates by each Trust, an opinion of counsel to the Depositor will be delivered as to whether the Trust will be classified as a partnership or as a grantor trust for United States federal income tax purposes. The tax opinion as to partnership classification will be the same or substantially the same as the Silver, Freedman & Taff, L.L.P. opinion set forth under the heading "Tax Characterization of the Trust as a Partnership" in this Prospectus. Silver, Freedman & Taff, L.L.P. has agreed to deliver a tax opinion, based upon the assumption that current tax laws and interpretations thereof shall continue in full force and effect without modification, to the effect that if the Trust is not classified as a partnership for tax purposes, it will be classified as a grantor trust for United States federal income tax purposes. For purposes of the discussion set forth herein, references to the Trust, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and Certificates and the related terms, parties and documents applicable to such Trust.

  As discussed below, the United States federal income tax consequences to Certificate Owners will vary depending on whether the Trust is treated as a partnership or whether the Trust will be treated as a grantor trust under the Code. The Prospectus Supplement for each Series of Certificates will specify whether the Trust will be treated as a partnership (not taxable as a corporation) or a grantor trust. In addition, a copy of the tax opinion of Silver, Freedman & Taff, L.L.P., counsel to the Depositor, with respect to each Trust will be filed by the Depositor with the Commission on a Current Report on Form 8-K within 15 days after the Closing Date for the Series of Certificates issued by such Trust.

                TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE

TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

  In the opinion of Silver, Freedman & Taff, L.L.P., under current law, the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for United States federal income tax purposes. This opinion is based on the assumption that the terms of the Pooling and Servicing Agreement and related documents will be complied with, and that (i) the Trust will make a proper election not to be treated as an association taxable as a corporation pursuant to the final "check-the-box" regulations issued by the Department of the Treasury on December 17, 1996 and effective as of January 1, 1997, by timely filing Form 8832--Entity Classification Election, with the appropriate IRS service center as further provided in the Pooling and Servicing Agreement, and (ii) the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.


  As a result of the Trust's tax classification, each Certificate Owner will be required to include in its gross income its pro rata share of the original issue discount accrued with respect to the Receivables whether or not cash is actually distributed to the Certificate Owner. See "--Discussion of Tax Consequences to Holders of the Certificates--Discount and Premium" and "Trusts Treated As Grantor Trusts--Stripped Bonds and Stripped Coupons--Original Issue Discount."

DISCUSSION OF TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

  Treatment of the Trust as a Partnership. The Depositor and the Servicer will agree, and the related Certificate Owners will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificate Owners (including the holder of the Class IC Certificate). Although the proper characterization of the arrangement involving the Trust, the Certificates, the Depositor and the Servicer is not certain because there is no authority on transactions closely comparable to that contemplated herein, the related Pooling and Servicing Agreement will provide that an election to treat the Trust as a partnership shall be made under the "check-the-box" procedure described above under "Tax Characterization of the Trust as a Partnership."

  Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificate Owner will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the related Receivables (including appropriate adjustments for market discount, original issue discount ("OID") and bond premium) and any gain upon collection or disposition of such Receivables. The Trust's deductions will consist primarily of servicing and other fees, and losses or deductions upon collection or disposition of Receivables.

  The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (i.e., the Pooling and Servicing Agreement and related documents). The Pooling and Servicing Agreement will provide, in general, that the Certificate Owners will be allocated taxable income of the Trust for each month equal to the sum of:
(i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the related Pass-Through Rate for such month and interest, if any, on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the related Receivables that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) any other amounts of income payable to the Certificate Owners for such month; and
(iv) in the case of an individual, such Certificate Owner's share of income corresponding to the miscellaneous itemized deductions described in the next paragraph. Such allocation will be reduced by any amortization by the Trust of premium on Receivables that corresponds to any excess of the issue price of Certificates over their principal amount. Unless otherwise provided in the related Prospectus Supplement, all remaining taxable income of the Trust will be allocated to the Class IC Certificateholder. In the event the Trust issues interest-only Class I Certificates, the amount allocated to such Certificate Owners will equal the excess of (i) the Class I Pass-Through Rate times the Notional Principal Amount for such month over (ii) the portion of the amount distributed with respect to the Class I Certificates for such month that would constitute a return of basis if the Class I Certificates constituted an instrument described in Section 860G(a)(1)(B)(ii) of the Code, applying the principles of Section 1272(a)(6) of the Code and employing the constant yield method of accrual (utilizing the appropriate prepayment assumption); provided, that no negative accruals shall be permitted, and, provided further, that other deductions derived by the Trust equal to the aggregate remaining capital account balances of the Class I Certificate Owners will be allocated to the Class I Certificates in proportion to the respective capital account balances immediately before the final redemption.

  An individual taxpayer's share of expenses of the Trust (including fees to the Servicer, but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust. Any net loss of the Trust will be allocated first to the Class IC Certificateholder to the extent of its adjusted capital account and then to the other Certificate Owners in the priorities set forth in the Pooling and Servicing Agreement to the extent of their respective adjusted capital accounts, and thereafter to the Class IC Certificateholder.

  The Trust intends to make all calculations relating to market discount income and amortization of premium with respect to both Simple Interest Receivables and Precomputed Receivables on an aggregate basis rather than a Receivable-by-Receivable basis. If the IRS were to require that such calculations be made separately for each Receivable, the Trust might be required to incur additional expense, but it is believed that there would not be a material adverse effect on Certificate Owners.

  Discount and Premium. Except as otherwise provided in the related Prospectus Supplement, it is believed that the Receivables were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust for the related Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable-by-Receivable basis.)

  If the Trust acquires the related Receivables at a market discount or premium, it will elect to include any such discount in income currently as it accrues over the life of such Receivables or to offset any such premium against interest income on such Receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificate Owners.

  Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, the Trust will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the Trust, as a new partnership. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data. Under proposed Treasury regulations, the foregoing treatment would be replaced by new rules under which a 50% or greater transfer, as described above, would cause a deemed contribution of the assets of the Trust to a new partnership in exchange for interests in the Trust. Such interests in a new partnership would be deemed distributed to the partners of the Trust in liquidation thereof, which would not constitute a sale or exchange. It is not known when or whether such proposed Treasury regulations will become effective.

  Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificate Owner's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates and, upon sale or other disposition of some of the Certificates, to allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

  Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the related Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

  If a Certificate Owner is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

  Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificate Owners in proportion to the principal amount of Certificates (or notional principal amount, in the case of any interest only Certificates) owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

  The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificate Owners. The Class IC Certificateholder, acting as tax matters partner for the Trust, will be authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

  Section 754 Election. In the event that a Certificate Owner sells its Certificates at a profit (loss), the purchasing Certificate Owner will have a higher (lower) basis in the Certificates than the selling Certificate Owner had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificate Owners might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

  Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis, and the fiscal year of the Trust is expected to be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificate Owner's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-l information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

  Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (a) the name, address and identification number of such person, (b) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

  Unless otherwise specified in the related Prospectus Supplement, the Class IC Certificateholder will be designated as the tax matters partner for each Trust in the related Pooling and Servicing Agreement and, as such, will be responsible for representing the Certificate Owners in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificate Owners, and, under certain circumstances, a Certificate Owner may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificate Owner's returns and adjustments of items not related to the income and losses of the Trust.

  Tax Consequences to Foreign Certificate Owners. It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificate Owners pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's withholding status, the Trust may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

  Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificate Owner who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest". As a result, Certificate Owners will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

  Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificate Owner fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                        TRUSTS TREATED AS GRANTOR TRUSTS

TAX CHARACTERIZATION OF GRANTOR TRUSTS

  If specified in the related Prospectus Supplement, Silver, Freedman & Taff, L.L.P. will deliver its opinion that the Trust will not be classified as an association taxable as a corporation and that such Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, beneficial owners of Certificates (referred to herein as "Grantor Trust Certificateholders") will be treated for federal income tax purposes as owners of a portion of the Trust's assets as described below. The Certificates issued by a Trust that is treated as a grantor trust are referred to herein as "Grantor Trust Certificates."

DISCUSSION OF TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

  Characterization. Each Grantor Trust Certificateholder will be treated as the beneficial owner of a pro rata undivided interest in the interest and principal portions of the Trust represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Receivables in the Trust. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace. To the extent a particular Series provides for a Yield Supplement Account, each Grantor Trust Certificateholder will also be treated as the beneficial owner of a pro rata undivided interest in a contractual obligation of the Depositor to pay interest at the applicable Pass-Through Rates on the Grantor Trust Certificateholders' respective undivided interests in the Receivables for which the Note Rate is less than the sum of (i) the initial weighted average of the applicable Pass-Through Rates and (ii) the per annum rate used to calculate the Monthly Servicing Fee (such obligation, the "Yield Supplement Agreement"). In such case, however the Service could assert that the Certificates represent indebtedness of the Depositor either in their entirety or in an amount corresponding to the principal amount of the Receivables that are covered by the Yield Supplement Agreement for federal income tax purposes. The Depositor believes that, except as noted below, such a determination would not have a materially different effect on the timing or character of taxable income to Grantor Trust Certificateholders.

  Each Grantor Trust Certificateholder must allocate the amount it pays for its Grantor Trust Certificate between its interest in the Receivables and its interest in the other assets of the Trust, including, in particular, the Yield Supplement Agreement. Such allocation must be made based on the relative fair market values of the Receivables and the Yield Supplement Agreement. Because the Yield Supplement Deposit is not expected to be significant relative to the Certificate Principal Balance as of the Cutoff Date and because of the expected amortization method of reporting amounts received pursuant to the Yield Supplement Agreement (described below under "Yield Supplement Agreement"), such allocation will not be provided separately in reports to Grantor Trust Certificateholders. As further described below, a Grantor Trust Certificateholder would calculate separately its income realized with respect to the Receivables and its income with respect to the Yield Supplement Agreement.

  Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Receivables in the Trust represented by Grantor Trust Certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Servicer, and its share of the income portion of payments on the Yield Supplement Agreement (as discussed below under "Yield Supplement Agreement"). The portion of each monthly payment to a Grantor Trust Certificateholder that is allocable to principal on the Receivables will represent a return of capital (other than accrued market discount not yet reported as income), and there will be a corresponding reduction in the tax basis of such Grantor Trust Certificateholder's undivided interest in the Receivables. Grantor Trust Certificateholders also will be entitled to amortize their basis in the Grantor Trust Certificates allocated to the Yield Supplement Agreement under one of the methods described below under "Yield Supplement Agreement."

  Under Code Sections 162 or 212, each Grantor Trust Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of servicing fees, prepayment fees, assumption fees and late payment charges retained by the Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust. Code Section 67 provides, however, that if a Grantor Trust Certificateholder is an individual, estate, or trust, the deduction for its pro rata share of such fees will be allowed only to the extent that all of its miscellaneous itemized deductions, including its share of such fees will be allowed only to the extent that all of its miscellaneous itemized deductions, including its share of such fees, exceed 2% of its adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (subject to adjustment for inflation) or
(ii) 80% of the amount of itemized deductions otherwise allowable for such year. To the extent either of such limitations apply, such Grantor Trust Certificateholder may have gross income in excess of interest received in cash without a corresponding deduction.

  A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Servicer, whichever is earlier. If the servicing fees paid to the Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Servicer (or any person to whom the Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Receivables. The Receivables would then be subject to the "coupon stripping" rules of the Code discussed below.

  For federal income tax purposes, the outstanding principal balance of each Rule of 78's Receivable as of the Cutoff Date is based on the Rule of 78's (the "Cutoff Date Scheduled Balance"). Because the Rule of 78's allocates a greater portion of the early payments on a Rule of 78's Receivable to interest than the actuarial method, the Cutoff Date Scheduled Balance of each Rule of 78's Receivable exceeds the amount that would have been its principal balance as of the Cutoff Date if each Rule of 78's Receivable had been amortized from origination under the actuarial method (such amount, the "Cutoff Date Actuarial Balance"). The purchase price paid by Grantor Trust Certificateholders for each Rule of 78's Receivable will reflect the Cutoff Date Actuarial Balance.

  The proper tax method for accounting for the Rule of 78's Receivables is uncertain. As described above, the Servicer and the Trustee intend to report income to Grantor Trust Certificateholders based on the actuarial method. However, prospective investors should consult their tax advisors as to whether they may be required or permitted to use the Rule of 78's method to account for interest on the Rule of 78's Receivables. A Grantor Trust Certificateholder will be furnished information for federal income tax purposes enabling him to report interest on the Rule of 78's Receivables, under the Rule of 78's method of accounting only upon written request to the Trustee, and payment of the costs of producing such information. In the event that a Grantor Trust Certificateholder reports taxable income based on the Rule of 78's method, such Grantor Trust Certificateholder should consult his or her tax advisor as to the application of the original issue and market discount rules with respect to the Rule of 78's Receivables.

  If a Rule of 78's Receivable is prepaid in full, any amount collected from the Obligor pursuant to the Rule of 78's Receivable in excess of the principal balance thereof and accrued interest thereon, computed using an actuarial method, will be paid to the Servicer. Such amount may be treated as additional income in the nature of a prepayment penalty to a Grantor Trust Certificateholder who had reported income with respect to the Rule of 78's Receivables on the actuarial method, and would be deductible only to the extent described above. Alternatively, such amount might be treated as an interest in the Rule of 78's Receivables retained by the Servicer, in which event it would not be included in a Grantor Trust Certificateholder's income.

STRIPPED BONDS AND STRIPPED COUPONS

  Original Issue Discount. Although the tax treatment of stripped bonds is not entirely clear, based on guidance by the IRS, it appears that each purchaser of a Grantor Trust Certificate will be treated as the purchaser of a stripped bond, which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, under applicable Treasury regulations (the "Section 1286 Treasury Regulations"), if the discount on a stripped bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code) such stripped bond will be considered to have been issued with OID. For these purposes, OID is the excess of the "stated redemption price at maturity" (generally, principal and any interest which is not "qualified stated interest") of a debt instrument over its issue price. Based on the preamble to the Section 1286 Treasury Regulations, although the matter is not entirely clear, the interest income on the Certificates at the sum of the Pass-Through Rate and the portion of the Servicing Fee Rate that does not constitute excess servicing should be treated as "qualified stated interest" within the meaning of the Section 1286 Treasury Regulations and such income will be so treated in the Trustee's tax information reporting. It is possible that the treatment described in this paragraph will apply only to that portion of the Receivables in a particular trust as to which there is "excess servicing" and that the remainder of such Receivables will not be treated as stripped bonds, but as undivided interests as described above.

  If the allocable purchase price paid by a Grantor Trust Certificateholder who purchases a Grantor Trust Certificate in its original public offering equals the portion of the principal balance of the Receivables that is allocable to its Grantor Trust Certificate, or is less than such principal balance by a statutorily defined de minimis amount, then there would be no original issue discount with respect to its interest in the Receivables. Furthermore, the allocation of a portion of the purchase price of a Grantor Trust Certificate to a Grantor Trust Certificateholder's undivided interest in the Yield Supplement Agreement will result in the Grantor Trust Certificateholder's acquisition of the related Receivables at a greater discount, and the purchase price so allocated may not be recovered at the same time or over the same period than if it had been allocated to such Receivables. See "--The Yield Supplement Agreement" below. Although the Service could assert that a Grantor Trust Certificateholder's basis in the Receivables should be determined on a Receivable-by-Receivable basis, a Grantor Trust Certificateholder will not have sufficient information with respect to the Receivables to allocate its basis in this manner. In addition, although the Service could assert that the income derived by a Grantor Trust Certificateholder from the Receivables should be determined on a Receivable-by-Receivable basis, income will be reported to Grantor Trust Certificateholders on an aggregate basis. If the Service were to require reporting on a Receivable-by-Receivable basis, a Grantor Trust Certificateholder's recognition of income could be accelerated or decelerated. Moreover, because the interest rates of the Receivables vary significantly, the allocation of basis and computation of income on a Receivable-by-Receivable basis could have a more significant effect on the income of a Grantor Trust Certificateholder than it would if the Receivables had more uniform characteristics. Unless indicated otherwise in the applicable Prospectus Supplement, it is not anticipated that Grantor Trust Certificates will be issued with greater than de minimis OID.

  To the extent the rules of the Code relating to OID (Sections 1271 though 1273 and 1275) are applicable to a person comparable to a Grantor Trust Certificateholder that acquires an undivided interest in a stripped bond issued or acquired with OID, such person must include in gross income the sum of the "daily portions," as defined below, of the OID on such stripped bond for each day on which it owns a Certificate, including the date of purchase but excluding the date of disposition. It is not clear whether such OID will be determined under Code Section 1272(a)(6), applicable to debt instruments whose payments may be accelerated by prepayments on underlying obligations. Unless indicated otherwise in the applicable Prospectus Supplement, it is anticipated that such approach will be used, with OID accruals based on a constant interest method and a prepayment assumption indicated in such Prospectus Supplement. In the case of an original Grantor Trust Certificateholder, the daily portions of OID generally would be determined as follows. A calculation will be made of the portion of OID that accrues on the stripped bond during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final Distribution Date). This will be done, in the case of each full monthly accrual period, by adding (i) the present value of all remaining payments to be received on the stripped bond under the prepayment assumption used in respect of the Grantor Trust Certificates and (ii) any payments received during such accrual period, and subtracting from the total the "adjusted issue price" of the stripped bond at the beginning of such accrual period. No representation is made that the Grantor Trust Certificates will prepay at any prepayment assumption. The "adjusted issue price" of a stripped bond at the beginning of the first accrual period is its issue price (as determined for purposes of the OID rules of the Code) and the "adjusted issue price" of a stripped bond at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment (other than "qualified stated interest") made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. A subsequent Grantor Trust Certificateholder will be required to adjust its OID accrual to reflect its purchase price, the remaining period to maturity and, possibly, a new prepayment assumption. The Servicer will report to all Grantor Trust Certificateholders as if they were original holders.

  With respect to the Receivables, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the Receivables. Subsequent purchasers that purchase Grantor Trust Certificates at more than a de minimis discount should consult their tax advisors with respect to the proper method to accrue such OID.

  Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Receivables may be subject to the market discount rules of Sections 1276 though 1278 to the extent an undivided interest in a Receivable or stripped bond is considered to have been purchased at a "market discount". Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Receivable or stripped bond allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Section 1276 and 1278.

  The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain or disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

  The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

  A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

  Premium. To the extent a Grantor Trust Certificateholder is considered to have purchased an undivided interest in a Receivable or stripped bond for an amount that is greater than its stated redemption price at maturity of such Receivable or stripped bond, such Grantor Trust Certificateholder will be considered to have purchased the Receivable with "amortizable bond premium" equal in amount to such excess. A Grantor Trust Certificateholder (who does not hold the Certificate for sale to customers or in inventory) may elect under
Section 171 of the Code to amortize such premium. Under the Code, the premium is allocated among the interest payments on the Receivables or stripped bonds to which it relates and is considered as an offset against (and thus a reduction of) such interest payments. With certain exceptions, such an election would apply to all debt instruments held or subsequently acquired by the electing holder. Absent such an election, the premium will be deductible as an ordinary loss only upon disposition of the Certificate or pro rata as principal is paid on the Receivables or stripped bonds.

  Election to Treat All Interest as OID. The OID regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificate Owner would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Grantor Trust Certificateholder acquires during the year of the election or thereafter. Similarly, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder owns or acquires. See "-- Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable.

THE YIELD SUPPLEMENT AGREEMENT

  The manner in which income with respect to the Yield Supplement Agreement should be accrued is not clear. Moreover, the sum of the income and deductions properly reportable by a Grantor Trust Certificateholder in any taxable year may not equal the amounts that would be reportable if a Grantor Trust Certificateholder held, instead of an interest in the Receivables and in the Yield Supplement Agreement, either (i) a debt instrument bearing interest at the related Pass-Through Rate or (ii) an interest in a trust holding Receivables each of which bears interest at a rate at least equal to the sum of the related Pass-Through Rate plus the rate equivalent to the Monthly Servicing Fee. It is possible that a Grantor Trust Certificateholder will be required to report as income on a current basis its pro rata share of all amounts received by the Trust pursuant to the Yield Supplement Agreement. In such event, the Grantor Trust Certificateholder should be entitled to amortize in some manner the portion of the purchase price paid for its Grantor Trust Certificate that is allocable to its pro rate interest in the Yield Supplement Agreement. It is not clear whether such amortization deduction would be computed in a manner reflecting a constant yield method, pro rata method, straight-line method, or some other method of amortization. It is not clear whether, and to what extent, the amounts includable in income or amortizable under any of these methods would be adjusted to take account of prepayments on the Receivables. In addition, to the extent that the amounts payable pursuant to the Yield Supplement Agreement in respect of Receivables for which the Note Rate is less than the sum of the initial weighted average of the applicable Pass-Through Rates and the per annum rate used to calculate the Monthly Servicing Fee decline during any period as a result of prepayments on such Receivables, it is possible that a portion of the amount amortizable by the Grantor Trust Certificateholder during such period would be treated as a capital loss (which would not offset ordinary income) rather than as an ordinary deduction. It is anticipated that the Servicer will employ an amortization method in reporting to Grantor Trust Certificateholders that results in net income with respect to the related Receivable at the applicable Pass-Through Rate. Grantor Trust Certificateholders are advised to consult their own tax advisors regarding the appropriate method of accounting for income attributable to the Yield Supplement Agreement.

TREATMENT OF LOSSES

  Grantor Trust Certificateholders on the accrual method of accounting will be required to report income with respect to the Grantor Trust Certificates without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Receivables, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Grantor Trust Certificate, particularly a subordinate Grantor Trust Certificate, may have income or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that Grantor Trust Certificateholders that are corporations or that hold the Grantor Trust Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss such loss with respect to principal sustained during the taxable year on account of any such Grantor Trust Certificates becoming wholly or partially worthless, and that, in general, Grantor Trust Certificateholders that are not corporations and do not hold the Grantor Trust Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any such Grantor Trust Certificates becoming wholly worthless. Although the matter is not free from doubt, such non-corporate Grantor Trust Certificateholders should be allowed a bad debt deduction at such time as the principal balance of such Grantor Trust Certificates is reduced to reflect losses resulting from any liquidated Receivables. The Service, however, could take the position that if the "stripped bond" rules of the Code are applicable, non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all the affected Receivables remaining in the Trust have been liquidated or the applicable class of Grantor Trust Certificates has been otherwise retired Grantor Trust Certificateholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Grantor Trust Certificates. Losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Grantor Trust Certificates.

SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

  Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID and any market discount included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by any market premium amortized by the Depositor and by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Section 1221 (except in the case of gain attributable to accrued market discount, as noted above under "--Stripped Bonds and Stripped Coupons--Market Discount"), and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than one year).

  Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

FOREIGN GRANTOR TRUST CERTIFICATES

  Non-U.S. Persons. Interest or OID paid to non-U.S. Owners of Grantor Trust Certificates will be treated as "portfolio interest" for purposes of United States withholding tax. Such interest (including OID, if any) attributable to the underlying Receivables will not be subject to the normal 30% (or such lower rate provided for by an applicable tax treaty) withholding tax imposed on such amounts provided that (i) the Non-U.S. Certificate Owner is not a "10% shareholder" (within the definition of Section 871(h)(3)) of any obligor on the Receivables; and is not a controlled foreign corporation (within the definition of Section 957) related to any Obligor on the Receivables and (ii) such Certificate Owner fulfills certain certification requirements. Under these requirements, the Certificate Owner must certify, under penalty of perjury, that it is not a "United States person" and must provide its name and address. For this purpose "United States person" means a citizen or resident of the United States, a corporation, partnership other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is includible in gross income for United States federal income tax purposes, without regard to its source or a trust if (i) for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States fiduciaries have the authority to control all substantial decisions of such trust, or (ii) for all other taxable years, such trust is subject to United States federal income tax regardless of the source of its income. If, however, such interest or gain is effectively connected to the conduct of a trade or business within the United States by such Certificate Owner, such owner will be subject to United States federal income tax thereon at graduated rates. Potential investors who are not United States persons should consult their own tax advisors regarding the specific tax consequences of owning a Certificate.

INFORMATION REPORTING AND BACKUP WITHHOLDING

  The Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Grantor Trust Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Grantor Trust Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, a 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

                                   *   *   *

  THE FEDERAL TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A CERTIFICATE OWNER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS OF CERTIFICATES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL AND FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                             ERISA CONSIDERATIONS

  Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), impose certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans"). Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code and on Individual Retirement Accounts described in Section 408 of the Code (collectively, "Tax Favored Plan"). ERISA and the Code prohibit a broad range of transactions involving assets of ERISA Plans and Tax Favored Plans (collectively, "Plans") and persons who have certain specified relationships to such Plans (so-called "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code) unless a statutory or administrative exemption is available. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons.

  Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to the ERISA requirements discussed herein. Accordingly, assets of such plans may be invested in Certificates without regard to the ERISA considerations described herein, subject to the provisions of other applicable federal, state and local law, and, before purchasing a Certificate, a fiduciary of such a plan should itself confirm the compliance with such laws. Any such plan that is qualified and exempt from taxation under Section 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code. Certain parties in interest or disqualified persons that participate in a prohibited transaction may be subject to a penalty or excise taxes, unless a statutory or administrative exemption is available.

  Certain transactions involving a Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchased Certificates if assets of the Trust were deemed to be assets of the Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulations"), the assets of a Trust would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment in this context of Certificates of a given Series will be discussed in the related Prospectus Supplement.

  A plan fiduciary considering the purchase of Certificates of a given Series should consult its legal advisors regarding whether the assets of the related Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

  The United States Department of Labor has granted to the underwriter (or in the case of series offered by more than one underwriter, the lead underwriter) named in each Prospectus Supplement an exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include motor vehicle installment sales contracts such as the Receivables. The Exemption might apply to the acquisition, holding and resale of nonsubordinated Certificates (referred to herein as "Senior Certificates") by a Plan, provided that certain conditions and requirements set forth therein (certain of which are described below) are met.

  Among the conditions that must be satisfied for the Exemption to apply to the Senior Certificates are the following:

    (1) The Trust is considered to consist solely of obligations which bear interest or are purchased at a discount and which are secured by motor vehicles or equipment, or "qualified motor vehicle leases" (as defined in the Exemption), property that had secured such obligations or qualified motor vehicle leases, cash or temporary investments maturing no later than the next date on which distributions are to be made to the Senior Certificate Owners, and rights of the Trustee under the Pooling and Servicing Agreement and under credit support arrangements with respect to such obligations or qualified motor vehicle leases.

    (2) The acquisition of the Senior Certificates by a Plan is on terms (including the price for the Senior Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

    (3) The rights and interests evidenced by the Senior Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

    (4) The Senior Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Ratings Group, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch Investors Service, L.P.;

    (5) The related Trustee is not an affiliate of any other member of the Restricted Group (as defined below);

    (6) The sum of all payments made to the underwriters in connection with the distribution of the Senior Certificates represents not more than reasonable compensation for underwriting the Senior Certificates; the sum of all payments made to and retained by the Depositor pursuant to the sale of the Contracts to the related Trust represents not more than the fair market value of such Contracts; and the sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the related Pooling and Servicing Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith; and

    (7) The Plan investing in the Senior Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

  Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest or prohibited transactions only if, among other requirements, (i) in the case of the acquisition of Senior Certificates in connection with the initial issuance, at least 50% of the Senior Certificates are acquired by persons independent of the Restricted Group (as defined below),
(ii) the Benefit Plan's investment in Senior Certificates does not exceed 25% of all of the Senior Certificates outstanding at the time of the acquisition and (iii) immediately after the acquisition, no more than 25% of the assets of the benefit Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Depositor, any underwriter, the related Trustee, the Servicer, any obligor with respect to Contracts included in the related Trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust, or any affiliate of such parties (the "Restricted Group").

  Before purchasing a Senior Certificate, a fiduciary of a Plan should itself confirm that (i) the Trust constitutes a "trust" for purposes of the Exemption,
(ii) the Senior Certificates constitute "certificates" for purposes of the Exemption and (iii) the conditions and the other requirements set forth in the Exemption would be satisfied. A fiduciary of an ERISA Plan should also determine whether the purchase of Senior Certificates is consistent with certain general fiduciary requirements imposed under Section 404 of ERISA, including those of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan. The sale of Senior Certificates to a Plan is in no way a representation by the Depositor or underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

  Under current law, the purchase and holding of Certificates other than Senior Certificates by or on behalf of a Plan may constitute or result in prohibited transactions within the meaning of ERISA and the Code. Unless otherwise provided in the related Prospectus Supplement, such Certificates may not be acquired by Plans or by persons acting on behalf of or investing the assets of Plans.

                              PLAN OF DISTRIBUTION

  On the terms and conditions set forth in an underwriting agreement with respect to a given Series (the "Underwriting Agreement"), the Depositor will agree to cause the related Trust to sell to the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase, the principal amount of each class of Certificates of the related Series set forth therein and in the related Prospectus Supplement.

  In each Underwriting Agreement, the underwriter or several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all of the Certificates described therein that are offered hereby and by the related Prospectus Supplement if any of such Certificates are purchased.

  Each Prospectus Supplement will either (i) set forth the price at which each class of Certificates being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Certificates or (ii) specify that the related Certificates are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any such Certificates, such public offering prices and such concessions may be changed.

  Each Underwriting Agreement will provide that CTL, the Depositor and Bay View will indemnify the related underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof. Each Trust may, from time to time, invest the funds in the related Accounts in Eligible Investments acquired from such underwriters. Pursuant to each Underwriting Agreement, the closing of the sale of any class of Certificates subject thereto will be conditioned on the closing of the sale of all other classes of Certificates of such Series. The place and time of delivery for the Certificates in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                 LEGAL MATTERS

  Certain legal matters relating to the Certificates of any Series will be passed upon for the related Trust, the Depositor and the Servicer by Silver, Freedman & Taff, L.L.P., Washington, D.C., and for the underwriters by Cadwalader, Wickersham & Taft, New York, New York or such other firm as shall be identified in the related Prospectus Supplement. Certain federal income tax and other matters will be passed upon for each Trust by Silver, Freedman & Taff, L.L.P. or such other firm as shall be identified in the related Prospectus Supplement.

                           INDEX OF PRINCIPAL TERMS

  Set forth below is a list of certain of the more significant terms used in this Prospectus and the pages on which the definitions of such terms may be found herein.

   TERM                                                                 PAGE
   ----                                                             ------------
Actuarial Receivables..............................................           19
Additional Vehicle Costs...........................................           18
Advance............................................................            8
Approved Rating....................................................           28
Bay View...........................................................           13
Cash Collateral Account............................................           31
Cede...............................................................           16
Certificate Account................................................
Certificate Balance................................................            6
Certificate Owners.................................................           23
Certificate Pool Factor............................................           21
Certificateholders.................................................            7
Certificates....................................................... Prosp. Cover
Class Certificate Balance..........................................            4
Closing Date.......................................................            6
Code...............................................................           11
Collection Period..................................................            8
Commission.........................................................            3
Contracts..........................................................            6
Contract Rate......................................................            9
CTL................................................................            4
Cutoff Date........................................................            6
Cutoff Date Actuarial Balance......................................           44
Cutoff Date Scheduled Balance......................................           44
Dealers............................................................            6
Definitive Certificates............................................           24
Depositor..........................................................            4
Distribution Date..................................................           22
DTC................................................................           16
Eligible Deposit Account...........................................           28
Eligible Institution...............................................           28
Eligible Investments...............................................           28
ERISA..............................................................           11
ERISA Plans........................................................           50
Events of Default..................................................           32
Exchange Act.......................................................            3
Exemption..........................................................           50
FDIC...............................................................           13
Federal Tax Counsel................................................
Final Scheduled Distribution Date..................................
Final Scheduled Maturity Date......................................            9
Financed Vehicles..................................................            6
FTC Rule...........................................................           37
Funding Period.....................................................            7
Grantor Trust Certificates.........................................           43
Grantor Trust Certificateholders...................................           43

   TERM                                                                 PAGE
   ----                                                             ------------
Indirect Participants..............................................           23
Insolvency Event...................................................           33
Insolvency Laws....................................................           21
Interest Shortfall.................................................            8
Investment Income..................................................           28
IRS................................................................           38
Obligor............................................................            9
OID................................................................           40
Participants.......................................................           23
Pass-Through Rate..................................................            4
Payaheads..........................................................           19
Payahead Account...................................................           27
Plans..............................................................           50
Plan Assets Regulations............................................           50
Pooling and Servicing Agreement....................................            4
Pool Balance.......................................................            9
Precomputed Receivables............................................           19
Pre-Funded Amount..................................................            6
Pre-Funding Account................................................            6
Prospectus Supplement.............................................. Prosp. Cover
Purchase Agreement.................................................            6
Purchase Amount....................................................           26
Purchased Receivable...............................................           26
Rating Agency......................................................           11
Receivables........................................................ Prosp. Cover
Receivables Pool...................................................           16
Registration Statement.............................................            3
Restricted Group...................................................
Rules..............................................................           23
Rule of 78's Receivables...........................................           19
Section 1286 Treasury Regulations..................................           45
Senior Certificates................................................           51
Series............................................................. Prosp. Cover
Servicer........................................................... Prosp. Cover
Servicing Fee......................................................           30
Servicing Fee Rate.................................................           30
Simple Interest Receivables........................................           19
Strip Certificates.................................................            4
Subsequent Receivables.............................................            7
Subsequent Transfer Date...........................................           26
Tax Favored Plans..................................................           50
Transfer and Servicing Agreements..................................           25
Trust.............................................................. Prosp. Cover
Trust Accounts.....................................................           28
Trustee............................................................            4
UCC................................................................           13
Underwriting Agreement.............................................           52
Yield Supplement Agreement.........................................           44

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 NO DEALER, SALESMAN, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY IN-FORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN CONNECTION WITH THE OFFER CON-TAINED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR, THE SERVICER OR THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTI-TUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURI-TIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                               ----------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                           Prospectus Supplement
Reports to Certificateholders.............................................. S-
Summary of Terms...........................................................
Formation of the Trust.....................................................
The Receivables Pool.......................................................
Yield and Prepayment Considerations........................................
The Depositor and CTL......................................................
The Surety Bond Issuer.....................................................
The Offered Certificates...................................................
ERISA Considerations.......................................................
Underwriting...............................................................
Legal Opinions.............................................................
Experts....................................................................
Index of Principal Terms...................................................
Financial Statements of the Surety Bond Issuer............................. F-1
                                Prospectus
Available Information......................................................   3
Incorporation of Certain Documents by Reference............................   3
Summary of Terms...........................................................   4
Risk Factors...............................................................  12
The Trusts.................................................................  16
The Receivables Pools......................................................  18
Weighted Average Life of the Certificates..................................  20
Pool Factors and Other Certificate Information.............................  21
Use of Proceeds............................................................  21
California Thrift & Loan and Affiliates....................................  21
Description of the Certificates............................................  22
Description of the Transfer and Servicing Agreements.......................  25
Certain Legal Aspects of the Receivables...................................  35
Certain Federal Income Tax Consequences....................................  38
ERISA Considerations.......................................................  50
Plan of Distribution.......................................................  52
Legal Matters..............................................................  52
Index of Principal Terms...................................................  53

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    $

                                BAY VIEW 199 -
                                  AUTO TRUST

                                     $

            % CLASS A AUTOMOBILE RECEIVABLE PASS-THROUGH CERTIFICATES

     CLASS I INTEREST ONLY AUTOMOBILE RECEIVABLE PASS-THROUGH CERTIFICATES

                            BAY VIEW SECURITIZATION
                                  CORPORATION
                                   DEPOSITOR

                               ----------------
                                  PROSPECTUS
                               ----------------

                                      , 1996

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  Expenses in connection with the offering of the Certificates being registered herein are estimated as follows:

   SEC Registration.................................................. $ 151,516
   Legal fees and expenses...........................................   600,000
   Accounting fees and expenses......................................   100,000
   Rating agency fees................................................   500,000
   Trustee's fees and expenses.......................................    30,000
   Printing..........................................................   200,000
   Miscellaneous.....................................................   700,000
                                                                      ---------
     Total........................................................... 2,281,516
                                                                      =========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Article Seventh of the Corporation's Certificate of Incorporation provides for indemnification of directors and officers of the Corporation against any and all liabilities, judgments, fines and reasonable settlements, costs, expenses and attorneys' fees incurred in any actual, threatened or potential proceeding, except to the extent that such indemnification is limited by Delaware law and such law cannot be varied by contract or bylaw. Article Seventh also provides for the authority to purchase insurance with respect thereto.

  Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation's Board of Directors to grant indemnity under certain circumstances to directors and officers, when made, or threatened to be made, parties to certain proceedings by reason of such status with the corporation, against judgments, fines, settlements and expenses, including attorneys' fees. In addition, under certain circumstances such persons may be indemnified against expenses actually and reasonably incurred in defense of a proceeding by or on behalf of the corporation. Similarly, the corporation, under certain circumstances, is authorized to indemnify directors and officers of other corporations or enterprises who are serving as such at the request of the corporation, when such persons are made, or threatened to be made, parties to certain proceedings by reason of such status, against judgments, fines, settlements and expenses, including attorneys' fees; and under certain circumstances, such persons may be indemnified against expenses actually and reasonably incurred in connection with the defense or settlement of a proceeding by or in the right of such other corporation or enterprise. Indemnification is permitted where such person (i) was acting in good faith;
(ii) was acting in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or other corporation or enterprise, as appropriate; (iii) with respect to a criminal proceeding, has no reasonable cause to believe his conduct was unlawful; and (iv) was not adjudged to be liable to the corporation or other corporation or enterprise (unless the court where the proceeding was brought determines that such person is fairly and reasonably entitled to indemnity).

  Unless ordered by a court, indemnification may be made only following a determination that such indemnification is permissible because the person being indemnified has met the requisite standard of conduct. Such determination may be made (i) by a majority vote of the Board of Directors of the Corporation who are not parties to such action, suit or proceeding, even though such directors constitute less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.

  Section 145 also permits expenses incurred by directors and officers in defending a proceeding to be paid by the corporation in advance of the final disposition of such proceedings upon the receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the corporation against such expenses.

ITEM 16. EXHIBITS.

        1 Underwriting Agreement.
      3.1 Certificate of Incorporation of Bay View Securitization Corporation.
      3.2 Bylaws of Bay View Securitization Corporation.*
      4.1 Form of Pooling and Servicing Agreement for Grantor Trusts including form of Certificates.
      4.2 Form of Standard Terms and Conditions of Bay View Grantor Trusts.
      4.3 Form of Pooling and Servicing Agreement for trusts other than Grantor
          Trusts, including form of Certificates.
      5.1 Opinion of Silver, Freedman & Taff, L.L.P. with respect to legality of the Certificates.
      5.2 Opinion of Robert J. Flax, Esq. with respect to legality of the Certificates.
        8 Opinion of Silver, Freedman & Taff, L.L.P. with respect to tax matters.
       10 Form of Purchase Agreement.
     23.1 Consent of Silver, Freedman & Taff, L.L.P. (included in Exhibit 5.1).
     23.2 Consent of Robert J. Flax, Esq. (included in Exhibit 5.2).
     23.3 Consent of Silver, Freedman & Taff, L.L.P. (included in Exhibit 8).
       24 Power of Attorney (set forth on signature page).*

--------

*  Previously filed.

ITEM 17. UNDERTAKINGS.

  The undersigned Registrant hereby undertakes as follows:

  (a) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (b) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (d) For purposes of determining any liability under the Securities Act, each filing of the Registrant's annual reports pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (e) To provide to the Underwriters at the closing specified in the Underwriting Agreements certificates in such denominations and registered in such names as required by the Underwriters to provide prompt delivery to each purchaser.

  (f) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (g) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (h) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3, AND REASONABLY BELIEVES THAT THE SECURITY RATING REQUIREMENT CONTAINED IN TRANSACTION REQUIREMENT B.5. OF FORM S-3 WILL BE MET BY THE TIME OF THE SALE OF THE SECURITIES REGISTERED HEREUNDER AND HAS DULY CAUSED THIS PRE-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF SAN MATEO, STATE OF CALIFORNIA, ON JANUARY 2, 1997.

                                          Bay View Securitization Corporation,
                                           a Delaware corporation, as
                                           Depositor (Registrant)

                                          By:   /s/ Edward H. Sondker*
                                              ---------------------------------
                                               EDWARD H. SONDKER, Director,
                                               President and Chief Executive
                                                          Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                      BAY VIEW SECURITIZATION CORPORATION

                                       Director and
     /s/ Edward H. Sondker*             President              January 2, 1997
-------------------------------------   (Principal
          EDWARD H. SONDKER             Executive Officer)

                                       Director and
    /s/ David A. Heaberlin*             Treasurer              January 2, 1997
-------------------------------------   (Principal
         DAVID A. HEABERLIN             Financial and
                                        Accounting Officer)

         /s/ Robert J. Flax            Director and
-------------------------------------   Corporate Secretary    January 2, 1997
           ROBERT J. FLAX

* By:

       /s/ Robert J. Flax              Attorney-in-fact
  ---------------------------------

         ROBERT J. FLAX

                                 EXHIBIT INDEX

 EXHIBIT NO.
 -----------
     1       Underwriting Agreement.
     3.1     Certificate of Incorporation of Bay View Securitization
             Corporation.
     3.2     Bylaws of Bay View Securitization Corporation.*
     4.1     Form of Pooling and Servicing Agreement for Grantor Trusts
             including form of Certificates.
     4.2     Form of Standard Terms and Conditions of Bay View Grantor Trusts.
     4.3     Form of Pooling and Servicing Agreement for trusts other than
             Grantor Trusts, including form of Certificates.
     5.1     Opinion of Silver, Freedman & Taff, L.L.P. with respect to legality of the Certificates.
     5.2     Opinion of Robert J. Flax, Esq. with respect to legality of the
             Certificates.
     8       Opinion of Silver, Freedman & Taff, L.L.P. with respect to tax matters.
    10       Form of Purchase Agreement.
    23.1     Consent of Silver, Freedman & Taff, L.L.P. (included in Exhibit
             5.1).
    23.2     Consent of Robert J. Flax, Esq. (included in Exhibit 5.2).
    23.3     Consent of Silver, Freedman & Taff, L.L.P. (included in Exhibit
             8).
    24       Power of Attorney.*

--------

* Previously Filed.